                                                                    EXHIBIT 10.1


                               CREDIT AGREEMENT

          CREDIT AGREEMENT dated as of July 26, 2000 among CFW COMMUNICATIONS COMPANY, a Virginia corporation (the "Borrower"), the other entities listed on the signature pages hereof as the Initial Subsidiary Guarantors, the banks, financial institutions and other institutional lenders listed on the signature pages hereof as the Initial Lenders (the "Initial Lenders"), the bank listed on the signature pages hereof as the Initial Issuing Bank (the "Initial Issuing Bank"), MORGAN STANLEY SENIOR FUNDING, INC. ("Morgan Stanley"), as lead arranger and sole book-runner (in such capacity, the "Lead Arranger"), FIRST UNION NATIONAL BANK, as syndication agent (together with any successor syndication agent appointed pursuant to Article VII, the "Syndication Agent"), SUNTRUST BANK, as documentation agent (together with any successor documentation agent appointed pursuant to Article VII, the "Documentation Agent"), MORGAN STANLEY & CO. INCORPORATED ("MS&Co."), as collateral agent (together with any successor collateral agent appointed pursuant to Article VII, the "Collateral Agent"), and MORGAN STANLEY, as administrative agent (together with any successor administrative agent appointed pursuant to Article VII, the "Administrative Agent" and, together with the Collateral Agent, the Syndication Agent and the Document Agent, the "Agents") for the Lender Parties (as hereinafter defined).

                            PRELIMINARY STATEMENTS:

          (1) Pursuant to an asset exchange agreement (the "Exchange Agreement") entered into by PrimeCo Personal Communications L.P. (the "Seller"), the Borrower and a wholly owned Subsidiary (as hereinafter defined) of the Borrower ("Acquisition Co."), Acquisition Co. will acquire the PCS assets in the Richmond-Norfolk Major Trading Area (the "Acquired Properties") of the Seller for an aggregate price not to exceed $505.75 million, subject to changes in working capital (the "Acquisition").

          (2) Simultaneously with the consummation of the Acquisition, the Borrower will consummate a recapitalization (the "Recapitalization") of Virginia PCS Alliance, L.C. (the "VA Alliance") and West Virginia PCS Alliance, L.C. (the "WV Alliance", and together with the VA Alliance, the "Alliances") so that each of the VA Alliance and the WV Alliance shall be funded by intercompany loans from the Borrower which shall be secured by all of the assets of such Alliance and a pledge of the membership interests in such Alliance.

          (3) The Borrower has requested that, immediately upon the consummation of the Acquisition, the Lender Parties lend to the Borrower up to $325 million
(i) to finance, in part, the Acquisition, (ii) to refinance certain existing debt of the Borrower and its Subsidiaries, (iii) to finance the Recapitalization, (iv) to pay transaction costs and expenses associated with the foregoing and (v) for working capital and other general corporate purposes of the Borrower and its Subsidiaries and the Alliances.

          (4) The Lender Parties have indicated their willingness to lend such amounts on the terms and conditions of this Agreement.

          NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

                                   ARTICLE I

                       DEFINITIONS AND ACCOUNTING TERMS

     Certain Defined Terms. As used in this Agreement, the following terms shall
     ---------------------
have the following meanings (such meanings to be equally applicable to both the singular and plural forms of the terms defined):

          "Acquired Properties" has the meaning specified in the Preliminary Statements.

          "Acquisition" has the meaning specified in the Preliminary Statements.

          "Acquisition Co." has the meaning specified in the Preliminary Statements.

          "Adjusted Net Income" means, for any period, the aggregate net income (or loss) (without duplication) of the Financial Covenants Parties for such period determined in conformity with GAAP, provided that the following items shall be excluded in computing Adjusted Net Income (without duplication):

          (5) the net income of any Person that is not a Subsidiary, except to the extent of the amount of dividends or other distributions actually paid to the Borrower or any of its Subsidiaries by such Person during such period;

          (6) the net income (or loss) of any Person (other than any of the Financial Covenants Parties) accrued prior to the date it becomes a Subsidiary or is merged into or consolidated with the Borrower or any of its Subsidiaries or all or substantially all of the property and assets of such Person are acquired by the Borrower or any of its Subsidiaries;

          (7) the net income of any Subsidiary to the extent that the declaration or payment of dividends or similar distributions by such Subsidiary of such net income is not at the time permitted by the operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to such Subsidiary;

          (8) any gains or losses (on an after-tax basis) attributable to any sale, transfer or other disposition of any asset (other than sales or other dispositions of inventory, receivables and other current assets); and

          (9) all extraordinary gains, extraordinary losses and unusual, infrequent or special non-recurring items.

          "Administrative Agent" has the meaning specified in the recital of parties to this Agreement.

          "Administrative Agent's Account" means the account of the Administrative Agent maintained by the Administrative Agent as the Administrative Agent shall specify in writing to the Lender Parties.

          "Advance" means a Tranche A Term Advance, a Tranche B Term Advance, a Tranche C Term Advance, a Working Capital Advance or a Letter of Credit Advance.

          "Affiliate" means, as to any Person, any other Person that, directly or indirectly, controls, is controlled by or is under common control with such Person or is a director or officer of such Person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a Person means the possession, direct or indirect, of the power to vote 5% or more of the Voting Interests of such Person or to direct or cause the direction of the management and policies of such Person, whether through the ownership of Voting Interests, by contract or otherwise.

          "Agents" has the meaning specified in the recital of parties to this Agreement.

          "Aggregate Credit Exposure" at any time means the sum of (i) the aggregate principal amount of Advances outstanding at such time, (ii) the aggregate Available Amount of all Letters of Credit outstanding at such time, (iii) the aggregate Unused Tranche A Term Commitments at such time,
     (iv) the aggregate Unused Working Capital Commitments at such time and (v) the aggregate Unused Tranche C Term Commitments at such time.- .

          "Aggregate Service Revenue" means, for any period, (without duplication) total revenues less revenues from equipment sales of the Financial Covenants Parties.

          "Agreement Value" means, for each Hedge Agreement, on any date of determination, an amount determined by the Administrative Agent equal to:
     (a) in the case of a Hedge Agreement documented pursuant to the Master Agreement (Multicurrency-Cross Border) published by the International Swap and Derivatives Association, Inc. (the "Master Agreement"), the amount, if any, that would be payable by any Loan Party or any of its Subsidiaries to its counterparty to such Hedge Agreement, as if (i) such Hedge Agreement was being terminated early on such date of determination, (ii) such Loan Party or Subsidiary was the sole "Affected Party", and (iii) the Administrative Agent was the sole party determining such payment amount (with the Administrative Agent making such determination pursuant to the provisions of the form of Master Agreement); or (b) in the case of a Hedge Agreement traded on an exchange, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent based on the settlement price of such Hedge Agreement on such date of determination; or (c) in all other cases, the mark-to-market value of such Hedge Agreement, which will be the unrealized loss on such Hedge Agreement to the Loan Party or Subsidiary of a Loan Party party to such Hedge Agreement determined by the Administrative Agent as the amount, if any, by which (i) the present value of the future cash flows to be paid by such Loan Party or

     Subsidiary exceeds (ii) the present value of the future cash flows to be received by such Loan Party or Subsidiary pursuant to such Hedge Agreement; capitalized terms used and not otherwise defined in this definition shall have the respective meanings set forth in the above described Master Agreement.

          "Alliance Guaranty" has the meaning specified in Section 3.01(a)(iii).

          "Alliance Notes" means all promissory notes relating to loans made by the Borrower to the Alliances and all other agreements and documents relating to such promissory notes, including , without limitation, the guaranties and pledge agreements of all members in each Alliance.

          "Alliances" has the meaning set forth in Preliminary Statements.

          "Applicable Lending Office" means, with respect to each Lender Party, such Lender Party's Domestic Lending Office in the case of a Base Rate Advance and such Lender Party's Eurodollar Lending Office in the case of a Eurodollar Rate Advance.

          "Applicable Margin" means at any time (x) in the case of the Tranche B Term Loan Facility, 4.00% per annum in the case of Eurodollar Rate Advances and 3.00% per annum in the case of Base Rate Advances, (y) in the case of the Tranche C Term Loan Facility, 2.75% per annum in the case of Eurodollar Rate Advances and 1.75% per annum in the case of Base Rate Advances and (z) in the case of the Tranche A Term Loan Facility and the Working Capital Facility, (i) for the first six months after the date hereof, 3.25% per annum in the case of Eurodollar Rate Advances and 2.25% per annum in the case of Base Rate Advances and (ii) thereafter, as determined by the Leverage Ratio as set forth below:

          -----------------------------------------------------------------
                                         Term A/            Term A/
                                         -------            -------
                                         Working            Working
                                         -------            -------
                                         Capital            Capital
                                         -------            -------
                                         Base Rate          Eurodollar
                                         Advances           Rate Advances
          -----------------------------------------------------------------
          Level I                          0.25%
          -------                                                1.25%
          less than 4.0: 1.0
          -----------------------------------------------------------------
          Level II                         0.75%
          --------                                               1.75%
          4.0: 1.0 or greater,
          but less than 5.0: 1.0
          -----------------------------------------------------------------
          Level III                        1.00%                 2.00%
          ---------
          5.0:1.0 or greater, but
          less than 6.0:1.0
          -----------------------------------------------------------------
          Level IV                         1.25%                 2.25%
          --------
          6.0:1.0 or greater, but
          less than 7.0:1.0
          -----------------------------------------------------------------
          Level V                          1.50%                 2.50%
          -------
          7.0:1.0 or greater, but
          less than 8.0 :1.0
          -----------------------------------------------------------------

          -----------------------------------------------------------------
          Level VI                         1.75%                 2.75%
          --------
          8.0:1.0 or greater, but
          less than 9.0:1.0
          -----------------------------------------------------------------
          Level VII                        2.00%                 3.00%
          ---------
          9.0:1 or greater, but
          less than 10.0:1.0
          -----------------------------------------------------------------
          Level VIII                       2.25%                 3.25%
          ----------
          Greater than
          10.0:1.0
          -----------------------------------------------------------------

     The Applicable Margin for each Base Rate Advance shall be determined by reference to the ratio in effect from time to time and the Applicable Margin for each Eurodollar Rate Advance shall be determined by reference to the ratio in effect on the first day of each Interest Period for such Advance; provided, however, that (A) no change in the Applicable Margin shall be effective until three Business Days after the date on which the Administrative Agent receives the financial statements required to be delivered pursuant to Section 5.03(b) or (c), as the case may be, and a certificate of the Chief Financial Officer of the Borrower demonstrating such ratio and (B) the Applicable Margin shall be at Level VIII for so long as the Borrower has not submitted to the Administrative Agent the information described in clause (A) of this proviso as and when required under Section 5.03(b) or (c), as the case may be.

          "Applicable Percentage" means with respect to the Tranche A Term Facility, the Tranche C Term Facility or the Working Capital Facility, (i) any time that the aggregate Advances then outstanding under such Facility equal or exceed 66% of such Facility, 0.50% per annum, (ii) any time that the aggregate Advances then outstanding under such Facility are less than 66% of such Facility but greater than or equal to 33% of such Facility, 0.625% per annum, and (iii) any other time, 0.75% per annum.

          "Appropriate Lender" means, at any time, with respect to (a) any of the Tranche A Term, Tranche B Term, Tranche C Term or Working Capital Facilities, a Lender that has a Commitment with respect to such Facility at such time, and (b) the Letter of Credit Facility, (i) the Issuing Bank and
     (ii) if the other Working Capital Lenders have made Letter of Credit Advances pursuant to Section 2.03(c) that are outstanding at such time, each such other Working Capital Lender.

          "Approved Fund" means, with respect to any Lender that is a fund that invests in bank loans, any other fund that invests in bank loans and is advised or managed by the same investment advisor as such Lender or by an Affiliate of such investment advisor.

          "Assignment and Acceptance" means an assignment and acceptance in substantially the form of Exhibit C hereto entered into by a Lender Party and an Eligible Assignee, and accepted by the Administrative Agent, in accordance with Section 9.07.

          "Available Amount" of any Letter of Credit means, at any time, the maximum amount available to be drawn under such Letter of Credit at such time (assuming compliance at such time with all conditions to drawing).

          "Bankruptcy Law" means any proceeding of the type referred to in
     Section 6.01(f) or Title 11, U.S. Code, or any similar foreign, federal or state law for the relief of debtors.

          "Base Rate" means a fluctuating interest rate per annum in effect from time to time, which rate per annum shall at all times be equal to the higher of:

                    (a) the rate of interest announced publicly by Citibank, N.A. in New York, New York, from time to time, as Citibank N.A.'s prime or base commercial lending rate (or if not available the prime or base commercial lending rate of another money center bank, as acceptable to the Administrative Agent); and

                    (b) 1/2 of 1% per annum above the Federal Funds Rate.

          "Base Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(i).

          "Borrower" has the meaning specified in the recital of parties to this Agreement.

          "Borrower's Account" means the account of the Borrower as the Borrower shall specify in writing to the Administrative Agent.

          "Borrowing" means a Tranche A Term Borrowing, a Tranche B Term Borrowing, a Tranche C Term Borrowing or a Working Capital Borrowing.

          "Business Day" means a day of the year on which banks are not required or authorized by law to close in New York City and, if the applicable Business Day relates to any Eurodollar Rate Advances, on which dealings are carried on in the London interbank market.

          "Capital Expenditures" means, for any Person for any period, the sum of, without duplication, (a) all expenditures made, directly or indirectly, by such Person or any of its Subsidiaries during such period for equipment, fixed assets, real property or improvements, or for replacements or substitutions therefor or additions thereto, that have been or should be, in accordance with GAAP, reflected as additions to property, plant or equipment on a Consolidated balance sheet of such Person or have a useful life of more than one year plus (b) the aggregate principal amount of all Debt (including Obligations under Capitalized Leases) assumed or incurred in connection with any such expenditures. For purposes of this definition, the purchase price of equipment that is purchased simultaneously with the trade-in of existing equipment or with insurance proceeds shall be included in Capital Expenditures only to the extent of the gross amount of such purchase price less the credit granted by the seller of such equipment for the equipment being traded in at such time or the amount of such proceeds, as the case may be.

          "Capitalized Leases" means all leases that have been or should be, in accordance with GAAP, recorded as capitalized leases.

          "Carryover Amount" has the meaning specified in Section 5.02 (p).

          "Cash Collateral Account" has the meaning specified in the Security Agreement.

          "Cash Equivalents" means any of the following, to the extent owned by the Borrower or any of its Subsidiaries free and clear of all Liens other than Liens created under the Collateral Documents and having a maturity of not greater than 180 days from the date of acquisition thereof: (a) readily marketable direct obligations of the Government of the United States or any agency or instrumentality thereof or obligations unconditionally guaranteed by the full faith and credit of the Government of the United States, (b) insured certificates of deposit of or time deposits with any commercial bank that is a Lender Party or a member of the Federal Reserve System, issues (or the parent of which issues) commercial paper rated as described in clause (c) below, is organized under the laws of the United States or any State thereof and has combined capital and surplus of at least $1 billion or (c) commercial paper in an aggregate amount of no more than $2 million per issuer outstanding at any time, issued by any corporation organized under the laws of any State of the United States and rated at least "Prime-1" (or the then equivalent grade) by Moody's Investors Service, Inc. or "A-1" (or the then equivalent grade) by Standard & Poor's, a division of The McGraw-Hill Companies, Inc.

          "Cash Interest Expense" means, for any period, (a) Interest Expense for such period, minus (b) the aggregate amount of pay-in-kind, accreted or other Interest Expense for such period not involving any payment in cash for such period.

          "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

          "CERCLIS" means the Comprehensive Environmental Response, Compensation and Liability Information System maintained by the U.S. Environmental Protection Agency.

          "Change of Control" means the occurrence of any of the following: (a) any Person or two or more Persons acting in concert other than the Equity Investors shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the Securities Exchange Act of 1934), directly or indirectly, of Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of the Borrower; or (b) during any period of up to 24 consecutive months, commencing before or after the date of this Agreement, individuals who at the beginning of such 24-month period were directors of the Borrower shall cease for any reason to constitute a majority of the board of directors of the Borrower; or (c) any Person or two or more Persons acting in concert other than the Equity Investors shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of control over Voting Interests of the Borrower (or other securities convertible into such Voting Interests) representing 30% or more of the combined voting power of all Voting Interests of the Borrower.

          "Collateral" means all "Collateral" referred to in the Collateral Documents and all other property that is subject to any Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Collateral Agent" has the meaning specified in the recital of parties to this Agreement.

          "Collateral Documents" means the Security Agreement, the Mortgages, and any other agreement that creates or purports to create a Lien in favor of the Collateral Agent for the benefit of the Secured Parties.

          "Commitment" means a Tranche A Term Commitment, a Tranche B Term Commitment, a Tranche C Term Commitment, a Working Capital Commitment or a Letter of Credit Commitment.

          "Communications Act" means the Communications Act of 1934, and any similar or successor federal statute, and the rules and regulations and published policies of the FCC thereunder, all as amended and as the same may be in effect from time to time.

          "Confidential Information" means information that any Loan Party furnishes to any Agent or any Lender Party in a writing designated as confidential, but does not include any such information that is or becomes generally available to the public other than as a result of a breach by such Agent or any Lender Party of its obligations hereunder or that is or becomes available to such Agent or such Lender Party from a source other than the Loan Parties that is not, to the best of such Agent's or such Lender Party's knowledge, acting in violation of a confidentiality agreement with a Loan Party.

          "Consolidated" refers to the consolidation of accounts in accordance with GAAP.

          "Contingent Obligation" means, with respect to any Person, any Obligation or arrangement of such Person to guarantee or intended to guarantee any Debt, leases, dividends or other payment Obligations ("primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, (a) the direct or indirect guarantee, endorsement (other than for collection or deposit in the ordinary course of business), co-making, discounting with recourse or sale with recourse by such Person of the Obligation of a primary obligor, (b) the Obligation to make take-or-pay or similar payments, if required regardless of nonperformance by any other party or parties to an agreement or (c) any Obligation of such Person, whether or not contingent, (i) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (ii) to advance or supply funds (A) for the purchase or payment of any such primary obligation or (B) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor,
     (iii) to purchase property, assets, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (iv) otherwise to assure or hold harmless the holder of such primary obligation against loss in respect thereof. The amount of any Contingent Obligation shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such Contingent Obligation is made (or, if less, the maximum amount of such primary obligation for which such Person may be liable pursuant to the terms of the instrument evidencing such Contingent Obligation) or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof (assuming such Person is required to perform thereunder), as determined by such Person in good faith.

          "Conversion", "Convert" and "Converted" each refer to a conversion of Advances of one Type into Advances of the other Type pursuant to Section
     2.09 or 2.10.

          "Current Assets" of any Person means all assets of such Person that would, in accordance with GAAP, be classified as current assets of a company conducting a business the same as or similar to that of such Person, after deducting adequate reserves in each case in which a reserve is proper in accordance with GAAP.

          "Current Liabilities" of any Person means (a) all Debt of such Person except Funded Debt, (b) all amounts of Funded Debt of such Person required to be paid or prepaid within one year after such date and (c) all other items (including taxes accrued as estimated) that in accordance with GAAP would be classified as current liabilities of such Person.

          "Debt" of any Person means, without duplication for purposes of calculating financial ratios, (a) all indebtedness of such Person for borrowed money, (b) all Obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person's business), (c) all Obligations of such Person evidenced by notes, bonds, debentures or other similar instruments, (d) all Obligations of such Person created or arising under any conditional sale or other title retention agreement with respect to property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (e) all Obligations of such Person as lessee under Capitalized Leases, (f) all Obligations of such Person under acceptance, letter of credit or similar facilities, (g) all Obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any Equity Interests in such Person or any other Person, valued, in the case of Redeemable Preferred Interests, at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (h) all Obligations of such Person in respect of Hedge Agreements, valued at the Agreement Value thereof, (i) all Contingent Obligations of such Person and (j) all indebtedness and other payment Obligations referred to in clauses (a) through (i) above of another Person secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any Lien on property (including, without limitation, accounts and contract rights) owned by such Person, even though such Person has not assumed or become liable for the payment of such indebtedness or other payment Obligations.

          "Debt for Borrowed Money" of any Person means all items that, in accordance with GAAP, would be classified as indebtedness on a Consolidated balance sheet of such Person.

          "Debt Service" means, for any period, the sum of (a) Cash Interest Expense for such period plus (b) scheduled principal amortization of Debt for Borrowed Money for such period.

          "Default" means any Event of Default or any event that would constitute an Event of Default but for the requirement that notice be given or time elapse or both.

          "Defaulted Advance" means, with respect to any Lender Party at any time, the portion of any Advance required to be made by such Lender Party to the Borrower pursuant to Section 2.01 or 2.02 at or prior to such time that has not been made by such Lender Party or by the Administrative Agent for the account of such Lender Party pursuant to Section 2.02(d) as of such time. In the event that a portion of a Defaulted Advance shall be deemed made pursuant to Section 2.15(a), the remaining portion of such Defaulted Advance shall be considered a Defaulted Advance originally required to be made pursuant to Section 2.01 on the same date as the Defaulted Advance so deemed made in part.

          "Defaulted Amount" means, with respect to any Lender Party at any time, any amount required to be paid by such Lender Party to any Agent or any other Lender Party hereunder or under any other Loan Document at or prior to such time that has not been so paid as of such time, including, without limitation, any amount required to be paid by such Lender Party to
     (a) the Issuing Bank pursuant to Section 2.03(c) to purchase a portion of a Letter of Credit Advance made by such Issuing Bank, (b) the Administrative Agent pursuant to Section 2.02(d) to reimburse the Administrative Agent for the amount of any Advance made by the Administrative Agent for the account of such Lender Party, (c) any other Lender Party pursuant to Section 2.13 to purchase any participation in Advances owing to such other Lender Party and (d) any Agent or Issuing Bank pursuant to Section 7.05 to reimburse such Agent or such Issuing Bank for such Lender Party's ratable share of any amount required to be paid by the Lender Parties to such Agent or such Issuing Bank as provided therein. In the event that a portion of a Defaulted Amount shall be deemed paid pursuant to Section 2.15(b), the remaining portion of such Defaulted Amount shall be considered a Defaulted Amount originally required to be paid hereunder or under any other Loan Document on the same date as the Defaulted Amount so deemed paid in part.

          "Defaulting Lender" means, at any time, any Lender Party that, at such time, (a) owes a Defaulted Advance or a Defaulted Amount or (b) shall take any action or be the subject of any action or proceeding of a type described in Section 6.01(f).

          "Documentation Agent" has the meaning specified in the recital of parties to this Agreement.

          "Domestic Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Domestic Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party, as the case may be, or such other office of such Lender Party as such

     Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "EBITDA" means, for any period, Consolidated Adjusted Net Income plus, to the extent deducted in computing such Consolidated Adjusted Net Income, the sum of (a) income or franchise tax expense for such period, (b) Consolidated Interest Expense, (c) depreciation and amortization expense and (d) any non-cash charges or non-cash losses, minus, to the extent added in computing such Consolidated Net Income, (i) any non-cash gains or other non-cash items and (ii) any income tax credits, all as determined on a Consolidated basis with respect to the Financial Covenants Parties in accordance with GAAP; provided that, if any Subsidiary of a Financial Covenants Party (other than another Financial Covenants Party) is not a wholly owned Subsidiary of such Financial Covenants Party, EBITDA shall be reduced (to the extent not otherwise reduced in accordance with GAAP) by an amount equal to (A) the amount of Consolidated Adjusted Net Income attributable to such Subsidiary multiplied by (B) the percentage ownership interest in the income of such Subsidiary not owned on the last day of such period by such Financial Covenants Party.

          "Effective Date" means the first date on which the conditions set forth in Article III shall have been satisfied.

          "Eligible Assignee" means any commercial bank or financial institution, a finance company, insurance company, cooperative association or fund (whether a corporation, a partnership, trust or other entity) that is engaged in making, purchasing or otherwise investing in commercial loans in the ordinary course of business as approved by the Administrative Agent and (so long as no Event of Default has occurred and is continuing at the time of such assignment pursuant to Section 9.07) by the Borrower (such approvals not to be unreasonably withheld or delayed); provided, however, that neither any Loan Party nor any affiliate of a Loan Party shall qualify as an Eligible Assignee under this definition.

          "Environmental Action" means any action, suit, demand, demand letter, claim, notice of non-compliance or violation, notice of liability or potential liability, investigation, proceeding, consent order or consent agreement relating in any way to any Environmental Law, any Environmental Permit or Hazardous Material or arising from alleged injury or threat to health, safety or the environment, including, without limitation, (a) by any governmental or regulatory authority for enforcement, cleanup, removal, response, remedial or other actions or damages and (b) by any governmental or regulatory authority or third party for damages, contribution, indemnification, cost recovery, compensation or injunctive relief.

          "Environmental Law" means any Federal, state, local statute, law, ordinance, rule, regulation, code, order, writ, judgment, injunction, decree or judicial or agency interpretation, policy or guidance relating to pollution or protection of the environment, health, safety or natural resources, including, without limitation, those relating to the use, handling, transportation, treatment, storage, disposal, release or discharge of Hazardous Materials.

          "Environmental Permit" means any permit, approval, license or other authorization required under any Environmental Law.

          "Equity Contribution" means the preferred equity cash contribution made on the date hereof to the Borrower by the Equity Investors.

          "Equity Interests" means, with respect to any Person, shares of capital stock of (or other ownership or profit interests in) such Person, warrants, options or other rights for the purchase or other acquisition from such Person of shares of capital stock of (or other ownership or profit interests in) such Person, securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) such Person or warrants, rights or options for the purchase or other acquisition from such Person of such shares (or such other interests), and other ownership or profit interests in such Person (including, without limitation, partnership, member or trust interests therein), whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

          "Equity Investors" means, collectively, WCA&S and MS&Co. and its Affiliates.

          "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "ERISA Affiliate" means any Person that for purposes of Title IV of ERISA is a member of the controlled group of any Loan Party, or under common control with any Loan Party, within the meaning of Section 414 of the Internal Revenue Code.

          "ERISA Event" means (a)(i) the occurrence of a reportable event, within the meaning of Section 4043 of ERISA, with respect to any Plan unless the 30-day notice requirement with respect to such event has been waived by the PBGC or (ii) the requirements of Section 4043(b) of ERISA apply with respect to a contributing sponsor, as defined in Section 4001(a)(13) of ERISA, of a Plan, and an event described in paragraph (9),
     (10), (11), (12) or (13) of Section 4043(c) of ERISA is reasonably expected to occur with respect to such Plan within the following 30 days; (b) the application for a minimum funding waiver with respect to a Plan; (c) the provision by the administrator of any Plan of a notice of intent to terminate such Plan, pursuant to Section 4041(a)(2) of ERISA (including any such notice with respect to a plan amendment referred to in Section 4041(e) of ERISA); (d) the cessation of operations at a facility of any Loan Party or any ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; (e) the withdrawal by any Loan Party or any ERISA Affiliate from a Multiple Employer Plan during a plan year for which it was a substantial employer, as defined in Section 4001(a)(2) of ERISA; (f) the conditions for imposition of a lien under Section 302(f) of ERISA shall have been met with respect to any Plan; (g) the adoption of an amendment to a Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA; or
     (h) the institution by the PBGC of proceedings to terminate a Plan pursuant to Section 4042 of ERISA, or the occurrence of any event or condition described in Section 4042 of ERISA that constitutes grounds for the termination of, or the appointment of a trustee to administer, such Plan.

          "Eurocurrency Liabilities" has the meaning specified in Regulation D of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Eurodollar Lending Office" means, with respect to any Lender Party, the office of such Lender Party specified as its "Eurodollar Lending Office" opposite its name on Schedule I hereto or in the Assignment and Acceptance pursuant to which it became a Lender Party (or, if no such office is specified, its Domestic Lending Office), or such other office of such Lender Party as such Lender Party may from time to time specify to the Borrower and the Administrative Agent.

          "Eurodollar Rate" means, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, an interest rate per annum equal to the rate per annum obtained by dividing (a) the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at 11:00 A.M. (London time) two Business Days before the first day of such Interest Period for a period equal to such Interest Period in an amount comparable to such Borrowing (provided that, if for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars in an amount comparable to such Borrowing at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates) by (b) a percentage equal to 100% minus the Eurodollar Rate Reserve Percentage for such Interest Period.

          "Eurodollar Rate Advance" means an Advance that bears interest as provided in Section 2.07(a)(ii).

          "Eurodollar Rate Reserve Percentage" for any Interest Period for all Eurodollar Rate Advances comprising part of the same Borrowing means the reserve percentage applicable two Business Days before the first day of such Interest Period under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) for determining the maximum reserve requirement (including, without limitation, any emergency, supplemental or other marginal reserve requirement) for a member bank of the Federal Reserve System in New York City with respect to liabilities or assets consisting of or including Eurocurrency Liabilities (or with respect to any other category of liabilities that includes deposits by reference to which the interest rate on Eurodollar Rate Advances is determined) having a term equal to such Interest Period.

          "Events of Default" has the meaning specified in Section 6.01.

          "Excess Amount" has the meaning specified in Section 5.02 (p).

          "Excess Cash Flow" means, for any period,

          (a)  the sum of

               (i) Consolidated Net Income of the Borrower and its Subsidiaries for such period plus

               (ii) the aggregate amount of all non-cash charges deducted in arriving at such Consolidated Net Income plus

               (iii) if there was a net increase in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

               (iv) if there was a net decrease in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net decrease less

          (b)  the sum of:

               (i) the aggregate amount of all non-cash credits included in arriving at such Consolidated Net Income plus

               (ii) if there was a net decrease in Consolidated Current Liabilities of the Borrower and its Subsidiaries during such period, the amount of such net decrease plus

               (iii) if there was a net increase in Consolidated Current Assets (excluding cash and Cash Equivalents) of the Borrower and its Subsidiaries during such period, the amount of such net increase plus

               (iv) the aggregate amount of Capital Expenditures of the Borrower and its Subsidiaries paid in cash during such period to the extent permitted by Section 5.02(p) of this Agreement plus

               (v) the aggregate amount of all regularly scheduled principal payments of Funded Debt made during such period plus

               (vi) the aggregate principal amount of all optional prepayments of Term Advances made during such period pursuant to section 2.06(a) plus

               (vii) the aggregate principal amount of all mandatory prepayments of Term Advances made during such period pursuant to
          Section 2.06(b)(ii)(A) and (D) to the extent, and only to the extent, that the related Net Cash Proceeds for such mandatory prepayment was taken into account in determining Consolidated Net Income of the Borrower and its Subsidiaries for such period.

          "Exchange Agreement" has the meaning specified in the Preliminary Statements.

          "Existing Debt" means Debt of each Loan Party and its Subsidiaries and the Alliances outstanding immediately before giving effect to the consummation of the Acquisition.

          "Extraordinary Receipt" means any cash received by or paid to or for the account of any Person not in the ordinary course of business, including, without limitation, tax refunds, pension plan reversions, proceeds of insurance (other than proceeds of business interruption insurance to the extent such proceeds constitute compensation for lost earnings), condemnation awards (and payments in lieu thereof), indemnity payments and any purchase price adjustment received in connection with any purchase agreement; provided, however, that an Extraordinary Receipt shall not include cash receipts received from proceeds of insurance, condemnation awards (or payments in lieu thereof) or indemnity payments to the extent that such proceeds, awards or payments (A) in respect of loss or damage to equipment, fixed assets or real property are applied (or in respect of which expenditures were previously incurred) to replace or repair the equipment, fixed assets or real property in respect of which such proceeds were received in accordance with the terms of the Loan Documents, so long as such application is made within 12 months after the occurrence of such damage or loss or (B) are received by any Person in respect of any third party claim against such Person and applied to pay (or to reimburse such Person for its prior payment of) such claim and the costs and expenses of such Person with respect thereto.

          "Facility" means the Tranche A Term Facility, the Tranche B Term Facility, the Tranche C Term Facility, the Working Capital Facility or the Letter of Credit Facility.

          "FCC" means the Federal Communications Commission or any other similar successor agency of the Federal government administering the Communications Act.

          "Federal Funds Rate" means, for any period, a fluctuating interest rate per annum equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by it.

          "Fee Letter" means the fee letter dated May 17, 2000 between the Borrower and the Lead Arranger, as amended.

          "Financial Covenants Parties" means (x) prior to the R&B Acquisition Date, the Borrower and its Subsidiaries and each Alliance and its respective Subsidiaries and (y) after the R&B Acquisition Date, the Borrower and its Subsidiaries (provided, that (i) each financial covenant for the first four fiscal quarters shall be calculated on a pro forma basis as if the Acquisition shall have occurred at the beginning of such period and (ii) on and after the R&B Acquisition Date, each financial covenant for the first four fiscal quarters after the R&B Acquisition Date shall be calculated on a pro forma basis as if R&B had been acquired by the Borrower at the beginning of such period).

          "Fiscal Year" means a fiscal year of the Borrower and its Consolidated Subsidiaries ending on December 31 in any calendar year.

          "Fixed Charge Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) Debt Service, in each case, of the Financial Covenants Parties (on a Consolidated basis and without duplication) during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

          "Funded Debt" of any Person means Debt in respect of the Advances, in the case of the Borrower, and all other Debt of such Person that by its terms matures more than one year after the date of determination or matures within one year from such date but is renewable or extendible, at the option of such Person, to a date more than one year after such date or arises under a revolving credit or similar agreement that obligates the lender or lenders to extend credit during a period of more than one year after such date, including, without limitation, all amounts of Funded Debt of such Person required to be paid or prepaid within one year after the date of determination.

          "GAAP" has the meaning specified in Section 1.03.

          "Guaranteed Obligations" has the meaning specified in Section 8.01.

          "Guaranties" means the Alliance Guaranty and the Subsidiary Guaranty.

          "Guarantors" means the Alliances and the Subsidiary Guarantors.

          "Guaranty Supplement" has the meaning specified in Section 8.05.

          "Hazardous Materials" means (a) petroleum or petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and radon gas and (b) any other chemicals, materials or substances designated, classified or regulated as hazardous or toxic or as a pollutant or contaminant under any Environmental Law.

          "Hedge Agreements" means interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other hedging agreements.

          "Hedge Bank" means any Lender Party or an Affiliate of a Lender Party in its capacity as a party to a Secured Hedge Agreement.

          "Indemnified Party" has the meaning specified in Section 9.04(b).

          "Information Memorandum" means the information memorandum dated June 22, 2000 used by the Lead Arranger in connection with the syndication of the Commitments.

          "Initial Extension of Credit" means the earlier to occur of the initial Borrowing and the initial issuance of a Letter of Credit hereunder.

          "Initial Issuing Bank" has the meaning specified in the recital of parties to this Agreement.

          "Initial Lenders" has the meaning specified in the recital of parties to this Agreement.

          "Insufficiency" means, with respect to any Plan, the amount, if any, of its unfunded benefit liabilities, as defined in Section 4001(a)(18) of ERISA.

          "Interest Coverage Ratio" means, at any date of determination, the ratio of (a) Consolidated EBITDA to (b) Cash Interest Expense, in each case, of or by the Financial Covenants Parties (without duplication) during the four consecutive fiscal quarters most recently ended for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be.

          "Interest Expense" means, for any period, the interest expense of the Financial Covenants Parties (without duplication) for such period determined on a Consolidated basis in accordance with GAAP, including but not limited to the portion of any payments or accruals with respect to Capitalized Leases that are allocable to interest expense.

          "Interest Period" means, for each Eurodollar Rate Advance comprising part of the same Borrowing, the period commencing on the date of such Eurodollar Rate Advance or the date of the Conversion of any Base Rate Advance into such Eurodollar Rate Advance, and ending on the last day of the period selected by the Borrower pursuant to the provisions below and, thereafter, each subsequent period commencing on the last day of the immediately preceding Interest Period and ending on the last day of the period selected by the Borrower pursuant to the provisions below. The duration of each such Interest Period shall be one, two, three or six months, as the Borrower may, upon notice received by the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the first day of such Interest Period, select; provided, however, that:

                    (c) the Borrower may not select any Interest Period with respect to any Eurodollar Rate Advance under a Facility that ends after any principal repayment installment date for such Facility unless, after giving effect to such selection, the aggregate principal amount of Base Rate Advances and of Eurodollar Rate Advances having Interest Periods that end on or prior to such principal repayment installment date for such Facility shall be at least equal to the aggregate principal amount of Advances under such Facility due and payable on or prior to such date;

                    (d) Interest Periods commencing on the same date for Eurodollar Rate Advances comprising part of the same Borrowing shall be of the same duration;

                    (e) whenever the last day of any Interest Period would otherwise occur on a day other than a Business Day, the last day of such Interest Period shall be extended to occur on the next succeeding Business Day, provided, however, that, if such extension would cause the last day of such Interest Period to occur in the next following calendar month, the last day of such Interest Period shall occur on the next preceding Business Day;

                    (f) whenever the first day of any Interest Period occurs on a day of an initial calendar month for which there is no numerically corresponding day in the calendar month that succeeds such initial calendar month by the number of months equal to the number of months in such Interest Period, such Interest Period shall end on the last Business Day of such succeeding calendar month; and

                    (g) until the Syndication Date, Interest Periods of one week shall be available, provided that the Borrower shall reimburse the Lender Parties for any funding losses resulting from the consummation of the primary syndication on a day other than the last day of an Interest Period for any Advances.

          "Internal Revenue Code" means the Internal Revenue Code of 1986, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

          "Inventory" means all Inventory referred to in Section 1(b) of the Security Agreement.

          "Investment" in any Person means any loan or advance to such Person, any purchase or other acquisition of any Equity Interests or Debt or the assets comprising a division or business unit or a substantial part or all of the business of such Person, any capital contribution to such Person or any other direct or indirect investment in such Person, including, without limitation, any acquisition by way of a merger or consolidation and any arrangement pursuant to which the investor incurs Debt of the types referred to in clause (i) or (j) of the definition of "Debt" in respect of such Person.

          "Issuing Bank" means the Initial Issuing Bank and any Eligible Assignee to which the Letter of Credit Commitment hereunder has been assigned pursuant to Section 9.07 so long as such Eligible Assignee expressly agrees to perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as the Issuing Bank and notifies the Administrative Agent of its Applicable Lending Office and the amount of its Letter of Credit Commitment (which information shall be recorded by the Administrative Agent in the Register).

          "L/C Cash Collateral Account" has the meaning specified in the Security Agreement.

          "L/C Related Documents" has the meaning specified in Section 2.04(e)(ii).

          "Lead Arranger" has the meaning specified in the recital of parties to this Agreement.

          "Lender Party" means any Lender and the Issuing Bank.

          "Lenders" means the Initial Lenders and each Person that shall become a Lender hereunder pursuant to Section 9.07 for so long as such Initial Lender or Person, as the case may be, shall be a party to this Agreement.

          "Letter of Credit Advance" means an advance made by the Issuing Bank or any Working Capital Lender pursuant to Section 2.03(c).

          "Letter of Credit Agreement" has the meaning specified in Section 2.03(a).

          "Letter of Credit Commitment" means, with respect to the Issuing Bank, at any time, the amount set forth opposite the Issuing Bank's name on
     Schedule I hereto under the caption "Letter of Credit Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letter of Credit Facility" means, at any time, an amount equal to the amount of the Issuing Bank's Letter of Credit Commitment at such time, as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Letters of Credit" has the meaning specified in Section 2.01(e).

          "Leverage Ratio" means, at any date of determination, the ratio of Consolidated Debt for Borrowed Money of the Financial Covenants Parties (without duplication) as at the end of the most recently ended fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to Section 5.03(b) or (c), as the case may be, to Consolidated EBITDA of the Financial Covenants Parties (without duplication) for the four fiscal quarter period ending at the end of such fiscal quarter.

          "License" means any broadband personal communications services license or cellular license issued by the FCC in connection with the operation of a System.

          "Lien" means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.

          "Loan Documents" means (a) for purposes of this Agreement and the Notes and any amendment, supplement or modification hereof or thereof, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement and (b) for purposes of the Guaranties and the Collateral Documents and for all other purposes other than for purposes of this Agreement and the

     Notes, (i) this Agreement, (ii) the Notes, (iii) the Guaranties, (iv) the Collateral Documents, (v) the Fee Letter, (vi) each Letter of Credit Agreement, and (vi) each Secured Hedge Agreement, in each case as amended.

          "Loan Parties" means the Borrower and the Guarantors.

          "Loan Year" means each 365 (or 366, as applicable) day period following the date hereof.

          "Margin Stock" has the meaning specified in Regulation U.

          "Material Adverse Change" means any material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Borrower and its Subsidiaries, taken as a whole.

          "Material Adverse Effect" means a material adverse effect on (a) the business, condition (financial or otherwise), operations, performance or properties of the Borrowers and its Subsidiaries, taken as a whole, (b) the rights and remedies of any Agent or any Lender Party under any Transaction Document or (c) the ability of any Loan Party to perform its Obligations under any Transaction Document to which it is or is to be a party.

          "Material Contract" means, with respect to any Person, each contract to which such Person is a party involving aggregate consideration payable to or by such Person of $2 million or more in any year or otherwise material to the business, condition (financial or otherwise), operations, performance or properties of such Person.

          "Mortgage Policies" has the meaning specified in Section 5.01(q)(B).

          "Mortgages" has the meaning specified in Section 5.01(q).

          "Multiemployer Plan" means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate is making or accruing an obligation to make contributions, or has within any of the preceding five plan years made or accrued an obligation to make contributions.

          "Multiple Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and at least one Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4064 or 4069 of ERISA in the event such plan has been or were to be terminated.

          "Net Cash Proceeds" means, with respect to any sale, lease, transfer or other disposition of any asset or the incurrence or issuance of any Debt or the sale or issuance of any Equity Interests (including, without limitation, any capital contribution) by any Person, or any Extraordinary Receipt received by or paid to or for the account of any Person, the aggregate amount of cash received from time to time (whether as initial consideration or through payment or disposition of deferred consideration) by or on behalf of such Person in connection with such transaction after deducting therefrom only (without duplication) (a) reasonable and customary brokerage commissions, underwriting fees and discounts, legal fees, finder's fees and other similar fees and commissions, (b) the amount of taxes payable in connection with or as a result of such transaction and (c) the amount of any Debt secured by a Lien on such asset that, by the terms of the agreement or instrument governing such Debt, is required to be repaid upon such disposition, in each case to the extent, but only to the extent, that the amounts so deducted are, at the time of receipt of such cash, actually paid to a Person that is not an Affiliate of such Person or any Loan Party or any Affiliate of any Loan Party and are properly attributable to such transaction or to the asset that is the subject thereof; provided, however, that in the case of taxes that are deductible under clause (b) above but for the fact that, at the time of receipt of such cash, such taxes have not been actually paid or are not then payable, such Loan Party or such Subsidiary may deduct an amount (the "Reserved Amount") equal to the amount reserved in accordance with GAAP for such Loan Party's or such Subsidiary's reasonable estimate of such taxes, other than taxes for which such Loan Party or such Subsidiary is indemnified; provided further, however, that, at the time such taxes are paid, an amount equal to the amount, if any, by which the Reserved Amount for such taxes exceeds the amount of such taxes actually paid shall constitute "Net Cash Proceeds" of the type for which such taxes were reserved for all purposes hereunder; provided further that Net Cash Proceeds shall not include any such cash receipts to the extent such cash receipts are reinvested in the business of the Borrower and its Subsidiaries within 12 months following the date of receipt.

          "Net Income" means, for any period, net income or loss of the Borrower and the Subsidiaries for such period determined on a consolidated basis in accordance with GAAP, provided that there shall be excluded (a) the income of any Person in which any other Person (other than the Borrower or any of the Subsidiaries or any director holding qualifying shares in compliance with applicable law) has a joint interest, except to the extent of the amount of dividends or other distributions (i) that the Borrower or any of the Subsidiaries has the power to cause such Person to make to the Borrower or any Subsidiary during such period and such dividend or other distribution is not prohibited by the terms of any agreement binding upon such Person or otherwise or (ii) that, to the extent not already included in Consolidated Net Income for any period pursuant to clause (i) above, were actually paid to the Borrower or any of the Subsidiaries by such Person during such period, (b) any after tax gains or losses attributable to sales of assets out of the ordinary course of business and (c) (to the extent not included in clause (a) or (b) above) any extraordinary gains or extraordinary losses.

          "Note" means a Tranche A Term Note, a Tranche B Term Note, a Tranche C Term Note or a Working Capital Note.

          "Notice of Borrowing" has the meaning specified in Section 2.02(a).

          "Notice of Issuance" has the meaning specified in Section 2.03(a).

          "Notice of Renewal" has the meaning specified in Section 2.01(e).

          "Notice of Termination" has the meaning specified in Section 2.01(e).

          "NPL" means the National Priorities List under CERCLA.

          "Obligation" means, with respect to any Person, any payment, performance or other obligation of such Person of any kind, including, without limitation, any liability of such Person on any claim, whether or not the right of any creditor to payment in respect of such claim is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, disputed, undisputed, legal, equitable, secured or unsecured, and whether or not such claim is discharged, stayed or otherwise affected by any proceeding referred to in Section 6.01(f). Without limiting the generality of the foregoing, the Obligations of any Loan Party under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, attorneys' fees and disbursements, indemnities and other amounts payable by such Loan Party under any Loan Document and (b) the obligation of such Loan Party to reimburse any amount in respect of any of the foregoing that any Lender Party, in its sole discretion (after demand has been made upon the Borrower), may elect to pay or advance on behalf of such Loan Party.

          "Open Year" has the meaning specified in Section 4.01(r)(iii).

          "Other Taxes" has the meaning specified in Section 2.12(b).

          "Patronage Capital Distributions" shall mean distributions under
     Section 1388 of the Internal Revenue Code of 1986, as amended, including any comparable successor provision, with respect to the Borrower's patronage of RTFC.

          "PBGC" means the Pension Benefit Guaranty Corporation (or any successor).

          "Permitted Liens" means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced: (a) Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 5.01(b); (b) Liens imposed by law, such as materialmen's, mechanics', carriers', workmen's and repairmen's Liens and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 60 days; (c) pledges or deposits to secure obligations under workers' compensation laws or similar legislation or to secure public or statutory obligations; (d) Liens incurred or deposits made to secure the performance of tenders, bids, leases, statutory or regulatory obligations, bankers' acceptances, surety and appeal obligations of a similar nature incurred in the ordinary course of business (exclusive of obligations for the payment of borrowed money); (e) leases or subleases granted to others that do not materially interfere with the ordinary course of business of the Borrower and its Subsidiaries, taken as a whole; (f) Liens arising from filing Uniform Commercial Code financing statements regarding leases not prohibited hereunder; (g) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods; and
     (h) easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes.

          "Person" means an individual, partnership, corporation (including a business trust), limited liability company, joint stock company, trust, unincorporated association, joint venture or other entity, or a government or any political subdivision or agency thereof.

          "Plan" means a Single Employer Plan or a Multiple Employer Plan.

          "Pledged Debt" has the meaning specified in the Security Agreement.

          "Post Petition Interest" has the meaning specified in Section 8.06.

          "Preferred Interests" means, with respect to any Person, Equity Interests issued by such Person that are entitled to a preference or priority over any other Equity Interests issued by such Person upon any distribution of such Person's property and assets, whether by dividend or upon liquidation.

          "Pro Rata Share" of any amount means, with respect to any Working Capital Lender at any time, the product of such amount times a fraction the numerator of which is the amount of such Lender's Working Capital Commitment at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, such Lender's Working Capital Commitment as in effect immediately prior to such termination) and the denominator of which is the Working Capital Facility at such time (or, if the Commitments shall have been terminated pursuant to Section 2.05 or 6.01, the Working Capital Facility as in effect immediately prior to such termination).

          "R&B" means R&B Communications Inc.

          "R&B Acquisition Date" means the date upon which the Borrower, directly or indirectly, shall have acquired all of the stock of R&B.

          "Recapitalization" has the meaning specified in the Preliminary Statements.

          "Redeemable" means any Equity Interest, Debt, right or Obligation that
     (a) the issuer thereof has undertaken to redeem at a fixed or determinable date or dates, whether by operation of a sinking fund or otherwise, or upon the occurrence of a condition not solely within the control of such issuer or (b) is redeemable at the option of the holder.

          "Reduction Amount" has the meaning specified in Section 2.06(b)(vi).

          "Register" has the meaning specified in Section 9.07(d).

          "Regulation U" means Regulation U of the Board of Governors of the Federal Reserve System, as in effect from time to time.

          "Related Business" means any business related to, or complementary to, the ownership, development, operation or acquisition of communications systems or the provision of communications services, in each case as determined by the Board of Directors.

          "Related Documents" means any intercompany notes issued pursuant to
     Section 5.02(b), the Alliance Notes, the documents relating to Equity Contribution, the Exchange Agreement and, the Stockholders Agreement.

          "Required Lenders" means, (x) at any time that Rural Telephone Finance Cooperative does not own or hold a majority in interest of the Aggregate Credit Exposure, Lenders owed or holding at least a majority in interest of the Aggregate Credit Exposure and (y) at any other time, either (1) Rural Telephone Finance Cooperative and other Lenders owning or at least holding 33 ?% of the Aggregate Credit Exposure or (2) other Lenders owning or holding at least 66 ?% of the Aggregate Credit Exposure (without taking into account the credit exposure of RTFC); provided, however, that if any Lender shall be a Defaulting Lender at such time, there shall be excluded from the determination of Required Lenders at such time (A) the aggregate principal amount of the Advances owing to such Lender (in its capacity as a Lender) and outstanding at such time, (B) such Lender's Pro Rata Share of the aggregate Available Amount of all Letters of Credit outstanding at such time, (C) the aggregate Unused Tranche A Term Commitment of such Lender at such time and (D) the Unused Working Capital Commitment of such Lender at such time. For purposes of this definition, the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank and the Available Amount of each Letter of Credit shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments.

          "Responsible Officer" means any executive officer of the Borrower.

          "RTFC" shall mean Rural Telephone Finance Cooperative, a South Dakota cooperative association.

          "RTFC Certificate" shall mean a non-interest bearing, non-amortizing subordinated capital certificate representing an investment in RTFC to be purchased by the Borrower at the time of any Tranche C Advance by RTFC.

          "Secured Hedge Agreement" means any Hedge Agreement required or permitted under Article V that is entered into by and between the Borrower and any Hedge Bank.

          "Secured Obligations" has the meaning specified in the Security Agreement.

          "Secured Parties" means the Agents, the Lender Parties and the Hedge Banks.

          "Security Agreement" has the meaning specified in Section 3.01(a)(ii).

          "Seller" has the meaning specified in the Preliminary Statement.

          "Senior Leverage Ratio" means, at any time, the ratio of Consolidated Debt for Borrowed Money of the Financial Covenants Parties (without duplication) (other than Subordinated Debt) as of the end of the most recently completed fiscal quarter of the Borrower for which financial statements are required to be delivered to the Lender Parties pursuant to
     Section 5.03(b) or (c), as the case may be, to Consolidated EBITDA of the Financial Covenants Parties (without duplication) for the four fiscal quarter period ending at the end of such fiscal quarter.

          "Senior Note Documents" means the Senior Note Purchase Agreement and all other agreements, indentures and instruments pursuant to which the Senior Notes are issued.

          "Senior Note Purchase Agreement" means the Senior Note Purchase Agreement dated July 21, 2000 between the Borrower and MS&Co. pursuant to which the Senior Notes are issued, as amended, to the extent permitted under the Loan Documents.

          "Senior Notes" means the unsecured senior notes of the Borrower in an aggregate principal amount of $280 million (or, if the Subordinated Notes are not issued, $375 million) issued by the Borrower pursuant to the Senior Note Purchase Agreement.

          "Single Employer Plan" means a single employer plan, as defined in
     Section 4001(a)(15) of ERISA, that (a) is maintained for employees of any Loan Party or any ERISA Affiliate and no Person other than the Loan Parties and the ERISA Affiliates or (b) was so maintained and in respect of which any Loan Party or any ERISA Affiliate could have liability under Section 4069 of ERISA in the event such plan has been or were to be terminated.

          "Solvent" and (with corollary meaning) "Solvency" mean, with respect to any Person on a particular date, that on such date (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured,
     (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay such debts and liabilities as they mature and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

          "Standby Letter of Credit" means any Letter of Credit issued under the Letter of Credit Facility, other than a Trade Letter of Credit.

          "Stockholders Agreement" means the Stockholders Agreement dated as of July 11, 2000 among the Borrower and WCA&S, as amended to the extent permitted under the Loan Documents.

          "Strategic Telecommunications Investment" means the acquisition by the Borrower or any of its Subsidiaries of 50% or less of the Equity Interests in a Related Business (1) over which the Borrower or its Subsidiaries exerts significant operational or managerial control or influence, (2) of which the Borrower or its Subsidiaries are direct beneficiaries of services provided by such Related Business or (3) operating as a joint venture, consortium or unincorporated association.

          "Subscribers" means as of any date, all customers then receiving Wireless Services from one or more of the Financial Covenants Parties (without duplication), none of the Subscriber payments (other than those disputed in good faith by such customer) of which are, as of such date, past due for more than 60 days.

          "Subordinated Debt" means the Subordinated Notes and any other Debt of the Borrower that is subordinated to the Obligations of the Borrower under the Loan Documents on, and that otherwise contains, terms and conditions satisfactory to the Required Lenders.

          "Subordinated Debt Documents" means the Subordinated Note Purchase Agreement and all other agreements, indentures and instruments pursuant to which Subordinated Debt is issued.

          "Subordinated Note Purchase Agreement" means the Note Purchase Agreement dated July 21, 2000 between the Borrower and WCA&S, pursuant to which the Subordinated Notes are issued, as amended, to the extent permitted under the Loan Documents.

          "Subordinated Notes" means the subordinated notes of the Borrower in an aggregate principal amount of $95 million issued pursuant to the Subordinated Note Purchase Agreement.

          "Subordinated Obligations" has the meaning specified in Section 8.06.

          "Subsidiary" of any Person means any corporation, partnership, joint venture, limited liability company, trust or estate of which (or in which) more than 50% of (a) the issued and outstanding capital stock having ordinary voting power to elect a majority of the Board of Directors of such corporation (irrespective of whether at the time capital stock of any other class or classes of such corporation shall or might have voting power upon the occurrence of any contingency), (b) the interest in the capital or profits of such partnership, joint venture or limited liability company or
     (c) the beneficial interest in such trust or estate is at the time directly or indirectly owned or controlled by such Person, by such Person and one or more of its other Subsidiaries or by one or more of such Person's other Subsidiaries.

          "Subsidiary Guarantors" means the Subsidiaries of the Borrower listed on Schedule II hereto and each other Subsidiary of the Borrower that shall be required to execute and deliver a guaranty pursuant to Section 5.01(j).

          "Subsidiary Guaranty" means the guaranty made by the Subsidiary Guarantors pursuant to Article VIII.

          "Surviving Debt" means Debt of each Loan Party and its Subsidiaries outstanding immediately before and after giving effect to the transactions contemplated by the Transaction Documents.

          "Syndication Agent" has the meaning specified in the recital of parties to this Agreement.

          "Syndication Date" means the earlier to occur of (a) the 30th day following the date hereof and (b) the date upon which the Lead Arranger has determined in its sole discretion (and has so notified the Borrower) that the primary syndication of the Facilities has been completed.

          "System" means, as to any Person, assets constituting a radio communications system authorized under the rules for wireless communications service (including any license and the network, marketing, distribution, sales, customer interface and operations functions relating thereto) owned and operated by such Person.

          "Tax Certificate" has the meaning specified in Section 5.03(j).

          "Taxes" has the meaning specified in Section 2.12(a).

          "Term Advance" means a Tranche A Term Advance, a Tranche B Term Advance or a Tranche C Term Advance.

          "Term Borrowing" means Tranche A Term Borrowing, Tranche B Term Borrowing or a Tranche C Term Borrowing.

          "Term Commitment" means a Tranche A Term Commitment, a Tranche B Term Commitment or a Tranche C Term Commitment.

          "Term Facilities" means the Tranche A Term Facility, the Tranche B Term Facility and the Tranche C Term Facility.

          "Term Lenders" means the Tranche A Term Lenders, the Tranche B Term Lenders and the Tranche C Term Lenders.

          "Term Notes" means the Tranche A Term Notes, the Tranche B Term Notes and the Tranche C Term Notes.

          "Termination Date" means the date of termination in whole of the working Capital Commitments, the Letter of Credit Commitment and the Term Commitments pursuant to Section 2.05 or 6.01.

          "Total Capital" means, at any time, the sum of (a) Total Debt of the Borrower and its Subsidiaries outstanding on such date plus (b) stockholder's equity in the Borrower on such date (as determined in accordance with GAAP).

          "Total Debt" means, at any time, all Debt of the Borrower and its Subsidiaries as determined on a Consolidated basis.

          "Trade Letter of Credit" means any Letter of Credit that is issued under the Letter of Credit Facility for the benefit of a supplier of Inventory to the Borrower or any of its Subsidiaries to effect payment for such Inventory.

          "Tranche A Reduction Amount" has the meaning specified in Section 2.06(b)(ix).

          "Tranche A Term Advance" has the meaning specified in Section 2.01(a).

          "Tranche A Term Borrowing" means a borrowing consisting of simultaneous Tranche A Term Advances of the same Type made by the Tranche A Term Lenders.

          "Tranche A Term Commitment" means, with respect to any Tranche A Term Lender at any time, the amount set forth opposite such Lender's name on
     Schedule I hereto under the caption "Tranche A Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Tranche A Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Tranche A Term Facility" means, at any time, the aggregate amount of the Tranche A Term Lenders' Tranche A Term Commitments at such time.

          "Tranche A Term Lender" means any Lender that has a Tranche A Term Commitment.

          "Tranche A Term Note" means a promissory note of the Borrower payable to the order of any Tranche A Term Lender, in substantially the form of Exhibit A-2 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Tranche A Term Advances made by such Lender, as amended.

          "Tranche A Termination Date" means the earlier of (a) July 25, 2007 and (b) the termination in whole of the Tranche A Term Commitments pursuant to Section 2.05 or 6.01.

          "Tranche B Term Advance" has the meaning specified in Section 2.01(b).

          "Tranche B Term Borrowing" means a borrowing consisting of simultaneous Tranche B Term Advances of the same Type made by the Tranche B Term Lenders.

          "Tranche B Term Commitment" means, with respect to any Tranche B Term Lender at any time, the amount set forth opposite such Lender's name on
     Schedule I hereto under the caption "Tranche B Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Tranche B Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Tranche B Term Facility" means, at any time, the aggregate amount of the Tranche B Term Lenders' Tranche B Term Commitments at such time.

          "Tranche B Term Lender" means any Lender that has a Tranche B Term Commitment.

          "Tranche B Term Note" means a promissory note of the Borrower payable to the order of any Tranche B Term Lender, in substantially the form of Exhibit A-3 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Tranche B Term Advance made by such Lender, as amended.

          "Tranche B Termination Date" means, for the Tranche B Term Facility, the earlier of (a) July 25, 2008 and (b) the termination in whole of the Tranche B Term Commitments pursuant to Section 2.05 or 6.01.

          "Tranche C Term Advance" has the meaning specified in Section 2.01(c).

          "Tranche C Term Borrowing" means a borrowing consisting of simultaneous Tranche C Term Advances of the same Type made by the Tranche C Term Lenders.

          "Tranche C Term Commitment" means, with respect to any Tranche C Term Lender at any time, the amount set forth opposite such Lender's name on
     Schedule I hereto under the caption "Tranche C Term Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, the aggregate amount set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Tranche C Term Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Tranche C Term Facility" means, at any time, the aggregate amount of the Tranche C Term Lenders' Tranche C Term Commitments at such time.

          "Tranche C Term Lender" means any Lender that has a Tranche C Term Commitment.

          "Tranche C Term Note" means a promissory note of the Borrower payable to the order of any Tranche C Term Lender, in substantially the form of Exhibit A-4 hereto, evidencing the indebtedness of the Borrower to such Lender resulting from the Tranche C Term Advance made by such Lender, as amended.

          "Tranche C Termination Date" means, for the Tranche C Term Facility, the earlier of (a) July 25, 2008 and (b) the termination in whole of the Tranche B Term Commitments pursuant to Section 2.05 or 6.01.

          "Transaction" means the Exchange, the Recapitalization and the other transactions contemplated by the Transaction Documents.

          "Transaction Documents" means, collectively, the Loan Documents and the Related Documents.

          "Transition Date" means December 31, 2002.

          "Type" refers to the distinction between Advances bearing interest at the Base Rate and Advances bearing interest at the Eurodollar Rate.

          "Unused Tranche A Term Commitment" means, with respect to any Tranche A Term Lender at any time, (a) such Lender's Tranche A Term Commitment at such time minus (b) the aggregate principal amount of all Tranche A Term Advances made by such Lender.

          "Unused Tranche C Term Commitment" means, with respect to any Tranche C Lender, at any time (a) such Lender's Tranche C Commitment at such time minus (b) the aggregate amount of all Tranche C Term Advances made by such Lender.

          "Unused Working Capital Commitment" means, with respect to any Working Capital Lender at any time, (a) such Lender's Working Capital Commitment at such time minus (b) the sum of (i) the aggregate principal amount of all Working Capital Advances and Letter of Credit Advances made by such Lender (in its capacity as a Lender) and outstanding at such time plus (ii) such Lender's Pro Rata Share of (A) the aggregate Available Amount of all Letters of Credit outstanding at such time and (B) the aggregate principal amount of all Letter of Credit Advances made by the Issuing Bank pursuant to Section 2.03(c) and outstanding at such time.

          "VA Alliance" has the meaning specified in the Preliminary Statements.

          "Voting Interests" means shares of capital stock issued by a corporation, or equivalent Equity Interests in any other Person, the holders of which are ordinarily, in the absence of contingencies, entitled to vote for the election of directors (or persons performing similar functions) of such Person, even if the right so to vote has been suspended by the happening of such a contingency.

          "WCA&S" means Welsh, Carson, Anderson & Stowe and its Affiliates.

          "Welfare Plan" means a welfare plan, as defined in Section 3(1) of ERISA, that is maintained for employees of any Loan Party or in respect of which any Loan Party could have liability.

          "Wireless Services" means broadband personal communications services or cellular services provided in one or more Systems.

          "Withdrawal Liability" has the meaning specified in Part I of Subtitle E of Title IV of ERISA.

          "Working Capital Advance" has the meaning specified in Section
     2.01(d).

          "Working Capital Borrowing" means a borrowing consisting of simultaneous Working Capital Advances of the same Type made by the Working Capital Lenders.

          "Working Capital Commitment" means, with respect to any Working Capital Lender at any time, the amount set forth opposite such Lender's name on Schedule I hereto under the caption "Working Capital Commitment" or, if such Lender has entered into one or more Assignment and Acceptances, set forth for such Lender in the Register maintained by the Administrative Agent pursuant to Section 9.07(d) as such Lender's "Working Capital Commitment", as such amount may be reduced at or prior to such time pursuant to Section 2.05.

          "Working Capital Facility" means, at any time, the aggregate amount of the Working Capital Lenders' Working Capital Commitments at such time.

          "Working Capital Lender" means any Lender that has a Working Capital Commitment.

          "Working Capital Note" means a promissory note of the Borrower payable to the order of any Working Capital Lender, in substantially the form of Exhibit A-1 hereto, evidencing the aggregate indebtedness of the Borrower to such Lender resulting from the Working Capital Advances made by such Lender, as amended.

          "Working Capital Termination Date" means, for the Working Capital Facility and the Letter of Credit Facility, the earlier of (a) July 25, 2007 and (b) the termination in whole of the Working Capital Commitments and the Letter of Credit Commitments pursuant to Sections 2.05 or 6.01.

          "WV Alliance" has the meaning specified in the Preliminary Statements.

     Computation of Time Periods; Other Definitional Provisions. In this
     ----------------------------------------------------------
Agreement and the other Loan Documents in the computation of periods of time from a specified date to a later specified date, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding". References in the Loan Documents to any agreement or contract "as amended" shall mean and be a reference to such agreement or contract as amended, amended and restated, supplemented or otherwise modified from time to time in accordance with its terms.

     Accounting Terms. All accounting terms not specifically defined herein
     ----------------
shall be construed in accordance with generally accepted accounting principles consistent with those applied in the preparation of the financial statements referred to in Section 4.01(g) ("GAAP").

                                  ARTICLE II


                       AMOUNTS AND TERMS OF THE ADVANCES
                           AND THE LETTERS OF CREDIT

     The Advances and the Letters of Credit.
     --------------------------------------

          (a) The Tranche A Term Advances.  Each Tranche A Term Lender severally
              ---------------------------
agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Tranche A Term Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until July 25, 2001 in an amount for each such Advance not to exceed such Lender's Unused Tranche A Term Commitment at such time. Each Tranche A Term Borrowing shall be in an aggregate amount of $10 million or an integral multiple of $5 million in excess thereof (or, if less, the entire remaining Tranche A Term Commitments) and shall consist of Tranche A Term Advances made simultaneously by the Tranche A Term Lenders ratably according to their Tranche A Term Commitments. Amounts borrowed under this Section 2.01(a) and repaid or prepaid may not be reborrowed.

          (b) The Tranche B Term Advances.  Each Tranche B Term Lender severally
              ---------------------------
agrees, on the terms and conditions hereinafter set forth, to make a single advance (a "Tranche B Term Advance") to the Borrower on the Effective Date in an amount not to exceed such Lender's Tranche B Term Commitment at such time. The Tranche B Term Borrowing shall consist of Tranche B Term Advances made simultaneously by the Tranche B Term Lenders ratably according to their Tranche B Term Commitments. Amounts borrowed under this Section 2.01(b) and repaid or prepaid may not be reborrowed.

          (c) The Tranche C Term Advances.  Each Tranche C Term Lender severally
              ---------------------------
agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Tranche C Term Advance") to the Borrower; provided that the first Tranche C Term Borrowing shall be on the Effective Date in an amount equal to $50,000,000 and the other Tranche C Term Borrowings shall occur on any Business Day during the period from the Effective Date through the date that is six months after the Effective Date in an amount not to exceed the aggregate Unused Tranche C Term Commitments at such time. Each Tranche C Term Borrowing shall be in an aggregate amount of $5 million or an integral multiple of $5 million in excess thereof and shall consist of Tranche C Term Advances made simultaneously by the Tranche C Term Lenders ratably according to their Tranche C Term Commitments. Amounts borrowed under this Section 2.01(c) and repaid or prepaid may not be reborrowed.

          (d) The Working Capital Advances.  Each Working Capital Lender
              ----------------------------
severally agrees, on the terms and conditions hereinafter set forth, to make advances (each a "Working Capital Advance") to the Borrower from time to time on any Business Day during the period from the date hereof until the Working Capital Termination Date in an amount for each such Advance not to exceed such Lender's Unused Working Capital Commitment at such time. Each Working Capital Borrowing shall be in an aggregate amount of $3 million or an integral multiple of $1 million in excess thereof (other than a Borrowing the proceeds of which shall be used solely to repay or prepay in full outstanding Letter of Credit Advances) and shall consist of

Working Capital Advances made simultaneously by the Working Capital Lenders ratably according to their Working Capital Commitments. Within the limits of each Working Capital Lender's Unused Working Capital Commitment in effect from time to time, the Borrower may borrow under this Section 2.01(d), prepay pursuant to Section 2.06(a) and reborrow under this Section 2.01(d).

          (e) Letters of Credit.  The Issuing Bank agrees, on the terms and
              -----------------
conditions hereinafter set forth, to issue letters of credit (the "Letters of Credit") for the account of the Borrower from time to time on any Business Day during the period from the date hereof until 30 days before the Working Capital Termination Date in an aggregate Available Amount (i) for all Letters of Credit not to exceed at any time the lesser of (x) the Letter of Credit Facility at such time and (y) the Issuing Bank's Letter of Credit Commitment at such time and (ii) for each such Letter of Credit not to exceed an amount equal to the Unused Working Capital Commitments of the Working Capital Lenders at such time. No Letter of Credit shall have an expiration date (including all rights of the Borrower or the beneficiary to require renewal) later than the earlier of 15 days before the Working Capital Termination Date and (A) in the case of a Standby Letter of Credit one year after the date of issuance thereof, but may by its terms be renewable annually upon notice (a "Notice of Renewal") given to the Issuing Bank and the Administrative Agent on or prior to any date for notice of renewal set forth in such Letter of Credit but in any event at least three Business Days prior to the date of the proposed renewal of such Standby Letter of Credit and upon fulfillment of the applicable conditions set forth in Article III unless the Issuing Bank has notified the Borrower (with a copy to the Administrative Agent) on or prior to the date for notice of termination set forth in such Letter of Credit but in any event at least 30 Business Days prior to the date of automatic renewal of its election not to renew such Standby Letter of Credit (a "Notice of Termination") and (B) in the case of a Trade Letter of Credit, 180 days after the date of issuance thereof; provided that the terms of each Standby Letter of Credit that is automatically renewable annually shall (x) require the Issuing Bank that issued such Standby Letter of Credit to give the beneficiary named in such Standby Letter of Credit notice of any Notice of Termination, (y) permit such beneficiary, upon receipt of such notice, to draw under such Standby Letter of Credit prior to the date such Standby Letter of Credit otherwise would have been automatically renewed and (z) not permit the expiration date (after giving effect to any renewal) of such Standby Letter of Credit in any event to be extended to a date later than 15 days before the Working Capital Termination Date. If either a Notice of Renewal is not given by the Borrower or a Notice of Termination is given by the Issuing Bank pursuant to the immediately preceding sentence, such Standby Letter of Credit shall expire on the date on which it otherwise would have been automatically renewed. Within the limits of the Letter of Credit Facility, and subject to the limits referred to above, the Borrower may request the issuance of Letters of Credit under this
Section 2.01(e), repay any Letter of Credit Advances resulting from drawings thereunder pursuant to Section 2.03(c) and request the issuance of additional Letters of Credit under this Section 2.01(e).

     Making the Advances. Except as otherwise provided in Section 2.03, each
     -------------------
Borrowing shall be made on notice, given not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Eurodollar Rate Advances, or the first Business Day prior to the date of the proposed Borrowing in the case of a Borrowing consisting of Base Rate Advances, by the Borrower to the Administrative Agent, which shall give to each Appropriate Lender prompt notice thereof by telex or telecopier. Each such notice of a Borrowing (a "Notice of Borrowing") shall be by telephone, confirmed immediately in writing, or telex or telecopier, in substantially the form of Exhibit B hereto, specifying therein the requested
(i) date of such Borrowing, (ii) Facility under which such Borrowing is to be made, (iii) Type of Advances comprising such Borrowing, (iv) aggregate amount of such Borrowing and (v) in the case of a Borrowing consisting of Eurodollar Rate Advances, initial Interest Period for such Advances. Each Appropriate Lender shall, before 11:00 A.M. (New York City time) on the date of such Borrowing, make available for the account of its Applicable Lending Office to the Administrative Agent at the Administrative Agent's Account, in same day funds, such Lender's ratable portion of such Borrowing in accordance with the respective Commitments under the applicable Facility of such Lender and the other Appropriate Lenders. After the Administrative Agent's receipt of such funds and upon fulfillment of the applicable conditions set forth in Article III, the Administrative Agent will make such funds available to the Borrower by crediting the Borrower's Account; provided, however, that, in the case of any Working Capital Borrowing, the Administrative Agent shall first make a portion of such funds equal to the aggregate principal amount of any Letter of Credit Advances made by the Issuing Bank, as the case may be, and by any other Working Capital Lender and outstanding on the date of such Working Capital Borrowing, plus interest accrued and unpaid thereon to and as of such date, available to the Issuing Bank, as the case may be, and such other Working Capital Lenders for repayment of such Letter of Credit Advances.

          (a) Anything in subsection (a) above to the contrary notwithstanding,
(i) the Borrower may not select Eurodollar Rate Advances if the aggregate amount of such Borrowing is less than $3 million or if the obligation of the Appropriate Lenders to make Eurodollar Rate Advances shall then be suspended pursuant to Section 2.09 or 2.10 and (ii) the Term Advances may not be outstanding as part of more than in the aggregate 12 separate Borrowings and the Working Capital Advances may not be outstanding as part of more than 6 separate Borrowings.

          (b) Each Notice of Borrowing shall be irrevocable and binding on the Borrower. In the case of any Borrowing that the related Notice of Borrowing specifies is to be comprised of Eurodollar Rate Advances, the Borrower shall indemnify each Appropriate Lender against any loss, cost or expense incurred by such Lender as a result of any failure to fulfill on or before the date specified in such Notice of Borrowing for such Borrowing the applicable conditions set forth in Article III, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by such Lender to fund the Advance to be made by such Lender as part of such Borrowing when such Advance, as a result of such failure, is not made on such date.

          (c) Unless the Administrative Agent shall have received notice from an Appropriate Lender prior to the date of any Borrowing under a Facility under which such Lender has a Commitment that such Lender will not make available to the Administrative Agent such Lender's ratable portion of such Borrowing, the Administrative Agent may assume that such Lender has made such portion available to the Administrative Agent on the date of such Borrowing in accordance with subsection (a) of this Section 2.02 and the Administrative Agent may, in reliance upon such assumption, make available to the Borrower on such date a corresponding amount. If and to the extent that such Lender shall not have so made such ratable portion available to the Administrative Agent, such Lender and the Borrower severally agree to repay or pay to the Administrative Agent forthwith on demand such corresponding amount and to pay interest thereon, for each day from the date such amount is made available to the Borrower until the date such amount is repaid or paid to the Administrative Agent, at (i) in the case of the Borrower, the interest rate applicable at such time under Section 2.07 to Advances comprising such Borrowing and (ii) in the case of such Lender, the Federal Funds Rate. If such Lender shall pay to the Administrative Agent such corresponding amount, such amount so paid shall constitute such Lender's Advance as part of such Borrowing for all purposes.

          (d) The failure of any Lender to make the Advance to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Advance on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Advance to be made by such other Lender on the date of any Borrowing.

     Issuance of and Drawings and Reimbursement Under Letters of Credit. (a)
     ------------------------------------------------------------------
Request for Issuance. Each Letter of Credit shall be issued upon notice, given
--------------------
not later than 11:00 A.M. (New York City time) on the fifth Business Day prior to the date of the proposed issuance of such Letter of Credit, by the Borrower to the Issuing Bank, which shall give to the Administrative Agent and each Working Capital Lender prompt notice thereof by telex or telecopier. Each such notice of issuance of a Letter of Credit (a "Notice of Issuance") shall be by telephone, confirmed immediately in writing, or telex or telecopier, specifying therein the requested (A) date of such issuance (which shall be a Business Day),
(B) Available Amount of such Letter of Credit, (C) expiration date of such Letter of Credit, (D) name and address of the beneficiary of such Letter of Credit and (E) form of such Letter of Credit, and shall be accompanied by such application and agreement for letter of credit as the Issuing Bank may specify to the Borrower for use in connection with such requested Letter of Credit (a "Letter of Credit Agreement"). If (x) the requested form of such Letter of Credit is acceptable to the Issuing Bank in its sole discretion and (y) it has not received notice of objection to such issuance from Lenders holding at least a majority of the Working Capital Commitments, the Issuing Bank will, upon fulfillment of the applicable conditions set forth in Article III, make such Letter of Credit available to the Borrower at its office referred to in Section
9.02 or as otherwise agreed with the Borrower in connection with such issuance. In the event and to the extent that the provisions of any Letter of Credit Agreement shall conflict with this Agreement, the provisions of this Agreement shall govern.

          (a) Letter of Credit Reports. The Issuing Bank shall furnish (A) to
              ------------------------
the Administrative Agent on the first Business Day of each week a written report summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the previous week and drawings during such week under all Letters of Credit issued by such Issuing Bank, (B) to each Working Capital Lender on the first Business Day of each month a written report summarizing issuance and expiration dates of Letters of Credit issued by the Issuing Bank during the preceding month and drawings during such month under all Letters of Credit issued by the Issuing Bank and (C) to the Administrative Agent and each Working Capital Lender on the first Business Day of each calendar quarter a written report setting forth the average daily aggregate Available Amount during the preceding calendar quarter of all Letters of Credit issued by the Issuing Bank.

          (b) Drawing and Reimbursement. The payment by the Issuing Bank of a
              -------------------------
draft drawn under any Letter of Credit shall constitute for all purposes of this Agreement the making by the Issuing Bank of a Letter of Credit Advance, which shall be a Base Rate Advance, in the amount of such draft. Upon written demand by the Issuing Bank with an outstanding Letter of Credit Advance, with a copy of such demand to the Administrative Agent, each Working Capital Lender shall purchase from the Issuing Bank, and the Issuing Bank shall sell and assign to each such Working Capital Lender, such Lender's Pro Rata Share of such outstanding Letter of Credit Advance as of the date of such purchase, by making available for the account of its Applicable Lending Office to the Administrative Agent for the account of the Issuing Bank, by deposit to the Administrative Agent's Account, in same day funds, an amount equal to the portion of the outstanding principal amount of such Letter of Credit Advance to be purchased by such Lender. Promptly after receipt thereof, the Administrative Agent shall transfer such funds to the Issuing Bank. The Borrower hereby agrees to each such sale and assignment. Each Working Capital Lender agrees to purchase its Pro Rata Share of an outstanding Letter of Credit Advance on (i) the Business Day on which demand therefor is made by the Issuing Bank which made such Advance, provided that notice of such demand is given not later than 11:00 A.M. (New York City time) on such Business Day, or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time. Upon any such assignment by the Issuing Bank to any Working Capital Lender of a portion of a Letter of Credit Advance, the Issuing Bank represents and warrants to such other Lender that the Issuing Bank is the legal and beneficial owner of such interest being assigned by it, free and clear of any liens, but makes no other representation or warranty and assumes no responsibility with respect to such Letter of Credit Advance, the Loan Documents or any Loan Party. If and to the extent that any Working Capital Lender shall not have so made the amount of such Letter of Credit Advance available to the Administrative Agent, such Working Capital Lender agrees to pay to the Administrative Agent forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Issuing Bank until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate for its account or the account of the Issuing Bank, as applicable. If such Lender shall pay to the Administrative Agent such amount for the account of the Issuing Bank on any Business Day, such amount so paid in respect of principal shall constitute a Letter of Credit Advance made by such Lender on such Business Day for purposes of this Agreement, and the outstanding principal amount of the Letter of Credit Advance made by the Issuing Bank shall be reduced by such amount on such Business Day.

          (c) Failure to Make Letter of Credit Advances. The failure of any
              -----------------------------------------
Lender to make the Letter of Credit Advance to be made by it on the date specified in Section 2.03(c) shall not relieve any other Lender of its obligation hereunder to make its Letter of Credit Advance on such date, but no Lender shall be responsible for the failure of any other Lender to make the Letter of Credit Advance to be made by such other Lender on such date.

     Repayment of Advances. Tranche A Term Advances. On the last Business Day of
     ---------------------  -----------------------
each calendar quarter (commencing on September 30, 2003) for the Loan Years specified below, the Borrower shall repay to the Administrative Agent for the ratable account of the Tranche A Term Lenders equal quarterly amounts for each such Loan Year such that the aggregate outstanding principal amount of the Tranche A Term Advances is paid for each Loan Year as set forth below:

                          Loan Year                       Amount
                          ---------                       ------

                              4                           $ 5,000,000
                              5                           $10,000,000
                              6                           $15,000,000
                              7                           $20,000,000

provided, however, that the final principal installment shall be repaid on the Tranche A Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Tranche A Term Advances outstanding on such date.

          (a) Tranche B Term Advances.  On the last Business Day of each
              -----------------------
calendar quarter beginning in the third Loan Year, the Borrower shall repay to the Administrative Agent for the ratable account of the Tranche B Term Lenders an amount such that the aggregate outstanding principal amount of the Tranche B Term Advances is reduced by 1% for each such Loan Year, provided, however, that the final principal installment shall be repaid on the Tranche B Termination Date and in any event shall be in an amount equal to the aggregate principal amount of the Tranche B Term Advances outstanding on such date.

          (b) Tranche C Term Advances.  The Borrower shall repay to the
              -----------------------
Administrative Agent for the ratable account of the Tranche C Term Lenders on the Tranche C Term Termination Date the aggregate principal amount of the Tranche C Term Advances then outstanding.

          (c) Working Capital Advances.  The Borrower shall repay to the
              ------------------------
Administrative Agent for the ratable account of the Working Capital Lenders on the Working Capital Termination Date the aggregate principal amount of the Working Capital Advances then outstanding.

          (d) Letter of Credit Advances.    The Borrower shall repay to the
              -------------------------
Administrative Agent for the account of the Issuing Bank and each other Working Capital Lender that has made a Letter of Credit Advance on the earlier of the 7th day after the date on which such Advance was made and the Working Capital Termination Date the outstanding principal amount of each Letter of Credit Advance made by each of them.

               (i) The Obligations of the Borrower under this Agreement, any Letter of Credit Agreement and any other agreement or instrument relating to any Letter of Credit shall be unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement, such Letter of Credit Agreement and such other agreement or instrument under all circumstances, including, without limitation, the following circumstances (it being understood that any such payment by the Borrower is without prejudice to, and does not constitute a waiver of, any rights the Borrower might have or might acquire as a result of the payment by the Issuing Bank of any draft or the reimbursement by the Borrower thereof):

               (A) any lack of validity or enforceability of any Loan Document, any Letter of Credit Agreement, any Letter of Credit or any other agreement or instrument relating thereto (all of the foregoing being, collectively, the "L/C Related Documents");

               (B) any change in the time, manner or place of payment of, or in any other term of, all or any of the Obligations of the Borrower in respect of any L/C Related Document or any other amendment or waiver of or any consent to departure from all or any of the L/C Related Documents;

               (C) the existence of any claim, set-off, defense or other right that the Borrower may have at any time against any beneficiary or any transferee of a Letter of Credit (or any Persons for which any such beneficiary or any such transferee may be acting), the Issuing Bank or any other Person, whether in connection with the transactions contemplated by the L/C Related Documents or any unrelated transaction;

               (D) any statement or any other document presented under a Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect;

               (E) payment by the Issuing Bank under a Letter of Credit against presentation of a draft or certificate that does not strictly comply with the terms of such Letter of Credit;

               (F) any exchange, release or non-perfection of any Collateral or other collateral, or any release or amendment or waiver of or consent to departure from the Guaranties or any other guarantee, for all or any of the Obligations of the Borrower in respect of the L/C Related Documents; or

               (G) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including, without limitation, any other circumstance that might otherwise constitute a defense available to, or a discharge of, the Borrower or a guarantor.

     Termination or Reduction of the Commitments. Optional. The Borrower may,
     -------------------------------------------  --------
upon at least five Business Days' notice to the Administrative Agent, terminate in whole or reduce in part the unused portions of the Term Commitments and the Letter of Credit Facility and the Unused Working Capital Commitments; provided, however, that each partial reduction of a Facility (i) shall be in an aggregate amount of $10 million or an integral multiple of $1 million in excess thereof (or any lesser amount equal to the remaining unused portion of the Term Commitments and the Letter of Credit Facility and the Unused Working Capital Commitments, as the case may be) and (ii) shall be made ratably among the Appropriate Lenders in accordance with their Commitments with respect to such Facility.

          (a) Mandatory. The Tranche A Term facility shall be automatically
              ---------
and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) or (ii) in an amount equal to the applicable Tranche A Reduction Amount, provided that each such reduction shall be made ratably among the Tranche A Term Lenders in accordance with their Tranche A Term Commitments.

          (i) The Letter of Credit Facility shall be permanently reduced from time to time on the date of each reduction in the Working Capital Facility by the amount, if any, by which the amount of the Letter of Credit Facility exceeds the Working Capital Facility after giving effect to such reduction of the Working Capital Facility.

          (ii) The Working Capital Facility shall be automatically and permanently reduced, on a pro rata basis, on each date on which prepayment thereof is required to be made pursuant to Section 2.06(b)(i) or (ii) in an amount equal to the applicable Reduction Amount, provided that each such reduction of the Working Capital Facility shall be made ratably among the Working Capital Lenders in accordance with their Working Capital Commitments.

     Prepayments.  Optional. The Borrower may, upon at least one Business Day's
     -----------   --------
notice in the case of Base Rate Advances and three Business Days' notice in the case of Eurodollar Rate Advances, in each case to the Administrative Agent stating the proposed date and aggregate principal amount of the prepayment, and if such notice is given the Borrower shall, prepay the outstanding aggregate principal amount of the Advances comprising part of the same Borrowing in whole or ratably in part, together with accrued interest to the date of such prepayment on the aggregate principal amount prepaid; provided, however, that
(x) each partial prepayment shall be in an aggregate principal amount of $2,000,000 or an integral multiple of $500,000 in excess thereof and (y) if any prepayment of a Eurodollar Rate Advance is made on a date other than the last day of an Interest Period for such Advance, the Borrower shall also pay any amounts owing pursuant to Section 9.04(c). Each such prepayment of any Term Advances shall be applied ratably to the installments; provided further that (i) on or before the first anniversary of the Effective Date, any prepayment of Term B Advances pursuant to this Section 2.06(a) shall be made at 102% of par, (ii) on or before the second anniversary of the Term B Facility, any prepayment of Term B Advances pursuant to this Section 2.06(a) shall be made at 101% of par and (iii) thereafter, any prepayment of Term B Advances shall be made at par.

          (a) Mandatory. The Borrower shall, on the 90th day following the
              ---------
end of each Fiscal Year commencing with the fiscal year ending December 31, 2002, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings and deposit an amount in the L/C Cash Collateral Account in an aggregate amount equal to 50% of Excess Cash Flow for such Fiscal Year. Each such prepayment shall be applied ratably first to each of the Term Facilities on a pro rata basis and to the installments thereof pro rata (provided that any such prepayments of the Tranche A Term Facility shall be as set forth in clause
(vi) below) and second to the Working Capital Facility as set forth in clause
(v) below; provided, however, that any such Tranche B Term Lender or Tranche C Term Lender, as the case may be, may, to the extent that there are Tranche A Term Advances outstanding and Unused Tranche A Term Commitments elect to refuse such prepayment and such prepayment shall be applied to the Tranche A Term Facility as set forth above.

          (i) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from (A) the sale, lease, transfer or other disposition of any assets of the Borrower or any of its Subsidiaries (other than any sale, lease, transfer or other disposition of assets pursuant to clause (i) or (ii) of Section 5.02(e)) and (B) any Extraordinary Receipt received by or paid to or for the account of the Borrower or any of its Subsidiaries and not otherwise included in clause (A) or (B) above, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount of such Net Cash Proceeds. Each such prepayment shall be applied ratably first to each of the Term Facilities on a pro rata basis and to the installments thereof pro rata and (provided that any such prepayments of the Tranche A Term Facility shall be as set forth in clause (ix) below), and second to the Working Capital Facility as set forth in clause (vi) below, provided, however, that any such Tranche B Term Lender or Tranche C Term Lender may, to the extent that there are Tranche A Term Advances outstanding and Unused Tranche A Term Commitments elect to refuse such prepayment and such prepayment shall be applied to the Tranche A Term Facility as set forth above.

          (ii) The Borrower shall, on the date of receipt of the Net Cash Proceeds by the Borrower or any of its Subsidiaries from (A) the issuance after the Effective Date by the Borrower or any of its Subsidiaries of any Equity Interests, (including, without limitation, receipt of any capital contribution) or (B) the incurrence or issuance after the Effective Date by the Borrower or any of its Subsidiaries of any Debt (other than Debt incurred or issued pursuant to Section 5.02(b)) prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to (A) if the Leverage Ratio at such time is greater than 10.0: 1.0, 75% of such Net Cash Proceeds (B) if the Leverage Ratio at such time is greater than 6.0:1.0 but is less than or equal to 10.0:1.0, 50% of such Net Cash Proceeds, (C) if the Leverage Ratio is greater than 4.0:1.0 but less than or equal to 6.0:1.0, 25% of such Net Cash Proceeds and (D) at any other time, 0% of such Net Cash Proceeds. Each such prepayment shall be applied ratably first to each of the Term Facilities on a pro rata basis and to the installments thereof pro rata and (provided that any such prepayments of the Tranche A Term Facility shall be as set forth in clause
(ix) below), and second to the Working Capital Facility as set forth in clause
(vi) below, provided, however, that any such Tranche B Term Lender or Tranche C Term Lender, as the case may be, may, to the extent that there are Tranche A Term Advances outstanding and Unused Tranche A Term Commitments elect to refuse such prepayment and such prepayment shall be applied to the Tranche A Term Facility as set forth above.

          (iii) The Borrower shall, on each Business Day, prepay an aggregate principal amount of the Working Capital Advances comprising part of the same Borrowings, the Letter of Credit Advances and deposit an amount in the L/C Cash Collateral Account in an aggregate amount equal to the amount by which (A) the sum of the aggregate principal amount of (x) the Working Capital Advances and
(y) the Letter of Credit Advances plus the aggregate Available Amount of all Letters of Credit then outstanding exceeds (B) the Working Capital Facility on such Business Day.

          (iv) The Borrower shall, on each Business Day, pay to the Administrative Agent for deposit in the L/C Cash Collateral Account an amount sufficient to cause the aggregate amount on deposit in the L/C Cash Collateral Account to equal the amount by which the aggregate Available Amount of all Letters of Credit then outstanding exceeds the Letter of Credit Facility on such Business Day.

          (v) Prepayments of the Working Capital Facility made pursuant to clause (i), (ii), (iii) or (iv) shall be first applied to prepay Letter of Credit Advances then outstanding until such Advances are paid in full, second applied to prepay Working Capital Advances then outstanding comprising part of the same Borrowings until such Advances are paid in full and third deposited in the L/C Cash Collateral Account to cash collateralize 100% of the Available Amount of the Letters of Credit then outstanding; and, in the case of prepayments of the Working Capital Facility required pursuant to clause (i) or (ii) above, the amount remaining (if any) after the prepayment in full of the Advances then outstanding and the 100% cash collateralization of the aggregate Available Amount of Letters of Credit then outstanding (the sum of such prepayment amounts and cash collateralization amounts and remaining amount being referred to herein as the "Reduction Amount") may be retained by the Borrower and the Working Capital Facility shall be permanently reduced as set forth in Section 2.05(b)(iv). Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable.

          (vi) The Borrower shall, on the date of receipt by the Borrower or any of its Subsidiaries of any payment or prepayment of principal in respect of an Alliance Note, prepay an aggregate principal amount of the Advances comprising part of the same Borrowings in an amount equal to the amount so received. Each such prepayment shall be applied ratably first to each of the Term Facilities on a pro rata basis and to the installments thereof pro rata and (provided that any such prepayments of the Tranche A Term Facility shall be as set forth in clause (viii) below), and second to the Working Capital Facility as set forth in clause (v) below, provided, however, that any such Tranche B Term Lender may, to the extent that there are Tranche A Term Advances outstanding and Unused Tranche A Term Commitments elect to refuse such prepayment and such prepayment shall be applied to the Tranche A Term Facility as set forth above.

          (vii) Prepayments of any Facility shall be applied first to prepay Base Rate Advances comprising part of the same Borrowings and second to prepay Eurodollar Rate Advances comprising part of the same Borrowings.

          (viii) Prepayments of the Tranche A Term Facility made pursuant to clause (i), (ii), (iii) or (vi) shall be first applied to reduce the aggregate Unused Tranche A Term Commitments on a pro rata basis and second applied to prepay Tranche A Term Advances on a pro rata basis (the sum of such commitment reductions and prepayment amounts being referred to herein as the "Tranche A Reduction Amount").

     Interest. Scheduled Interest. The Borrower shall pay interest on the unpaid
     --------  ------------------
principal amount of each Advance owing to each Lender from the date of such Advance until such principal amount shall be paid in full, at the following rates per annum:

               (i)  Base Rate Advances. During such periods as such Advance is a
                    ------------------
          Base Rate Advance, a rate per annum equal at all times to the sum of
          (A) the Base Rate in effect from time to time plus (B) the Applicable Margin in effect from time to time, payable in arrears quarterly on the last day of each quarter during such periods and on the date such Base Rate Advance shall be Converted or paid in full.

               (ii) Eurodollar Rate Advances. During such periods as such
                    ------------------------
          Advance is a Eurodollar Rate Advance, a rate per annum equal at all times during each

          Interest Period for such Advance to the sum of (A) the Eurodollar Rate for such Interest Period for such Advance plus (B) the Applicable Margin in effect on the first day of such Interest Period, payable in arrears on the last day of such Interest Period and, if such Interest Period has a duration of more than three months, on each day that occurs during such Interest Period every three months from the first day of such Interest Period and on the date such Eurodollar Rate Advance shall be Converted or paid in full.

          (a) Default Interest.  Upon the occurrence and during the continuance
              ----------------
of an Event of Default, the Borrower shall, at the request of the Required Lenders, pay interest on (i) the unpaid principal amount of each Advance owing to each Lender, payable in arrears on the dates referred to in clause (a)(i) or
(a)(ii) above and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid on such Advance pursuant to clause (a)(i) or (a)(ii) above and (ii) to the fullest extent permitted by law, the amount of any interest, fee or other amount payable under the Loan Documents that is not paid when due, from the date such amount shall be due until such amount shall be paid in full, payable in arrears on the date such amount shall be paid in full and on demand, at a rate per annum equal at all times to 2% per annum above the rate per annum required to be paid, in the case of interest, on the Type of Advance on which such interest has accrued pursuant to clause (a)(i) or (a)(ii) above and, in all other cases, on Base Rate Advances pursuant to clause (a)(i) above.

          (b) Notice of Interest Period and Interest Rate.  Promptly after
              -------------------------------------------
receipt of a Notice of Borrowing pursuant to Section 2.02(a), a notice of Conversion pursuant to Section 2.09 or a notice of selection of an Interest Period pursuant to the terms of the definition of "Interest Period", the Administrative Agent shall give notice to the Borrower and each Appropriate Lender of the applicable Interest Period and the applicable interest rate determined by the Administrative Agent for purposes of clause (a)(i) or (a)(ii) above.

     Fees. Commitment Fee. The Borrower shall pay to the Administrative Agent
     ----  --------------
for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the later of the Tranche A Termination Date and the Working Capital Termination Date, payable in arrears on the date of the initial Borrowing hereunder, thereafter quarterly on the last day of each quarter and on the later of the Tranche A Termination Date and the Working Capital Termination Date, at a rate per annum equal to the Applicable Percentage on the sum of each Lender's average daily Unused Tranche A Term Commitment and average daily Unused Working Capital Commitment of such Lender during such quarter; provided, however, that any commitment fee accrued with respect to any of the Commitments of a Defaulting Lender during the period prior to the time such Lender became a Defaulting Lender and unpaid at such time shall not be payable by the Borrower so long as such Lender shall be a Defaulting Lender except to the extent that such commitment fee shall otherwise have been due and payable by the Borrower prior to such time and the Borrower shall pay to the Administrative Agent for the account of the Lenders a commitment fee, from the date hereof in the case of each Initial Lender and from the effective date specified in the Assignment and Acceptance pursuant to which it became a Lender in the case of each other Lender until the Tranche C Termination Date, payable in arrears on the date of the initial Borrowing hereunder, thereafter quarterly on the last day of each quarter and on the Tranche C Termination Date, at a rate per annum equal to the Applicable Percentage on the sum of each Lender's average daily Unused Tranche C Term Commitment; and provided further that no commitment fee shall accrue on any of the Commitments of a Defaulting Lender so long as such Lender shall be a Defaulting Lender.

          (a) Letter of Credit Fees, Etc. The Borrower shall pay to the
              -----------------------
Administrative Agent for the account of each Working Capital Lender a commission, payable in arrears quarterly on the last day of each quarter, commencing September 30, 2000, and on the Working Capital Termination Date, on such Lender's Pro Rata Share of the average daily aggregate Available Amount during such quarter of all Letters of Credit outstanding from time to time at a rate equal to the Applicable Margin for Eurodollar Advances under the Working Capital Facility.

               (i) The Borrower shall pay to the Issuing Bank, for its own account, (A) an issuance fee for each Letter of Credit in an amount equal to 1/4 of 1% of the Available Amount of such Letter of Credit on the date of issuance of such Letter of Credit, payable on such date and (B) such other transfer fees and other fees and charges in connection with the issuance or administration of each Letter of Credit as the Borrower and the Issuing Bank shall agree.

          (b) Agents' and Lead Arranger's Fees.  The Borrower shall pay to each
              --------------------------------
Agent and the Lead Arranger for its own account such fees as may from time to time be agreed between the Borrower and such Agent or Lead Arranger.

     Conversion of Advances.  Optional. The Borrower may on any Business Day,
     ----------------------   --------
upon notice given to the Administrative Agent not later than 11:00 A.M. (New York City time) on the third Business Day prior to the date of the proposed Conversion and subject to the provisions of Section 2.10, Convert all or any portion of the Advances of one Type comprising the same Borrowing into Advances of the other Type; provided, however, that any Conversion of Eurodollar Rate Advances into Base Rate Advances shall be made only on the last day of an Interest Period for such Eurodollar Rate Advances, any Conversion of Base Rate Advances into Eurodollar Rate Advances shall be in an amount not less than the minimum amount specified in Section 2.02(b), no Conversion of any Advances shall result in more separate Borrowings than permitted under Section 2.02(b) and each Conversion of Advances comprising part of the same Borrowing under any Facility shall be made ratably among the Appropriate Lenders in accordance with their Commitments under such Facility. Each such notice of Conversion shall, within the restrictions specified above, specify (i) the date of such Conversion, (ii) the Advances to be Converted and (iii) if such Conversion is into Eurodollar Rate Advances, the duration of the initial Interest Period for such Advances. Each notice of Conversion shall be irrevocable and binding on the Borrower.

          (a) Mandatory. On the date on which the aggregate unpaid principal
              ---------
amount of Eurodollar Rate Advances comprising any Borrowing shall be reduced, by payment or prepayment or otherwise, to less than $3 million, such Advances shall automatically Convert into Base Rate Advances.

               (i) If the Borrower shall fail to select the duration of any Interest Period for any Eurodollar Rate Advances in accordance with the provisions contained in the definition of "Interest Period" in Section 1.01, the Administrative Agent will forthwith so notify the Borrower and the Appropriate Lenders, whereupon the Interest Period for such Eurodollar Rate Advances will automatically be one month.

               (ii) Upon the occurrence and during the continuance of any Event of Default, (x) each Eurodollar Rate Advance will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (y) the obligation of the Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended.

     Increased Costs, Etc.  If, due to either (i) the introduction of or any
     ---------------------
change (other than any change by way of imposition or increase of reserve requirements included in the Eurodollar Rate Reserve Percentage) in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to any Lender Party of agreeing to make or of making, funding or maintaining Eurodollar Rate Advances or of agreeing to issue or of issuing or maintaining or participating in Letters of Credit or of agreeing to make or of making or maintaining Letter of Credit Advances (excluding, for purposes of this Section 2.10, any such increased costs resulting from changes in the basis of taxation of net income by the United States or by the foreign jurisdiction or state under the laws of which such Lender Party is organized or has its Applicable Lending Office or any political subdivision thereof), then the Borrower shall from time to time, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party additional amounts sufficient to compensate such Lender Party for such increased cost; provided, however, that a Lender Party claiming additional amounts under this Section 2.10(a) agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to provide appropriate certificates or other documentation and designate a different Applicable Lending Office if such certificate, other documentation or the making of such a designation would avoid the need for, or reduce the amount of, such increased cost that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party. A certificate as to the amount of such increased cost, submitted to the Borrower by such Lender Party, shall be conclusive and binding for all purposes, absent manifest error.

          (a) If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the amount of capital required or expected to be maintained by any Lender Party or any corporation controlling such Lender Party as a result of or based upon the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder and other commitments of such type or the issuance or maintenance of or participation in the Letters of Credit (or similar contingent obligations), then, upon demand by such Lender Party or such corporation (with a copy of such demand to the Administrative Agent), the Borrower shall pay to the Administrative Agent for the account of such Lender Party, from time to time as specified by such Lender Party, additional amounts sufficient to compensate such Lender Party in the light of such circumstances, to the extent that such Lender Party reasonably determines such increase in capital to be allocable to the existence of such Lender Party's commitment to lend or to issue or participate in Letters of Credit hereunder or to the issuance or maintenance of or participation in any Letters of Credit. A certificate as to such amounts submitted to the Borrower by such Lender Party shall be conclusive and binding for all purposes, absent manifest error.

          (b) If, with respect to any Eurodollar Rate Advances under any Facility, Lenders owed at least a majority of the then aggregate unpaid principal amount thereof notify the Administrative Agent that the Eurodollar Rate for any Interest Period for such Advances will not adequately reflect the cost to such Lenders of making, funding or maintaining their Eurodollar Rate Advances for such Interest Period, the Administrative Agent shall forthwith so notify the Borrower and the Appropriate Lenders, whereupon (i) each such Eurodollar Rate Advance under such Facility will automatically, on the last day of the then existing Interest Period therefor, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lenders have determined that the circumstances causing such suspension no longer exist.

          (c) Notwithstanding any other provision of this Agreement, if the introduction of or any change in or in the interpretation of any law or regulation shall make it unlawful, or any central bank or other governmental authority shall assert that it is unlawful, for any Lender or its Eurodollar Lending Office to perform its obligations hereunder to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances hereunder, then, on notice thereof and demand therefor by such Lender to the Borrower through the Administrative Agent, (i) each Eurodollar Rate Advance under each Facility under which such Lender has a Commitment will automatically, upon such demand, Convert into a Base Rate Advance and (ii) the obligation of the Appropriate Lenders to make, or to Convert Advances into, Eurodollar Rate Advances shall be suspended until the Administrative Agent shall notify the Borrower that such Lender has determined that the circumstances causing such suspension no longer exist; provided, however, that, before making any such demand, such Lender agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different Eurodollar Lending Office if the making of such a designation would allow such Lender or its Eurodollar Lending Office to continue to perform its obligations to make Eurodollar Rate Advances or to continue to fund or maintain Eurodollar Rate Advances and would not, in the judgment of such Lender, be otherwise disadvantageous to such Lender.

          (d) In the event that any Lender Party demands payment of costs or additional amounts pursuant to Section 2.10 or Section 2.12 or asserts, pursuant to Section 2.10(d), that it is unlawful for such Lender Party to make Eurodollar Rate Advances or become a Defaulting Lender, then (subject to such Lender Party's right to rescind such demand or assertion within 10 days after the notice from the Borrower referred to below) the Borrower may, upon 20 days' prior written notice to such Lender Party and the Administrative Agent, elect to cause such Lender Party to assign its Advances and Commitments in full to one or more Persons selected by the Borrower so long as (a) each such Person satisfies criteria of an Eligible Assignee and is reasonably satisfactory to the Administrative Agent, (b) such Lender Party receives payment in full in cash of the outstanding principal amount of all Advances made by it and all accrued and unpaid interest thereon and all other amounts due and payable to such Lender Party as of the date of such assignment (including, without limitation, amounts owing pursuant to Sections 2.10,

2.12, 2.15 and 9.04) and (c) each such Lender Party assignee agrees to accept such assignment and to assume all obligations of such Lender Party hereunder, in accordance with Section 9.07.

     Payments and Computations. The Borrower shall make each payment hereunder
     -------------------------
and under the Notes, irrespective of any right of counterclaim or set-off (except as otherwise provided in Section 2.15), not later than 11:00 A.M. (New York City time) on the day when due in U.S. dollars to the Administrative Agent at the Administrative Agent's Account in same day funds, with payments being received by the Administrative Agent after such time being deemed (other than for purposes of Section 6.01(a) if received on the day when due) to have been received on the next succeeding Business Day. The Administrative Agent will promptly thereafter cause like funds to be distributed (i) if such payment by the Borrower is in respect of principal, interest, commitment fees or any other Obligation then payable hereunder and under the Notes to more than one Lender Party, to such Lender Parties for the account of their respective Applicable Lending Offices ratably in accordance with the amounts of such respective Obligations then payable to such Lender Parties and (ii) if such payment by the Borrower is in respect of any Obligation then payable hereunder to one Lender Party, to such Lender Party for the account of its Applicable Lending Office, in each case to be applied in accordance with the terms of this Agreement. Upon its acceptance of an Assignment and Acceptance and recording of the information contained therein in the Register pursuant to Section 9.07(d), from and after the effective date of such Assignment and Acceptance, the Administrative Agent shall make all payments hereunder and under the Notes in respect of the interest assigned thereby to the Lender Party assignee thereunder, and the parties to such Assignment and Acceptance shall make all appropriate adjustments in such payments for periods prior to such effective date directly between themselves.

          (a) The Borrower hereby authorizes each Lender Party, if and to the extent payment owed to such Lender Party is not made when due hereunder or, in the case of a Lender, under the Note held by such Lender, to charge from time to time against any or all of the Borrower's accounts with such Lender Party any amount so due.

          (b) All computations of interest based on the Base Rate or the Federal Funds Rate shall be made by the Administrative Agent on the basis of a year of 365 or 366 days, as the case may be, and all computations of interest based on the Eurodollar Rate and of fees and Letter of Credit commissions shall be made by the Administrative Agent on the basis of a year of 360 days, in each case for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest, fees or commissions are payable. Each determination by the Administrative Agent of an interest rate, fee or commission hereunder shall be conclusive and binding for all purposes, absent manifest error.

          (c) Whenever any payment hereunder or under the Notes shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest or commitment fee, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of Eurodollar Rate Advances to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

          (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to any Lender Party hereunder that the Borrower will not make such payment in full, the Administrative Agent may assume that the Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may, in reliance upon such assumption, cause to be distributed to each such Lender Party on such due date an amount equal to the amount then due such Lender Party. If and to the extent the Borrower shall not have so made such payment in full to the Administrative Agent, each such Lender Party shall repay to the Administrative Agent forthwith on demand such amount distributed to such Lender Party together with interest thereon, for each day from the date such amount is distributed to such Lender Party until the date such Lender Party repays such amount to the Administrative Agent, at the Federal Funds Rate.

          (e) If the Administrative Agent receives funds for application to the Obligations under the Loan Documents under circumstances for which the Loan Documents do not specify the Advances or the Facility to which, or the manner in which, such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each Lender Party ratably in accordance with such Lender Party's proportionate share of the principal amount of all outstanding Advances and the Available Amount of all Letters of Credit then outstanding, in repayment or prepayment of such of the outstanding Advances or other Obligations owed to such Lender Party, and for application to such principal installments, as the Administrative Agent shall direct.

     Taxes.   Any and all payments made by or on behalf of any Loan Party
     -----
hereunder, or under the Notes or any other Loan Document, shall be made, in accordance with Section 2.11, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities, interest, penalties and additions to tax with respect thereto (excluding any amount resulting from the gross negligence or willful misconduct of a Lender Party or an Agent), excluding, in the case of each Lender Party and each Agent, taxes that are imposed on its net income by the United States and taxes that are imposed on its net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction under the laws of which such Lender Party or such Agent, as the case may be, is organized or any political subdivision thereof and, in the case of each Lender Party, taxes that are imposed on its net income (and franchise taxes imposed in lieu thereof) by the state or foreign jurisdiction of such Lender Party's Applicable Lending Office or any political subdivision thereof (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under the Notes being hereinafter referred to as "Taxes"). If the Borrower shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder, or under any Note or any other Loan Document, to any Lender Party or any Agent, (i) the sum payable by the Borrower shall be increased as may be necessary so that after the Borrower and the Administrative Agent have made all required deductions (including deductions applicable to additional sums payable under this Section 2.12) such Lender Party or such Agent, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower shall make all such deductions and (iii) the Borrower shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law; provided, however, that a Lender Party claiming additional amounts under this Section 2.12(a) or 2.12 agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to provide appropriate certificates or other documentation (except to the extent the Lender Party considers any such required information confidential and such certificates or documentation are materially more burdensome than Internal Revenue Service Form W-8BEN) and designate a different Applicable Lending Office if the providing of such certificates or documentation or the making of such a designation would avoid the need for, or reduce the amount of, such additional amounts that may thereafter accrue and would not, in the reasonable judgment of such Lender Party, be otherwise disadvantageous to such Lender Party.

          (a) In addition, the Borrower shall pay any present or future stamp, documentary, excise, property or similar taxes, charges or levies that arise from any payment made hereunder, or under the Notes or any other Loan Documents, or from the execution, delivery or registration of, performance under, or otherwise with respect to, this Agreement, the Notes or any other Loan Document, (hereinafter referred to as "Other Taxes").

          (b) The Borrower shall indemnify each Lender Party and each Agent for and hold them harmless against the full amount of Taxes and Other Taxes, and for the full amount of taxes of any kind imposed by any jurisdiction on amounts payable under this Section 2.12, imposed on or paid by such Lender Party or such Agent (as the case may be) and any liability (including penalties, additions to tax, interest and expenses, but excluding any amount resulting from the gross negligence or willful misconduct of a Lender Party or an Agent) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date such Lender Party or such Agent (as the case may be) makes written demand therefor. Each Agent and each Lender Party claiming indemnification pursuant to this Section 2.12(c) shall make written demand therefor no later than 120 days after the date on which such Agent or Lender Party makes payment of such Taxes or Other Taxes. However, nothing contained in this Section 2.12(c) shall compromise the right of any Agent or Lender Party to be indemnified pursuant to this Agreement.

          (c) Within 30 days after the date of any payment of Taxes by or on behalf of any Loan Party, the Borrower shall furnish to the Administrative Agent, at its address referred to in Section 9.02, the original or a certified copy of a receipt evidencing such payment (or if such receipt has not been received by the Borrower by such time within 30 days after such receipt by the Borrower) (or, if no such receipt will be forthcoming, such other written documentation reasonably satisfactory to the Administrative Agent). In the case of any payment hereunder, or under the Notes or any other Loan Document, by or on behalf of the Borrower through an account or branch outside the United States or by or on behalf of the Borrower by a payor that is not a United States person, if the Borrower determines that no Taxes are payable in respect thereof, the Borrower shall furnish, or shall cause such payor to furnish, to the Administrative Agent, at such address, an opinion of counsel acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this Section 2.12, the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Internal Revenue Code.

          (d) Each Lender Party organized under the laws of a jurisdiction outside the United States shall, on or prior to the date of its execution and delivery of this Agreement in the case of each Initial Lender or Initial Issuing Bank, as the case may be, and on the date of the Assignment and Acceptance pursuant to which it becomes a Lender Party in the case of each other Lender Party, and from time to time thereafter as reasonably requested in writing by the Borrower (but only so long thereafter as such Lender Party remains lawfully able to do so), provide each of the Administrative Agent and the Borrower with either (i) two properly completed original Internal Revenue Service forms W-8ECI or W-8BEN (or any applicable successor forms), certifying that such Lender Party is exempt from or entitled to a reduced rate of United States federal withholding tax on payments pursuant to this Agreement or under the Notes (by reason of such payments being effectively connected to a United States trade or business of such Lender Party, or by reason of such Lender Party being eligible for the benefits of a current United States income tax treaty with respect to such payments), or (ii) two properly completed original Internal Revenue Service forms W-8BEN (or any applicable successor forms), certifying that such Lender Party is a foreign corporation, foreign partnership, or foreign estate or trust, along with a certificate representing that such Lender Party is not a "bank" for purposes of Section 881(c) of the Internal Revenue Code, is not a 10-percent shareholder (within the meaning of Section 871(h)(3)(B) of the Internal Revenue Code) of the Borrower and is not a controlled foreign corporation related to the Borrower (within the meaning of Section 864(d)(4) of the Internal Revenue Code), as appropriate. If the forms provided by a Lender Party at the time such Lender Party first becomes a party to this Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender Party provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that if, at the effective date of the Assignment and Acceptance pursuant to which a Lender Party becomes a party to this Agreement, the Lender Party assignor was entitled to payments under subsection (a) of this Section
2.12 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender Party assignee on such date. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service form W-8BEN or W-8ECI (or the related certificate described above), that the Lender Party reasonably considers to be confidential, the Lender Party shall give notice thereof to the Borrower and shall not be obligated to include in such form or document such confidential information.

          (e) For any period with respect to which a Lender Party has failed to provide the Borrower with the appropriate form described in subsection (e) above (other than if such failure is due to a change in law occurring after the date on which a form originally was required to be provided or if such form otherwise is not required under subsection (e) above), such Lender Party shall not be entitled to indemnification under subsection (a) or (c) of this Section 2.12 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender Party become subject to Taxes because of its failure to deliver a form required hereunder, the Borrower shall take (solely at such Lender Party's expense) such steps as such Lender Party shall reasonably request to assist such Lender Party to recover such Taxes.

          (f) If a Lender Party or an Agent files a claim for refund and such party determines in its sole discretion that such claim for refund is in respect of Taxes or Other Taxes as to which it has been indemnified by the Borrower, or with respect to which any Loan Party has made payments pursuant to this Section 2.12, such Lender Party or Agent shall promptly notify the Borrower in writing of the availability of such refund claim. If a Lender Party or an Agent receives a refund and determines in its sole discretion that such refund is in respect of any such Taxes or Other Taxes, such Lender Party or Agent shall within 45 days from the date of such receipt or realization pay over the amount of such refund to the Borrower (but only to the extent of indemnity payments made or other amounts paid by the Borrower or other Loan Party under this Section 2.12 with respect to such Taxes or Other Taxes), net of all reasonable out-of-pocket expenses of such Lender Party or Agent and without interest; provided that the Borrower (upon written request of such Lender Party or Agent) agrees to repay the amount paid over to the Borrower to such Lender Party or Agent in the event such Lender Party or Agent is required to repay such refund to such governmental authority.

     Sharing of Payments, Etc.  If any Lender Party shall obtain at any time any
     -------------------------
payment (whether voluntary, involuntary, through the exercise of any right of set-off, or otherwise, other than as a result of an assignment pursuant to
Section 9.07) (a) on account of Obligations due and payable to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations due and payable to such Lender Party at such time to (ii) the aggregate amount of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations due and payable to all Lender Parties hereunder and under the Notes at such time obtained by all the Lender Parties at such time or (b) on account of Obligations owing (but not due and payable) to such Lender Party hereunder and under the Notes at such time in excess of its ratable share (according to the proportion of (i) the amount of such Obligations owing to such Lender Party at such time to (ii) the aggregate amount of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time) of payments on account of the Obligations owing (but not due and payable) to all Lender Parties hereunder and under the Notes at such time obtained by all of the Lender Parties at such time, such Lender Party shall forthwith purchase from the other Lender Parties such interests or participating interests in the Obligations due and payable or owing to them, as the case may be, as shall be necessary to cause such purchasing Lender Party to share the excess payment ratably with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from such purchasing Lender Party, such purchase from each other Lender Party shall be rescinded and such other Lender Party shall repay to the purchasing Lender Party the purchase price to the extent of such Lender Party's ratable share (according to the proportion of (i) the purchase price paid to such Lender Party to (ii) the aggregate purchase price paid to all Lender Parties) of such recovery together with an amount equal to such Lender Party's ratable share (according to the proportion of (i) the amount of such other Lender Party's required repayment to (ii) the total amount so recovered from the purchasing Lender Party) of any interest or other amount paid or payable by the purchasing Lender Party in respect of the total amount so recovered ; provided further that, so long as the Obligations under the Loan Documents shall not have been accelerated, any excess payment received by any Appropriate Lender shall be shared on a pro rata basis only with other Appropriate Lenders. The Borrower agrees that any Lender Party so purchasing an interest or participating interest from another Lender Party pursuant to this Section 2.13 may, to the fullest extent permitted by law, exercise all its rights of payment (including the right of set-off) with respect to such interest or participating interest, as the case may be, as fully as if such Lender Party were the direct creditor of the Borrower in the amount of such interest or participating interest, as the case may be.

     Use of Proceeds.  The proceeds of the Term Advances shall be available (and
     ---------------
the Borrower agrees that it shall use such proceeds) for the following: (i) to finance in part the Recapitalization and the Acquisition, (ii) to refinance certain existing debt of the Borrower and its Subsidiaries and the Alliances, and (iii) to pay transaction costs and expenses associated with the foregoing. The proceeds of the Working Capital Advances and the Term Advances and issuances of Letters of Credit shall be available (and the Borrower agrees that it shall use such proceeds and Letters of Credit) solely for working capital, capital expenditures and other general corporate purposes of the Borrower and its Subsidiaries and the Alliances.

     Defaulting Lenders.  In the event that, at any time, (i) any Lender Party
     ------------------
shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Advance to the Borrower and (iii) the Borrower shall be required to make any payment hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower may, so long as no Default shall occur or be continuing at such time and to the fullest extent permitted by applicable law, set off and otherwise apply the Obligation of the Borrower to make such payment to or for the account of such Defaulting Lender against the obligation of such Defaulting Lender to make such Defaulted Advance. In the event that, on any date, the Borrower shall so set off and otherwise apply its obligation to make any such payment against the obligation of such Defaulting Lender to make any such Defaulted Advance on or prior to such date, the amount so set off and otherwise applied by the Borrower shall constitute for all purposes of this Agreement and the other Loan Documents an Advance by such Defaulting Lender made on the date of such setoff under the Facility pursuant to which such Defaulted Advance was originally required to have been made pursuant to Section 2.01. Such Advance shall be considered, for all purposes of this Agreement, to comprise part of the Borrowing in connection with which such Defaulted Advance was originally required to have been made pursuant to Section 2.01, even if the other Advances comprising such Borrowing shall be Eurodollar Rate Advances on the date such Advance is deemed to be made pursuant to this subsection (a). The Borrower shall notify the Administrative Agent at any time the Borrower exercises its right of set-off pursuant to this subsection (a) and shall set forth in such notice (A) the name of the Defaulting Lender and the Defaulted Advance required to be made by such Defaulting Lender and (B) the amount set off and otherwise applied in respect of such Defaulted Advance pursuant to this subsection (a). Any portion of such payment otherwise required to be made by the Borrower to or for the account of such Defaulting Lender which is paid by the Borrower, after giving effect to the amount set off and otherwise applied by the Borrower pursuant to this subsection (a), shall be applied by the Administrative Agent as specified in subsection (b) or (c) of this Section 2.15.

          (a) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall owe a Defaulted Amount to any Agent or any of the other Lender Parties and (iii) the Borrower shall make any payment hereunder or under any other Loan Document to the Administrative Agent for the account of such Defaulting Lender, then the Administrative Agent may, on its behalf or on behalf of such other Agents or such other Lender Parties and to the fullest extent permitted by applicable law, apply at such time the amount so paid by the Borrower to or for the account of such Defaulting Lender to the payment of each such Defaulted Amount to the extent required to pay such Defaulted Amount. In the event that the Administrative Agent shall so apply any such amount to the payment of any such Defaulted Amount on any date, the amount so applied by the Administrative Agent shall constitute for all purposes of this Agreement and the other Loan Documents payment, to such extent, of such

Defaulted Amount on such date. Any such amount so applied by the Administrative Agent shall be retained by the Administrative Agent or distributed by the Administrative Agent to such other Agents or such other Lender Parties, ratably in accordance with the respective portions of such Defaulted Amounts payable at such time to the Administrative Agent, such other Agents and such other Lender Parties and, if the amount of such payment made by the Borrower shall at such time be insufficient to pay all Defaulted Amounts owing at such time to the Administrative Agent, such other Agents and such other Lender Parties, in the following order of priority:

               (i) first, to the Agents for any Defaulted Amounts then owing to the Agents, ratably in accordance with such respective Defaulted Amounts then owing to the Agents;

               (ii) second, to the Issuing Bank for any Defaulted Amounts then owing to it, in its capacity as such, ratably in accordance with such respective Defaulted Amounts then owing to such Issuing Bank; and

               (iii) third, to any other Lender Parties for any Defaulted Amounts then owing to such other Lender Parties, ratably in accordance with such respective Defaulted Amounts then owing to such other Lender Parties.

Any portion of such amount paid by the Borrower for the account of such Defaulting Lender remaining, after giving effect to the amount applied by the Administrative Agent pursuant to this subsection (b), shall be applied by the Administrative Agent as specified in subsection (c) of this Section 2.15.

          (b) In the event that, at any time, (i) any Lender Party shall be a Defaulting Lender, (ii) such Defaulting Lender shall not owe a Defaulted Advance or a Defaulted Amount and (iii) the Borrower, any Agent or any other Lender Party shall be required to pay or distribute any amount hereunder or under any other Loan Document to or for the account of such Defaulting Lender, then the Borrower or such Agent or such other Lender Party shall pay such amount to the Administrative Agent to be held by the Administrative Agent, to the fullest extent permitted by applicable law, in escrow or the Administrative Agent shall, to the fullest extent permitted by applicable law, hold in escrow such amount otherwise held by it. Any funds held by the Administrative Agent in escrow under this subsection (c) shall be deposited by the Administrative Agent in an account with MS&Co., in the name and under the control of the Administrative Agent, but subject to the provisions of this subsection (c). The terms applicable to such account, including the rate of interest payable with respect to the credit balance of such account from time to time, shall be MS&Co.'s standard terms applicable to escrow accounts maintained with it. Any interest credited to such account from time to time shall be held by the Administrative Agent in escrow under, and applied by the Administrative Agent from time to time in accordance with the provisions of, this subsection (c). The Administrative Agent shall, to the fullest extent permitted by applicable law, apply all funds so held in escrow from time to time to the extent necessary to make any Advances required to be made by such Defaulting Lender and to pay any amount payable by such Defaulting Lender hereunder and under the other Loan Documents to the Administrative Agent or any other Lender Party, as and when such Advances or amounts are required to be made or paid and, if the amount so held in escrow shall at any time be insufficient to make and pay all such Advances and amounts required to be made or paid at such time, in the following order of priority:

               (i) first, to the Agents for any amounts then due and payable by such Defaulting Lender to the Agents hereunder, ratably in accordance with such amounts then due and payable to the Agents;

               (ii) second, to the Issuing Bank for any amounts then due and payable to them hereunder, in their capacities as such, by such Defaulting Lender, ratably in accordance with such amounts then due and payable to such Issuing Banks;

               (iii) third, to any other Lender Parties for any amount then due and payable by such Defaulting Lender to such other Lender Parties hereunder, ratably in accordance with such respective amounts then due and payable to such other Lender Parties; and

               (iv) fourth, to the Borrower for any Advance then required to be made by such Defaulting Lender pursuant to a Commitment of such Defaulting Lender.

In the event that any Lender Party that is a Defaulting Lender shall, at any time, cease to be a Defaulting Lender, any funds held by the Administrative Agent in escrow at such time with respect to such Lender Party shall be distributed by the Administrative Agent to such Lender Party and applied by such Lender Party to the Obligations owing to such Lender Party at such time under this Agreement and the other Loan Documents ratably in accordance with the respective amounts of such Obligations outstanding at such time.

          (c) The rights and remedies against a Defaulting Lender under this
Section 2.15 are in addition to other rights and remedies that the Borrower may have against such Defaulting Lender with respect to any Defaulted Advance and that any Agent or any Lender Party may have against such Defaulting Lender with respect to any Defaulted Amount.

                                  ARTICLE III

                           CONDITIONS OF LENDING AND
                         ISSUANCES OF LETTERS OF CREDIT

     Conditions Precedent to Initial Extension of Credit.  The obligation of
     ---------------------------------------------------
each Lender to make an Advance or of the Issuing Bank to issue a Letter of Credit on the occasion of the Initial Extension of Credit hereunder is subject to the satisfaction of the following conditions precedent before or concurrently with the Initial Extension of Credit:

          (a) The Administrative Agent shall have received on or before the day of the Initial Extension of Credit the following, each dated such day (unless otherwise specified), in form and substance satisfactory to the Lender Parties (unless otherwise specified) and (except for the Notes) in sufficient copies for each Lender Party:

               (i) The Notes payable to the order of the Lenders.

               (ii) A security agreement in substantially the form of Exhibit D hereto (together with each other security agreement and security agreement supplement delivered pursuant to Section 5.01(j), in each case as amended, the "Security Agreement"), duly executed by each Loan Party, together with:

               (A) certificates representing the Pledged Shares referred to therein accompanied by undated stock powers executed in blank and instruments evidencing the Pledged Debt indorsed in blank,

               (B) executed copies of proper financing statements, to be filed under the Uniform Commercial Code of all jurisdictions that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement, covering the Collateral described in the Security Agreement,

               (C) completed requests for information, dated on or before the date of the Initial Extension of Credit, listing all effective financing statements filed in the jurisdictions referred to in clause
          (B) above that name any Loan Party as debtor, together with copies of such financing statements,

               (D) evidence of the completion of all other recordings and filings of or with respect to the Security Agreement that the Administrative Agent may reasonably deem necessary or desirable in order to perfect and protect the Liens created thereby,

               (E) evidence of the insurance required by the terms of the Security Agreement,

               (F) copies of the Assigned Agreements referred to in the Security Agreement, together with a consent to such assignment, in substantially the form of Exhibit B to the Security Agreement, duly executed by each party to such Assigned Agreements other than the Loan Parties,

               (G) the Pledged Account Letters referred to in the Security Agreement, duly executed by each Pledged Account Bank referred to in the Security Agreement, and

               (H) evidence that all other action that the Administrative Agent may deem necessary or desirable in order to perfect and protect the first priority liens and security interests created under the Security Agreement has been taken (including, without limitation, receipt of duly executed payoff letters, UCC-3 termination statements and landlords' and bailees' waiver and consent agreements).

               (iii) A guaranty in substantially the form of Exhibit E hereto as amended, the "Alliance Guaranty"), duly executed by each Alliance.

               (iv) Certified copies of the resolutions of the Board of Directors of each Loan Party approving the Acquisition and the other transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party, and of all documents evidencing other necessary corporate action and governmental and other third party approvals and consents, if any, with respect to the Acquisition and the other transactions contemplated by the Transaction Documents and each Transaction Document to which it is or is to be a party.

               (v) A copy of a certificate of the Secretary of State of the jurisdiction of incorporation of each Loan Party, dated reasonably near the date of the Initial Extension of Credit, certifying (A) as to a true and correct copy of the charter of such Loan Party and each amendment thereto on file in such Secretary's office and (B) that (1) such amendments are the only amendments to such Loan Party's charter on file in such Secretary's office, (2) such Loan Party has paid all franchise taxes to the date of such certificate and (C) such Loan Party is duly incorporated and in good standing or presently subsisting under the laws of the State of the jurisdiction of its incorporation.

               (vi) A certificate of each Loan Party signed on behalf of such Loan Party by its President or a Vice President and its Secretary or any Assistant Secretary, dated the date of the Initial Extension of Credit (the statements made in which certificate shall be true on and as of the date of the Initial Extension of Credit), certifying as to
          (A) the absence of any amendments to the charter of such Loan Party since the date of the Secretary of State's certificate referred to in
          Section 3.01(a)(v), (B) a true and correct copy of the bylaws of such Loan Party as in effect on the date on which the resolutions referred to in Section 3.01(a)(iv) were adopted and on the date of the Initial Extension of Credit, (C) the due incorporation and good standing or valid existence of such Loan Party as a corporation organized under the laws of the jurisdiction of its incorporation, and the absence of any proceeding for the dissolution or liquidation of such Loan Party,
          (D) the truth of the representations and warranties contained in the Loan Documents as though made on and as of the date of the Initial Extension of Credit and (E) the absence of any event occurring and continuing, or resulting from the Initial Extension of Credit, that constitutes a Default.

               (vii) A certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the names and true signatures of the officers of such Loan Party authorized to sign each Transaction Document to which it is or is to be a party and the other documents to be delivered hereunder and thereunder.

               (viii) Certified copies of each of the Related Documents, duly executed by the parties thereto and in form and substance satisfactory to the Lender Parties, together with all agreements, instruments and other documents delivered in connection therewith as the Administrative Agent shall request, including without limitation all leases and/or subleases related to the Acquisition.

               (ix) Certificates, in substantially the form of Exhibit F hereto, attesting to the Solvency of each Loan Party before and after giving effect to the

          Acquisition and the other transactions contemplated by the Transaction Documents, from its Chief Financial Officer.

               (x) Such financial, business and other information regarding each Loan Party and its Subsidiaries as the Lender Parties shall have requested, including, without limitation, information as to possible contingent liabilities, tax matters, environmental matters, obligations under Plans, Multiemployer Plans and Welfare Plans, collective bargaining agreements and other arrangements with employees, audited annual financial statements dated December 31, 1999, interim financial statements dated the end of the most recent fiscal quarter for which financial statements are available (or, in the event the Lender Parties' due diligence review reveals material changes since such financial statements, as of a later date within 45 days of the day of the Initial Extension of Credit), pro forma financial statements as to the Borrower and forecasts prepared by management of the Borrower, in form and substance satisfactory to the Lender Parties, of balance sheets, income statements and cash flow statements on a quarterly basis for the first three years following the day of the Initial Extension of Credit and on an annual basis for each year thereafter until the Tranche B Termination Date.

               (xi) Evidence of insurance naming the Collateral Agent as additional insured and loss payee with such responsible and reputable insurance companies or associations, and in such amounts and covering such risks, as is satisfactory to the Administrative Agent, including, without limitation, business interruption insurance.

               (xii) Certified copies of all Material Contracts of each Loan Party and its Subsidiaries.

               (xiii) A favorable opinion of Hunton & Williams, counsel for the Loan Parties, in substantially the form of Exhibit G hereto and as to such other matters as any Lender Party through the Administrative Agent may reasonably request.

               (xiv) A favorable opinion of Wiley Rein, regulatory counsel to the Loan Parties, in a form satisfactory to the Lender Parties.

          (b) The Lender Parties shall be satisfied with the corporate and legal structure and capitalization of each Loan Party and each of its Subsidiaries the Equity Interests in which Subsidiaries is being pledged pursuant to the Loan Documents, including the terms and conditions of the charter, bylaws and each class of Equity Interest in each Loan Party and each such Subsidiary and of each agreement or instrument relating to such structure or capitalization.

          (c) The Lender Parties shall be satisfied that all Existing Debt, other than Surviving Debt, has been or is simultaneously being prepaid, redeemed or defeased in full or otherwise satisfied and extinguished and that all Surviving Debt shall be on terms and conditions satisfactory to the Lender Parties.

          (d) Before giving effect to the transactions contemplated by the Transaction Documents, there shall have occurred no (i) Material Adverse Change since December 31, 1999 and (ii) no material adverse change in the business, condition (financial or otherwise), operations, performance or properties of the Acquired Properties since December 31, 1999.

          (e) There shall exist no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries pending or threatened before any court, governmental agency or arbitrator that (i) could be reasonably be expected to have a (A) Material Adverse Effect or (B) material adverse effect on the business, condition (financial or otherwise), operations, performance or properties of the Acquired Properties or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Acquisition or the other transactions contemplated by the Transaction Documents.

          (f) All governmental and third party consents and approvals necessary in connection with the Acquisition and the other transactions contemplated by the Transaction Documents shall have been obtained (including any consents and approvals necessary to permit the Alliances to enter into security, guarantee and other arrangements required by the terms of the Transaction Documents) (without the imposition of any conditions that are not acceptable to the Lender Parties) and shall remain in effect (other than as set forth on Schedule 4.01(d)); all applicable waiting periods in connection with the Acquisition and the other transactions contemplated by the Transaction Documents shall have expired without any action being taken by any competent authority, and no law or regulation shall be applicable in the judgment of the Lender Parties, in each case that restrains, prevents or imposes materially adverse conditions upon the Acquisition or the other transactions contemplated by the Transaction Documents or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them.

          (g) The Borrower shall have paid all accrued fees of the Agents and the Lender Parties and all accrued expenses of the Agents (including the accrued fees and expenses of counsel to the Administrative Agent and local counsel to the Lender Parties).

          (h) The Lender Parties shall be satisfied with the terms and conditions of the Equity Contribution, the Senior Notes and the Subordinated Notes, if any. The Borrower shall have received at least $225 million in gross cash proceeds from the Equity Contribution and at least $276 million (or, if the Subordinated Notes are not issued, at least $375 million) in gross cash proceeds from the sale of the Senior Notes and $95 million in gross cash proceeds from the sale of the Subordinated Notes, and all such proceeds (other than the $112.5 million portion of such Equity Contribution made prior to the date hereof) shall have been used or shall be used simultaneously with the Initial Extension of Credit by the Borrower to finance the transactions contemplated in the preliminary statements to this Agreement.

     Conditions Precedent to Each Borrowing and Issuance and Renewal The
     ---------------------------------------------------------------
obligation of each Appropriate Lender to make an Advance (other than a Letter of Credit Advance made by the Issuing Bank or a Working Capital Lender pursuant to
Section 2.03(c)) on the occasion of each Borrowing (including the initial Borrowing), and the obligation of the Issuing Bank to issue a Letter of Credit (including the initial issuance) or renew a Letter of Credit, shall be subject to the further conditions precedent that on the date of such Borrowing or issuance or renewal (a) the following statements shall be true and the Administrative Agent shall have received for the account of such Lender or the Issuing Bank a certificate signed by a duly authorized officer of the Borrower, dated the date of such Borrowing or issuance or renewal, stating that (and each of the giving of the applicable Notice of Borrowing, or Notice of Issuance or Notice of Renewal and the acceptance by the Borrower of the proceeds of such Borrowing or of such Letter of Credit or the renewal of such Letter of Credit shall constitute a representation and warranty by the Borrower that both on the date of such notice and on the date of such Borrowing or issuance or renewal such statements are true):

               (i) the representations and warranties contained in each Loan Document are correct in all material respects on and as of such date, before and after giving effect to such Borrowing or issuance or renewal and to the application of the proceeds therefrom, as though made on and as of such date, other than any such representations or warranties that, by their terms, refer to a specific date other than the date of such Borrowing or issuance or renewal, in which case as of such specific date; and

               (ii) no Default has occurred and is continuing, or would result from such Borrowing or issuance or renewal or from the application of the proceeds therefrom;

          (a) Administrative Agent shall have received such other approvals, opinions or documents as any Appropriate Lender through the Administrative Agent may reasonably request and (c) in the case of any Tranche C Term Borrowing, the Borrower shall have purchased an RTFC Certificate in an amount equal to 10% of such Tranche C Term Borrowing.

     Determinations Under Section 3.01. For purposes of determining compliance
     ---------------------------------
with the conditions specified in Section 3.01, each Lender Party shall be deemed to have consented to, approved or accepted or to be satisfied with each document or other matter required thereunder to be consented to or approved by or acceptable or satisfactory to the Lender Parties unless an officer of the Administrative Agent responsible for the transactions contemplated by the Loan Documents shall have received notice from such Lender Party prior to the Initial Extension of Credit specifying its objection thereto and, if the Initial Extension of Credit consists of a Borrowing, such Lender Party shall not have made available to the Administrative Agent such Lender Party's ratable portion of such Borrowing.

                                  ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES

     Representations and Warranties of the Borrower. The Borrower represents
     ----------------------------------------------
and warrants as follows:

          (a) Each Loan Party and each of its Subsidiaries (i) is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, (ii) is duly qualified and in good standing as a foreign corporation in each other jurisdiction in which it owns or leases property or in which the conduct of its business requires it to so qualify or be licensed except where the failure to so qualify or be licensed could not be reasonably likely to have a Material Adverse Effect and (iii) has all requisite corporate power and authority (including, without limitation, all governmental licenses, permits and other approvals) to own or lease and operate its properties and to carry on its business as now conducted and as proposed to be conducted after consummation of the Acquisition (as set forth in the Information Memorandum).

          (b) Set forth on Schedule 4.01(b) hereto is a complete and accurate list of all Subsidiaries of each Loan Party, showing as of the date hereof (as to each such Subsidiary) the jurisdiction of its incorporation, the number of shares of each class of its Equity Interests authorized, and the number outstanding, on the date hereof and the percentage of each such class of its Equity Interests owned (directly or indirectly) by such Loan Party and the number of shares covered by all outstanding options, warrants, rights of conversion or purchase and similar rights at the date hereof. All of the outstanding Equity Interests in each Loan Party's Subsidiaries has been validly issued, are fully paid and non-assessable and are owned by such Loan Party or one or more of its Subsidiaries free and clear of all Liens, except those created under the Collateral Documents.

          (c) The execution, delivery and performance by each Loan Party of each Transaction Document to which it is or is to be a party, and the consummation of the Acquisition and the other transactions contemplated by the Transaction Documents, are within such Loan Party's corporate powers, have been duly authorized by all necessary corporate action, and do not (i) contravene such Loan Party's charter or bylaws, (ii) violate any law, rule, regulation (including, without limitation, Regulation X of the Board of Governors of the Federal Reserve System), order, writ, judgment, injunction, decree, determination or award, (iii) conflict with or result in the breach of, or constitute a default under, any contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument binding on or affecting any Loan Party, any of its Subsidiaries or any of their properties or (iv) except for the Liens created under the Loan Documents, result in or require the creation or imposition of any Lien upon or with respect to any of the properties of any Loan Party or any of its Subsidiaries. No Loan Party or any of its Subsidiaries is in violation of any such law, rule, regulation, order, writ, judgment, injunction, decree, determination or award or in breach of any such contract, loan agreement, indenture, mortgage, deed of trust, lease or other instrument, the violation or breach of which could be reasonably likely to have a Material Adverse Effect.

          (d) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for (i) the due execution, delivery, recordation, filing or performance by any Loan Party of any Transaction Document to which it is or is to be a party, or for the consummation of the Acquisition or the other transactions contemplated by the Transaction Documents, (ii) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents, (iii) the perfection or maintenance of the Liens created under the Collateral Documents (including the first priority nature thereof) or (iv) the exercise by any Agent or any Lender Party of its rights under the Loan Documents or the remedies in respect of the Collateral pursuant to the Collateral Documents , except for the authorizations, approvals, actions, notices and filings listed on Schedule 4.01(d) hereto, all of which (other than as set forth on such Schedule) have been duly obtained, taken, given or made and are in full force and effect. All applicable waiting periods in connection with the Acquisition and the other transactions contemplated by the Transaction Documents have expired without any action having been taken by any competent authority restraining, preventing or imposing materially adverse conditions upon the Acquisition or the rights of the Loan Parties or their Subsidiaries freely to transfer or otherwise dispose of, or to create any Lien on, any properties now owned or hereafter acquired by any of them. The Acquisition has been consummated in accordance with the Purchase Agreement and applicable law.

          (e) This Agreement has been, and each other Transaction Document when delivered hereunder will have been, duly executed and delivered by each Loan Party party thereto. This Agreement is, and each other Transaction Document when delivered hereunder will be, the legal, valid and binding obligation of each Loan Party party thereto, enforceable against such Loan Party in accordance with its terms.

          (f) There is no action, suit, investigation, litigation or proceeding affecting any Loan Party or any of its Subsidiaries, including any Environmental Action, pending or, to the knowledge of the Borrower or its Subsidiaries, threatened before any court, governmental agency or arbitrator that (i) could be reasonably likely to have a Material Adverse Effect or (ii) purports to affect the legality, validity or enforceability of any Transaction Document or the consummation of the Acquisition or the other transactions contemplated by the Transaction Documents.

          (g) The Consolidated balance sheet of the Borrower and its Subsidiaries as at December 31, 1999, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the fiscal year then ended, accompanied by an unqualified opinion of McGladdrey & Pullen LLP, independent public accountants, and the Consolidated balance sheet of the Borrower and its Subsidiaries as at March 31, 2000, and the related Consolidated statement of income and Consolidated statement of cash flows of the Borrower and its Subsidiaries for the three months then ended, duly certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present, subject, in the case of said balance sheet as at March 31, 2000, and said statements of income and cash flows for the three months then ended, to year-end audit adjustments and the absence of notes, the Consolidated financial condition of the Borrower and its Subsidiaries as at such dates and the Consolidated results of operations of the Borrower and its Subsidiaries for the periods ended on such dates, all in accordance with generally accepted accounting principles applied on a consistent basis, and since December 31, 1999, there has been no Material Adverse Change.

          (h) The Consolidated pro forma balance sheet of the Borrower and its Subsidiaries as at March 31, 2000, and the related Consolidated pro forma statement of operations of the Borrower and its Subsidiaries for the three months and twelve months then ended, certified by the Chief Financial Officer of the Borrower, copies of which have been furnished to each Lender Party, fairly present the Consolidated pro forma financial condition of the Borrower and its Subsidiaries as at such date and the Consolidated pro forma results of operations of the Borrower and its Subsidiaries for the period ended on such date, in each case giving effect to the Acquisition and the other transactions contemplated by the Transaction Documents , all in accordance with GAAP.

          (i) The Consolidated forecasted balance sheet, statement of operations and projected cash flow of the Borrower and its Subsidiaries delivered to the Lender Parties pursuant to Section 3.01(a)(x) or 5.03 were prepared in good faith on the basis of the assumptions stated therein, which assumptions were fair in light of the conditions existing at the time of delivery of such forecasts, and represented, at the time of delivery, the Borrower's reasonable estimate of its future financial performance.

          (j) Neither the Information Memorandum nor any other information, exhibit or report furnished by or on behalf of any Loan Party to any Agent or any Lender Party in connection with the negotiation and syndication of the Loan Documents or pursuant to the terms of the Loan Documents contained when furnished any untrue statement of a material fact or omitted to state a material fact necessary to make the statements made therein in light of the circumstances under which they were made not misleading.

          (k) The Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying Margin Stock, and no proceeds of any Advance or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock.

          (l) Neither any Loan Party nor any of its Subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the making of any Advances, nor the issuance of any Letters of Credit, nor the application of the proceeds or repayment thereof by the Borrower, nor the consummation of the other transactions contemplated by the Transaction Documents, will violate any provision of such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

          (m) Neither any Loan Party nor any of its Subsidiaries is a party to any indenture, loan or credit agreement or any lease or other agreement or instrument or subject to any charter or corporate restriction the compliance with the terms of which could reasonably be expected to have a Material Adverse Effect.

          (n) The Collateral Documents create a valid and perfected first priority security interest in the Collateral, securing the payment of the Secured Obligations, and, upon taking all actions that are contemplated by the Collateral Documents (including the satisfaction of the conditions subsequent in 5.01(q)(i)(A) through (G)), all filings and other actions necessary or desirable to perfect and protect such security interest will have been duly taken. The Loan Parties are the legal and beneficial owners of the Collateral free and clear of any Lien, except for the liens and security interests created or permitted under the Loan Documents.

          (o) Each Loan Party is, individually and together with its Subsidiaries, Solvent.

          (p) Set forth on Schedule 4.01(p) hereto is a complete and accurate list of all Plans, Multiemployer Plans and Welfare Plans.

               (i) No ERISA Event has occurred or is reasonably expected to occur with respect to any Plan that has resulted in or is reasonably expected to result in a material liability of any Loan Party or any ERISA Affiliate.

               (ii) Schedule B (Actuarial Information) to the most recent annual report (Form 5500 Series) for each Plan for which a Schedule B must be prepared, copies of which have been filed with the Internal Revenue Service and furnished to the Lender Parties, is complete and accurate and fairly presents the funding status of such Plan, and since the date of such Schedule B there has been no material adverse change in such funding status.

               (iii) Neither any Loan Party nor any ERISA Affiliate has incurred or is reasonably expected to incur any Withdrawal Liability to any Multiemployer Plan.

               (iv) Neither any Loan Party nor any ERISA Affiliate has been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or has been terminated, within the meaning of Title IV of ERISA, and no such Multiemployer Plan is reasonably expected to be in reorganization or to be terminated, within the meaning of Title IV of ERISA.

          (q) The operations and properties of each Loan Party and each of its Subsidiaries comply in all material respects with all applicable Environmental Laws and Environmental Permits, all past non-compliance with such Environmental Laws and Environmental Permits has been resolved without ongoing obligations or costs, and no circumstances exist that could be reasonably likely to (A) form the basis of an Environmental Action against any Loan Party or any of its Subsidiaries or any of their properties that could have a Material Adverse Effect or (B) cause any such property to be subject to any material restrictions on ownership, occupancy, use or transferability under any Environmental Law.

               (i) None of the properties currently or formerly owned or operated by any Loan Party or any of its Subsidiaries is listed or, to the knowledge of the Borrower or its Subsidiaries, proposed for listing on the NPL or on the CERCLIS or any analogous, state or local list, to the knowledge of the Borrower or its Subsidiaries, or is adjacent to any such property; there are no and, to the knowledge of the Borrower or its Subsidiaries, never have been any underground or aboveground storage tanks or any surface impoundments, septic tanks, pits, sumps or lagoons in which Hazardous Materials are being or have been treated, stored or disposed on any property currently owned or operated by any Loan Party or any of its Subsidiaries or, to the best of its knowledge, on any property formerly owned or operated by any Loan Party or any of its Subsidiaries; there is no asbestos or asbestos-containing material on any property currently owned or operated by any Loan Party or any of its Subsidiaries; and Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Borrower or its Subsidiaries, formerly owned or operated by any Loan Party or any of its Subsidiaries.

               (ii) Neither any Loan Party nor any of its Subsidiaries is undertaking, and has not completed, either individually or together with other potentially responsible parties, any investigation or assessment or remedial or response action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any governmental or regulatory authority or the requirements of any Environmental Law; and all Hazardous Materials generated, used, treated, handled or stored at, or, to the knowledge of the Borrower or its Subsidiaries, transported to or from, any property currently or formerly owned or operated by any Loan Party or any of its Subsidiaries have been disposed of in a manner not reasonably expected to result in a Material Adverse Effect.

          (r) Neither any Loan Party nor any of its Subsidiaries is party to any tax sharing agreement other than a tax sharing agreement approved by the Required Lenders.

               (i) (x) All material tax returns, statements, reports and forms (including estimated tax or information returns) (collectively, the "Tax Returns") required to be filed with any taxing authority by, or with respect to, each Loan Party and its Subsidiaries have been timely filed in accordance with all applicable laws and, as of the time of filing, each Tax Return was in all material respects accurate and complete and correctly in all material respects -reflected the facts regarding income, business, assets, operations and the status of each Loan Party and its Subsidiaries; (y) each Loan Party and its Subsidiaries have timely paid or made adequate provision in accordance with GAAP for payment of all taxes that are shown as due and payable on Tax Returns that have been so filed or that are otherwise required to be paid, including without limitation, assessments, interest and penalties (other than taxes which are being contested in good faith and for which adequate reserves in accordance with GAAP are reflected on the financial statements delivered hereunder) and (z) each Loan Party and its Subsidiaries have made adequate provision in accordance with GAAP for all taxes payable by such Loan Party and its Subsidiaries for which no Tax Return has yet been filed or which are otherwise due.

               (ii) Set forth on Part I of Schedule 4.01(r) hereto is a complete and accurate list, as of the date hereof, of each taxable year of each Loan Party and each of its Subsidiaries for which Federal income tax returns have been filed and for which the expiration of the applicable statute of limitations for assessment or collection has not occurred by reason of extension or otherwise (an "Open Year").

               (iii) There are no open audits , of which any Loan Party is aware or should be aware of, being conducted by any Federal, state, local or foreign taxing authority with respect to any Loan Party or any of its Subsidiaries and no Loan Party nor any of its Subsidiaries has received notice of any pending audits.

               (iv) Except for American Quality Cable, Inc. and NetAccess, Inc. no "ownership change" as defined in Section 382(g) of the Internal Revenue Code, and no event that would result in the application of the "separate return limitation year" or "consolidated return change of ownership" limitations under the Federal income tax consolidated return regulations, has occurred with respect to any Loan Party.

          (s) Neither the business nor the properties of any Loan Party or any of its Subsidiaries are affected by any fire, explosion, accident, strike, lockout or other labor dispute, drought, storm, hail, earthquake, embargo, act of God or of the public enemy or other casualty (whether or not covered by insurance) that could be reasonably likely to have a Material Adverse Effect.

          (t) Set forth on Schedule 4.01(t) hereto is a complete and accurate list as of the date hereof of all Existing Debt (other than Surviving
     Debt), showing the obligor and the principal amount outstanding thereunder.

          (u) Set forth on Schedule 4.01(u) hereto is a complete and accurate list as of the date hereof of all Surviving Debt, showing the obligor and the principal amount outstanding thereunder, the maturity date thereof and the amortization schedule therefor.

          (v) Set forth on Schedule 4.01(v) hereto is a complete and accurate list as of the date hereof of all Liens on the property or assets of any Loan Party or any of its Subsidiaries, showing the lienholder thereof, the principal amount of the obligations secured thereby and the property or assets of such Loan Party or such Subsidiary subject thereto.

          (w) Set forth on Schedule 4.01(w) hereto is a complete and accurate list of all real property having a capitalized cost on the books of the Borrower in excess of $100,000 which are owned by any Loan Party or any of its Subsidiaries, showing as of the date hereof the street address, county or other relevant jurisdiction, state, record owner and the capitalized cost thereof. Each Loan Party or such Subsidiary has good, marketable and insurable fee simple title to such real property, free and clear of all Liens, other than Permitted Liens and Liens created or permitted by the Loan Documents.

          (x) Set forth on Schedule 4.01(x) hereto is a complete and accurate list as of the date hereof of all leases of real property under which any Loan Party or any of its Subsidiaries is the lessee and under which the lessee is obligated to pay annual rent in excess of $25,000 per year as of the date of this Agreement, showing the street address, county or other relevant jurisdiction, state, lessor, lessee, expiration date and annual rental cost thereof. Each such lease is the legal, valid and binding obligation of the lessor thereof, enforceable in accordance with its terms.

          (y) Set forth on Schedule 4.01(y) hereto is a complete and accurate list of all Investments held by any Loan Party or any of its Subsidiaries on the date hereof, showing as of the date hereof the amount, obligor or issuer and maturity, if any, thereof.

          (z) Set forth on Schedule 4.01(z) hereto is a complete and accurate list as of the date hereof of all patents, trademarks, trade names, service marks and copyrights, and all applications therefor and licenses thereof, of each Loan Party or any of its Subsidiaries, showing the jurisdiction in which registered, the registration number, the date of registration and the expiration date.

          (aa) Set forth on Schedule 4.01(aa) hereto is a complete and accurate list as of the date hereof of all Material Contracts of each Loan Party and its Subsidiaries, showing the parties, subject matter and term thereof. Each such Material Contract has been duly authorized, executed and delivered by all parties thereto, has not been amended or otherwise modified (except as set forth on Schedule 4.01(aa)), is in full force and effect and is binding upon and enforceable against all parties thereto in accordance with its terms, and there exists no default by a Loan Party or, to the Borrower's knowledge, any other party thereto under any Material Contract.

                                   ARTICLE V

                           COVENANTS OF THE BORROWER

     Affirmative Covenants. So long as any Advance or any other Obligation of
     ---------------------
any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will:

          (a) Compliance with Laws, Etc.  Comply, and cause each of its
              -------------------------
Subsidiaries to comply, in all material respects, with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA and the Racketeer Influenced and Corrupt Organizations Chapter of the Organized Crime Control Act of 1970.

          (b) Payment of Taxes, Etc.  Pay and discharge, and cause each of its
              ---------------------
Subsidiaries to pay and discharge, before the same shall become delinquent, (i) all material taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a Lien (other than a Permitted Lien) upon its property; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained in accordance with GAAP, unless and until any Lien (other than a Permitted Lien) resulting therefrom attaches to its property and becomes enforceable against its other creditors.

          (c) Compliance with Environmental Laws.  Comply, and cause each of its
              ----------------------------------
Subsidiaries and all lessees and other Persons operating or occupying its properties to comply, in all material respects, with all applicable Environmental Laws and Environmental Permits; obtain and renew and cause each of its Subsidiaries to obtain and renew all Environmental Permits necessary for its operations and properties; and conduct, and cause each of its Subsidiaries to conduct, any investigation, study, sampling and testing, and undertake any cleanup, removal, remedial or other action; provided, however, that neither the Borrower nor any of its Subsidiaries shall be required to undertake any such cleanup, removal, remedial or other action to the extent that its obligation to do so is being contested in good faith and appropriate reserves are being maintained with respect to such circumstances.

          (d) Maintenance of Insurance.  Maintain, and cause each of its
              ------------------------
Subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Borrower or such Subsidiary operates.

          (e) Preservation of Corporate Existence, Etc.  Preserve and maintain,
              ----------------------------------------
and cause each of its Subsidiaries to preserve and maintain, its existence, legal structure, legal name, rights (charter and statutory), permits, licenses, approvals, privileges and franchises; provided, however, that the Borrower and its Subsidiaries may consummate any merger or consolidation permitted under
Section 5.02(d) and provided further neither the Borrower nor any of its Subsidiaries shall be required to preserve any right, permit, license, approval, privilege or franchise if the Board of Directors of the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Borrower or such Subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Borrower, such Subsidiary or the Lender Parties.

          (f) Visitation Rights.  Upon reasonable notice (so long as no Event of
              -----------------
Default exists) from time to time during customary business hours, permit any of the Agents or any of the Lender Parties, or any agents or representatives thereof at their own expense (so long as no Event of Default exists), to examine and make copies of and abstracts from the records and books of account of, and visit the properties of, the Borrower and any of its Subsidiaries, and to discuss the affairs, finances and accounts of the Borrower and any of its Subsidiaries with any of their executive officers or directors and with their independent certified public accountants. The Lender Parties and the Agents shall make reasonable efforts to coordinate such visits so as to minimize disruption of the Loan Parties' business.

          (g) Keeping of Books.  Keep, and cause each of its Subsidiaries to
              ----------------
keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Borrower and each such Subsidiary in accordance with generally accepted accounting principles in effect from time to time.

          (h) Maintenance of Properties, Etc.  Maintain and preserve, and cause
              ------------------------------
each of its Subsidiaries to maintain and preserve, all of its properties that are used or useful in the conduct of its business in good working order and condition, ordinary wear and tear excepted.

          (i) Transactions with Affiliates.  Conduct, and cause each of its
              ----------------------------
Subsidiaries to conduct, all transactions otherwise permitted under the Loan Documents with any of their Affiliates on terms that are fair and reasonable and no less favorable to the Borrower or such Subsidiary than it would obtain in a comparable arm's-length transaction with a Person not an Affiliate.

          (j) Covenant to Guarantee Obligations and Give Security.  Upon (x) the
              ---------------------------------------------------
request of the Collateral Agent following the occurrence and during the continuance of an Event of Default, (y) the formation or acquisition of any new direct or indirect Subsidiaries by any Loan Party or (z) the acquisition of any property by any Loan Party, and such property, in the judgment of the Collateral Agent, shall not already be subject to a perfected first priority security interest in favor of the Collateral Agent for the benefit of the Secured Parties, then the Borrower shall, in each case at the Borrower's expense:

               (i) in connection with the formation or acquisition of a Subsidiary, within 30 days after such formation or acquisition, cause each such Subsidiary, and cause each direct and indirect parent of such Subsidiary (if it has not already done so), to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance satisfactory to the Collateral Agent, guaranteeing the other Loan Parties' obligations under the Loan Documents,

               (ii) within 30 days after such request, formation or acquisition, furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries in detail satisfactory to the Collateral Agent,

               (iii) within 30 days after such request, formation or acquisition, duly execute and deliver, and cause each such Subsidiary and each direct and indirect parent of such Subsidiary (if it has not already done so) to duly execute and deliver, to the Collateral Agent mortgages, pledges, assignments, security agreement supplements and other security agreements, as specified by and in form and substance satisfactory to the Collateral Agent, securing payment of all the Obligations of the applicable Loan Party, such Subsidiary or such parent, as the case may be, under the Loan Documents and constituting Liens on all such properties,

               (iv) within 30 days after such request, formation or acquisition, take, and cause such Subsidiary or such parent to take, whatever action (including, without limitation, the recording of mortgages, the filing of Uniform Commercial Code financing statements, the giving of notices and the endorsement of notices on title documents) may be necessary or advisable in the opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it) valid and subsisting Liens on the properties purported to be subject to the mortgages, pledges, assignments, security agreement supplements and security agreements delivered pursuant to this Section 5.01(j), enforceable against all third parties in accordance with their terms,

               (v) within 60 days after such request, formation or acquisition, deliver to the Collateral Agent, upon the request of the Collateral Agent in its sole discretion, a signed copy of a favorable opinion, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties acceptable to the Collateral Agent as to the matters contained in clauses (i), (iii) and (iv) above, as to such guaranties, guaranty supplements, mortgages, pledges, assignments, security agreement supplements and security agreements being legal, valid and binding obligations of each Loan Party party thereto enforceable in accordance with their terms, as to the matters contained in clause (iv) above, as to such recordings, filings, notices, endorsements and other actions being sufficient to create valid perfected Liens on such properties, and as to such other matters as the Collateral Agent may reasonably request,

               (vi) as promptly as practicable after such request, formation or acquisition, deliver, upon the request of the Collateral Agent in its sole discretion, to the Collateral Agent with respect to each parcel of real property owned or held by the entity that is the subject of such request, formation or acquisition title reports, surveys and engineering, soils and other reports, and environmental assessment reports, each in scope, form and substance satisfactory to the Collateral Agent in its reasonable judgment, provided, however, that to the extent that any Loan Party or any of its Subsidiaries shall have otherwise received any of the foregoing items with respect to such real property, such items shall, promptly after the receipt thereof, be delivered to the Collateral Agent, and

               (vii) as promptly as practicable after such request, cause to be deposited any and all cash dividends paid or payable to it or any of its Subsidiaries from any of its Subsidiaries from time to time into the Cash Collateral Account, and with respect to all other dividends paid or payable to it or any of its Subsidiaries from time to time, promptly execute and deliver, or cause such Subsidiary to promptly execute and deliver, as the case may be, any and all further instruments and take or cause such Subsidiary to take, as the case may be, all such other action as the Collateral Agent may deem necessary or desirable in order to obtain and maintain from and after the time such dividend is paid or payable a perfected, first priority lien on and security interest in such dividends.

          (k) Further Assurances.  Promptly upon request by any Agent, or any
              ------------------
Lender Party through the Administrative Agent, do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, conveyances, pledge agreements, mortgages, deeds of trust, trust deeds, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments as any Agent, or any Lender Party through the Administrative Agent, may reasonably require from time to time in order to (A) carry out more effectively the purposes of the Loan Documents, (B) to the fullest extent permitted by applicable law, subject any Loan Party's or any of its Subsidiaries' properties, assets, rights or interests to the Liens now or hereafter intended to be covered by any of the Collateral Documents, (C) perfect and maintain the validity, effectiveness and priority of any of the Collateral Documents and any of the Liens intended to be created thereunder and (D) assure, convey, grant, assign, transfer, preserve, protect and confirm more effectively unto the Secured Parties the rights granted or now or hereafter intended to be granted to the Secured Parties under any Loan Document or under any other instrument executed in connection with any Loan Document to which any Loan Party or any of its Subsidiaries is or is to be a party, and cause each of its Subsidiaries to do so.

          (l) Performance of Related Documents.  Perform and observe, and cause
              --------------------------------
each of its Subsidiaries to perform and observe, all of the terms and provisions of each Related Document to be performed or observed by it, maintain each such Related Document in full force and effect, enforce such Related Document in accordance with its terms, take all such action to such end as may be from time to time reasonably requested by the Administrative Agent and, upon request of the Administrative Agent, make to each other party to each such Related Document such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Related Document.

          (m) Preparation of Environmental Reports.  At the request of the
              ------------------------------------
Administrative Agent or the Collateral Agent at any time after a notice of violation or alleged violation of any applicable Environmental Law (including any "PRP Letter") has been received by a Loan Party and not finally resolved pursuant to which the Loan Party is reasonably likely to incur liability in excess of $100,000, provide to the Lender Parties within 60 days after such request, at the expense of the Borrower, an environmental site assessment report for any of its or its Subsidiaries' properties described in such request, prepared by an environmental consulting firm acceptable to the Administrative Agent or the Collateral Agent, indicating the presence or absence of Hazardous Materials and the estimated cost of any compliance, removal or remedial action in connection with any Hazardous Materials on such properties; without limiting the generality of the foregoing, if the Administrative Agent or the Collateral Agent determines at any time that a material risk exists that any such report will not be provided within the time referred to above, the Administrative Agent or the Collateral Agent may retain an environmental consulting firm to prepare such report at the expense of the Borrower, and the Borrower hereby grants and agrees to cause any Subsidiary that owns any property described in such request to grant at the time of such request to the Agents, the Lender Parties, such firm and any agents or representatives thereof an irrevocable non-exclusive license, subject to the rights of tenants, to enter onto their respective properties to undertake such an assessment.

          (n) Compliance with Terms of Leaseholds.  Make all payments and
              -----------------------------------
otherwise perform all obligations in respect of all leases of real property to which the Borrower or any of its Subsidiaries is a party, keep such leases in full force and effect and not allow such leases to lapse or be terminated or any rights to renew such leases to be forfeited or cancelled, notify the Administrative Agent of any default by any party with respect to such leases and cooperate with the Administrative Agent in all respects to cure any such default, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

          (o) Interest Rate Hedging.  Enter into within 60 days following the
              ---------------------
date hereof and maintain for three years thereafter, interest rate Hedge Agreements with Persons acceptable to the Administrative Agent, covering a notional amount of not less than 50% of the Commitments under all of the Facilities and providing for such Persons to make payments thereunder for a period of no less than 3 years to the extent of increases in interest rates greater than 1.0% above the weighted average Eurodollar Rate for an Interest Period of one month on the date hereof.

          (p) Performance of Material Contracts.  Perform and observe all the
              ---------------------------------
terms and provisions of each Material Contract to be performed or observed by it, maintain each such

Material Contract in full force and effect, enforce each such Material Contract in accordance with its terms, take all such action to such end as may be from time to time requested by the Administrative Agent and, upon request of the Administrative Agent, make upon each other party to each such Material Contract such demands and requests for information and reports or for action as any Loan Party or any of its Subsidiaries is entitled to make under such Material Contract, and cause each of its Subsidiaries to do so, except, in any case, where the failure to do so, either individually or in the aggregate, could not be reasonably likely to have a Material Adverse Effect.

          (q) Conditions Subsequent.  (i) Deliver to the Administrative Agent on
              ---------------------
or before the 90/th/ day after the Effective Date (or as provided below), the following, each dated such day (unless otherwise specified) in form and substance satisfactory to the Lenders: Deeds of trust, trust deeds, mortgages, covering the properties listed on Schedules 4.01(w) hereto (together with the Assignments of Leases and Rents referred to therein and each other mortgage delivered pursuant to Section 5.01(j), in each case as amended, the "Mortgages"), duly executed by the appropriate Loan Party, together with:

               (A) evidence that counterparts of the Mortgages have been duly recorded in all filing or recording offices that the Administrative Agent may deem necessary or desirable in order to create a valid first and subsisting Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties and that all filing and recording taxes and fees have been paid,

               (B) fully paid American Land Title Association Lender's Extended Coverage title insurance policies (the "Mortgage Policies") in form and substance, with endorsements and in amount acceptable to the Administrative Agent, issued, coinsured and reinsured by title insurers acceptable to the Administrative Agent, insuring the Mortgages to be valid first and subsisting Liens on the property described therein, free and clear of all defects (including, but not limited to, mechanics' and materialmen's Liens) and encumbrances, excepting only Permitted Liens, and providing for such other affirmative insurance (including endorsements for future advances under the Loan Documents and for mechanics' and materialmen's Liens) and such coinsurance and direct access reinsurance as the Administrative Agent may deem necessary or desirable,

               (C) American Land Title Association form surveys certified to the Administrative Agent and the issuer of the Mortgage Policies in a manner reasonably satisfactory to the Administrative Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and acceptable to the Administrative Agent, showing all buildings and other improvements, any off-site improvements, the location of any easements, parking spaces, rights of way, building set-back lines and other dimensional regulations and the absence of encroachments, either by such improvements or on to such property, and other defects, other than encroachments and other defects reasonably acceptable to the Administrative Agent,

               (D) the Assignments of Leases and Rents referred to in the Mortgages, duly executed by the appropriate Loan Party,

               (E) such consents and agreements of lessors and other third parties, and such estoppel letters and other confirmations, as the Administrative Agent may reasonably deem necessary or desirable,

               (F) evidence of the insurance required by the terms of the Mortgages, and

               (G) evidence that all other action that the Administrative Agent may reasonably deem necessary or desirable in order to create valid first and subsisting Liens on the property described in the Mortgages has been taken.

     (i) cause CFW Telephone Inc. to deliver a Guaranty Supplement and security agreement supplement together with evidence that all necessary governmental, regulatory or other approval has been obtained on or prior to September 15, 2000.

     (ii) on or before the 30/th/ day after the Effective Date, cause North River Communications LLC and AEP Communications LLC to each deliver a pledge agreement in connection with the Alliance Notes and cause North River Telephone Cooperative and American Electric Power Company to each deliver a guaranty in connection with the Alliance Notes.

     Negative Covenants.  So long as any Advance or any other Obligation of any
     ------------------
Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will not, at any time:

          (a) Liens, Etc.  Create, incur, assume or suffer to exist, or permit
              ----------
     any of its Subsidiaries to create, incur, assume or suffer to exist, any Lien on or with respect to any of its properties of any character (including, without limitation, accounts) whether now owned or hereafter acquired, or sign or file or suffer to exist, or permit any of its Subsidiaries to sign or file or suffer to exist, under the Uniform Commercial Code of any jurisdiction, a financing statement that names the Borrower or any of its Subsidiaries as debtor, or sign or suffer to exist, or permit any of its Subsidiaries to sign or suffer to exist, any security agreement authorizing any secured party thereunder to file such financing statement, or assign, or permit any of its Subsidiaries to assign, any accounts or other right to receive income, except:

               (i)    Liens created under the Loan Documents;

               (ii)   Permitted Liens;

               (iii)  Liens existing on the date hereof and described on
          Schedule 4.01(v) hereto;

               (iv) purchase money Liens upon or in real property or equipment acquired or held by the Borrower or any of its Subsidiaries in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of any such property or equipment to be subject to such Liens, or Liens existing on any such property or equipment at the time of acquisition (other than any such Liens created in contemplation of such acquisition that do not secure the purchase price), or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount; provided, however, that no such Lien shall extend to or cover any property other than the property or equipment being acquired, constructed or improved, and no such extension, renewal or replacement shall extend to or cover any property not theretofore subject to the Lien being extended, renewed or replaced; and provided further that the aggregate principal amount of the Debt secured by Liens permitted by this clause (iv) shall not exceed the amount permitted under Section 5.02(b)(iii)(B) at any time outstanding; and

               (v) Liens arising in connection with Capitalized Leases permitted under Section 5.02(b)(iii)(B); provided that no such Lien shall extend to or cover any Collateral or assets other than the assets subject to such Capitalized Leases;

               (vi) other Liens affecting property with an aggregate fair value not to exceed $10 million, provided that no such Lien shall extend to or cover any Collateral; and

               (vii) the replacement, extension or renewal of any Lien permitted by clause (iii) above upon or in the same property therefore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby.

          (b) Debt.  Create, incur, assume or suffer to exist, or permit any of
              ----
     its Subsidiaries to create, incur, assume or suffer to exist, any Debt, except:

               (i)   in the case of the Borrower,

               (A) Debt in respect of Hedge Agreements designed to hedge against fluctuations in interest rates incurred in the ordinary course of business and consistent with prudent business practice,

               (B) Subordinated Debt evidenced by the Subordinated Notes not to exceed in the aggregate $95 million at any time outstanding, and

               (C) Debt evidenced by the Senior Notes not to exceed in the aggregate (1) if the Subordinated Notes are outstanding, $280 million at any time outstanding and (2) if the Subordinated Notes are not outstanding, $375 million at any time outstanding,

               (ii) in the case of any Subsidiary of the Borrower or the Alliances, Debt owed to the Borrower or to a Subsidiary of the Borrower or the Alliances, provided that, in each case, such Debt (x) shall, in the case of Debt owed to a Loan Party, constitute Pledged Debt and (y) shall be evidenced by promissory notes in form and substance satisfactory to the Administrative Agent, and provided further that Debt owed to the Borrower by the Alliances shall not exceed $250 million at any time outstanding;

               (iii) in the case of the Borrower and its Subsidiaries,

               (A)  Debt under the Loan Documents,

               (B) (x) Capitalized Leases entered into after the Effective Date not to exceed in the aggregate (together with any outstanding principal amount of Debt permitted under clause (C) and (E) below) $50 million at any time outstanding, and (y) in the case of Capitalized Leases to which any Subsidiary of the Borrower is a party, Debt of the Borrower of the type described in clause (i) of the definition of "Debt" guaranteeing the Obligations of such Subsidiary under such Capitalized Leases,

               (C) Debt secured by Liens permitted by Section 5.02(a)(iv) not to exceed in the aggregate (together with any Capitalized Leases permitted under Clause B above and any outstanding principal amount of Debt permitted under clause E below) $50 million at any time outstanding,

               (D)  the Surviving Debt,

               (E) unsecured Debt aggregating (together with any outstanding Capitalized Leases permitted under Clause (B) above and any outstanding principal amount of Debt permitted under clause (C) above), on a Consolidated basis, not more than $50 million at any one time outstanding, and

               (F) Debt incurred to finance the acquisition of licenses in auctions held by the FCC in an aggregate principal amount not to exceed $15 million at any time outstanding.

          (c)  Change in Nature of Business.  Engage, or permit any of its
               ----------------------------
     Subsidiaries to engage, in any business other than a Related Business.

          (d)  Mergers, Etc.  Merge into or consolidate with any Person or
               ------------
     permit any Person to merge into it, or permit any of its Subsidiaries to do so, except that:

               (i) any Subsidiary of the Borrower may merge into or consolidate with any other Subsidiary of the Borrower, provided that, in the case of any such merger or consolidation, the Person formed by such merger or consolidation shall be a wholly owned Subsidiary of the Borrower, provided further that, in the case of any such merger or consolidation to which a Subsidiary Guarantor is a party, the Person formed by such merger or consolidation shall be a Subsidiary Guarantor;

               (ii) in connection with any acquisition permitted under Section 5.02(f), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; provided that the Person surviving such merger shall be a wholly owned Subsidiary of the Borrower;

               (iii) in connection with any sale or other disposition permitted under Section 5.02(e) (other than clause (ii) thereof), any Subsidiary of the Borrower may merge into or consolidate with any other Person or permit any other Person to merge into or consolidate with it; and

               (iv) any of the Borrower's Subsidiaries may merge into the Borrower.

     provided, however, that in each case, immediately after giving effect thereto, no event shall occur and be continuing that constitutes a Default and, in the case of any such merger to which the Borrower is a party, the Borrower is the surviving corporation.

          (e) Sales, Etc., of Assets.  Sell, lease, transfer or otherwise
              ----------------------
dispose of, or permit any of its Subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets other than Inventory to be sold in the ordinary course of its business, except:

               (i)   sales of Inventory in the ordinary course of its business;

               (ii) in a transaction authorized by Section 5.02(d) (other than subsection (iii) thereof);

               (iii) sales of assets for fair value in an aggregate amount not to exceed $50 million, provided that at least 75% of the consideration for each such sale shall be in cash;

               (iv) sales of assets identified on Schedule 5.02(e) hereto for cash (except as specified on Schedule 5.02(e) hereto); and

               (v) dispositions of fibre or capacity in exchange for an Investment permitted pursuant to Section 5.02(f);

     provided that, in the case of sales of assets pursuant to clause (iii),
     (iv) or (v) above, the Borrower shall, on the date of receipt by any Loan Party or any of its Subsidiaries of the Net Cash Proceeds from such sale, prepay the Advances pursuant to, and in the amount and order of priority set forth in, Section 2.06(b)(ii), as specified therein.

          (f) Investments in Other Persons.  Make or hold, or permit any of its
              ----------------------------
Subsidiaries to make or hold, any Investment in any Person, except:

               (i) Investments by the Borrower and its Subsidiaries in their Subsidiaries outstanding on the date hereof and additional investments in Loan Parties;

               (ii) loans and advances to and guarantees of third-party loans or advances to employees in the ordinary course of the business of the Borrower and its Subsidiaries as presently conducted in an aggregate principal amount not to exceed $5 million at any time outstanding;

               (iii) Investments by the Borrower and its Subsidiaries in Cash Equivalents;

               (iv)   Investments existing on the date hereof and described on
          Schedule 4.01(y) hereto;

               (v) Investments by the Borrower in Hedge Agreements permitted under Section 5.02(b)(i)(A);

               (vi) Investments consisting of intercompany Debt permitted under Section 5.02(b);

               (vii) Investments in the Alliance Notes, provided that the aggregate amount of such Investments shall not exceed $250 million at any time outstanding;

               (viii) acquisitions of Equity Interests in RSA 6;

               (ix)   acquisitions of Equity Interests in the Alliances;

               (x) the repurchase or redemption of the Series A Preferred Membership Interests (as defined in the Operating Agreement of the VA Alliance) in the VA Alliance;

               (xi)   acquisition of Equity Interests in R&B;

               (xii) Strategic Telecom Investments in an aggregate principal amount not to exceed $15 million at any time outstanding;

               (xiii) Other Strategic Telecom Investments the consideration for which is solely common stock of the Borrower having an aggregate purchase price not greater than $50 million; and

               (xiv) An Investment in RTFC Certificates in an aggregate principal amount not to exceed $10 million at any time outstanding.

          (g) Restricted Payments.  Declare or pay any dividends, purchase,
              -------------------
redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent Persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent Persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions, or permit any of its Subsidiaries to do any of the foregoing, or permit any of its Subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Borrower or to issue or sell any Equity Interests therein, except that, so long as no Default shall have occurred and be continuing at the time of any action described in clause (i) or (ii) below or would result therefrom:

               (i) the Borrower may (A) declare and pay dividends and distributions payable only in common stock of the Borrower and (B) pay not more than $250,000 to shareholders in lieu of the issuance of fractional shares of common stock of the Borrower,

               (ii) any Subsidiary of the Borrower may (A) declare and pay cash dividends to the Borrower, (B) declare and pay cash dividends to any other Loan Party of which it is a Subsidiary and (C) accept capital contributions from its parent to the extent permitted under Section 5.02(f)(i), and

               (iii) the Borrower and its Subsidiaries may make the Investments permitted pursuant to Section 5.02(f).

          (h) Lease Obligations.  Create, incur, assume or suffer to exist, or
              -----------------
permit any of its Subsidiaries to create, incur, assume or suffer to exist, any obligations as lessee (i) for the rental or hire of real or personal property in connection with any sale and leaseback transaction, or (ii) for the rental or hire of other real or personal property of any kind under leases or agreements to lease (including, without limitation, Capitalized Leases) having an original term of one year or more that would cause the direct and contingent liabilities of the Borrower and its Subsidiaries, on a Consolidated basis, in respect of all such obligations to exceed $35 million payable in any period of 12 consecutive months.

          (i) Amendments of Constitutive Documents.  Amend, or permit any of its
              ------------------------------------
Subsidiaries to amend, its certificate of incorporation or bylaws or other constitutive documents.

          (j) Accounting Changes.  Make or permit, or permit any of its
              ------------------
Subsidiaries to make or permit, any change in (i) accounting policies or reporting practices, except as required by generally accepted accounting principles, or (ii) its Fiscal Year.

          (k) Prepayments, Etc., of Debt.  Prepay, redeem, purchase, defease or
              --------------------------
otherwise satisfy prior to the scheduled maturity thereof in any manner, or make any payment in violation of any subordination terms of, any Debt, except (i) the prepayment of the Advances in accordance with the terms of this Agreement and
(ii) regularly scheduled or required repayments or redemptions of Surviving Debt, or amend, modify or change in any manner any term or condition of any Surviving Debt or Subordinated Debt, or permit any of its Subsidiaries to do any of the foregoing other than to prepay any Debt payable to the Borrower.

          (l) Amendment, Etc., of Related Documents.  Cancel or terminate any
              -------------------------------------
Related Document or consent to or accept any cancellation or termination thereof (except for repayments in full), amend, modify or change in any manner any term or condition of any Related Document or give any consent, waiver or approval thereunder, waive any default under or any breach of any term or condition of any Related Document, agree in any manner to any other amendment, modification or change of any term or condition of any Related Document or take any other action in connection with any Related Document, in each case that would impair the value of the interest or rights of any Loan Party thereunder or that would impair the rights or interests of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

          (m) Negative Pledge.  Enter into or suffer to exist, or permit any of
              ---------------
its Subsidiaries to enter into or suffer to exist, any agreement prohibiting or conditioning the creation or assumption of any Lien upon any of its property or assets except (i) under the Loan Documents or (ii) in connection with (A) any Surviving Debt, (B) any purchase money Debt permitted by Section 5.02(b)(iii)(C) solely to the extent that the agreement or instrument governing such Debt prohibits a Lien on the property acquired with the proceeds of such Debt, or (C) any Capitalized Lease permitted by Section 5.02(b)(iii)(B) solely to the extent that such Capitalized Lease prohibits a Lien on the property subject thereto.

          (n) Partnerships, Etc.  Become a general partner in any general or
              -----------------
limited partnership or joint venture, or permit any of its Subsidiaries to do so, other than any Subsidiary the sole assets of which consist of its interest in such partnership or joint venture.

          (o) Speculative Transactions.  Engage, or permit any of its
              ------------------------
Subsidiaries to engage, in any transaction involving commodity options or futures contracts or any similar speculative transactions.

          (p) Capital Expenditures.  Make, or permit any of its Subsidiaries to
              --------------------
make, any Capital Expenditures that would cause the aggregate of all such Capital Expenditures made by the Borrower and its Subsidiaries (on a Consolidated basis) in any period set forth below to exceed the amount set forth below for such period:

                Year Ending In                  Amount
                   12/31/00                  $115 million
                   12/31/01                  $105 million
                   12/31/02                  $ 65 million
                   12/31/03                  $ 60 million
                   12/31/04                  $ 60 million
                   12/31/05                  $ 60 million
                   12/31/06                  $ 60 million
                   12/31/07                  $ 60 million
                   12/31/08                  $ 60 million

provided, however, that if, for any Fiscal Year set forth above, the amount specified above for such Fiscal Year exceeds the difference between (i) the aggregate amount of Capital Expenditures made by the Borrower and its Subsidiaries during such Fiscal Year and (ii) the Carryover Amount carried into such Fiscal Year (the amount of such excess being the "Excess Amount"), the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the immediately succeeding Fiscal Year in an amount (such amount being referred to herein as the "Carryover Amount") equal to the lesser of (i) the Excess Amount and (ii) 50% of the amount specified above for such immediately preceding Fiscal Year; provided further that each amount above shall be reduced by 10% until the R&B Acquisition Date shall occur; provided further that the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures over the term of the Facilities in an aggregate amount equal to $15 million solely in connection with the purchases of licenses; provided further still that the Borrower and its Subsidiaries shall be entitled to make additional Capital Expenditures in the year ending December 31, 2001 in an aggregate amount equal to $25 million and that 100% of such amount if not expended in that year may be expended in the year ending December 31, 2002.

          (q) Formation of Subsidiaries.  Organize or invest, or permit any
              -------------------------
Subsidiary to organize or invest, in any new Subsidiary except as permitted under Section 5.02(f)(i), (xii) or (xiii).

          (r) Payment Restrictions Affecting Subsidiaries.  Directly or
              -------------------------------------------
indirectly, enter into or suffer to exist, or permit any of its Subsidiaries to enter into or suffer to exist, any agreement or arrangement limiting the ability of any of its Subsidiaries to declare or pay dividends or other distributions in respect of its Equity Interests or repay or prepay any Debt owed to, make loans or advances to, or otherwise transfer assets to or invest in, the Borrower or any Subsidiary of the Borrower (whether through a covenant restricting dividends, loans, asset transfers or investments, a financial covenant or otherwise), except (i) the Loan Documents and (ii) any agreement or instrument evidencing Surviving Debt.

          (s) Amendment, Etc., of Material Contracts.  Cancel or terminate any
              --------------------------------------
Material Contract or consent to or accept any cancellation or termination thereof, amend or otherwise modify any Material Contract or give any consent, waiver or approval thereunder, waive any default under or breach of any Material Contract, agree in any manner to any other amendment, modification or change of any term or condition of any Material Contract or take any other action in connection with any Material Contract, in each case that would impair in any material respect the value of the interest or rights of any Loan Party thereunder or that would impair in any material respect the interest or rights of any Agent or any Lender Party, or permit any of its Subsidiaries to do any of the foregoing.

          (t) Distributions by Alliances.  (i)  Permit either of the Alliances
              --------------------------
to make any distribution to its members (other than to redeem Series A Preferred Membership Interests in the VA Alliance) at any time that the Leverage Ratio is greater than or equal to 6.0:1.0 and (ii) permit either of the Alliances to make any distribution to its members (other than to redeem series A Preferred Membership Interests in the VA Alliance) in excess of 25% of the net income of such Alliance (determined in accordance with GAAP) at any time that the Leverage Ratio is less than 6.0:1.0.

     Reporting Requirements.  So long as any Advance or any other Obligation of
     ----------------------
any Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder, the Borrower will furnish to the Agents and the Lender Parties:

          (a) Default Notice.  As soon as possible and in any event within two
              --------------
days after the occurrence of each Default continuing on the date of such statement, a statement of the chief financial officer of the Borrower setting forth details of such Default and the action that the Borrower has taken and proposes to take with respect thereto.

          (b) Annual Financials.  As soon as available and in any event within
              -----------------
90 days after the end of each Fiscal Year, a copy of the annual audit report for such year for the Financial Covenants Parties, including therein Consolidated and consolidating balance sheets of the Financial Covenants Parties as of the end of such Fiscal Year and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Financial Covenants Parties for such Fiscal Year, in each case accompanied by an opinion acceptable to the Required Lenders of independent public accountants of recognized standing acceptable to the Required Lenders in their reasonable judgment (provided that consolidating financial statements shall not be audited), together with (i) a certificate of such accounting firm to the Lender Parties stating that in the course of the regular audit of the business of the Financial Covenants Parties, which audit was conducted by such accounting firm in accordance with generally accepted auditing standards, such accounting firm has obtained no knowledge that a Default has occurred and is continuing, or if, in the opinion of such accounting firm, a Default has occurred and is continuing, a statement as to the nature thereof, (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by such accountants in determining, as of the end of such Fiscal Year, compliance with the covenants contained in Section 5.04, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the applicable Financial Covenants Party shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP and
(iii) a certificate of the Chief Financial Officer of the applicable Financial Covenants Party stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the applicable Financial Covenants Party has taken and proposes to take with respect thereto.

          (c) Quarterly Financials.  As soon as available and in any event
              --------------------
within 45 days after the end of each of the first three quarters of each Fiscal Year, Consolidated and consolidating balance sheets of the Financial Covenants Parties as of the end of such quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Financial Covenants Parties for the period commencing at the end of the previous fiscal quarter and ending with the end of such fiscal quarter and Consolidated and consolidating statements of income and a Consolidated statement of cash flows of the Financial Covenants Parties for the period commencing at the end of the previous Fiscal Year and ending with the end of such quarter, setting forth in each case in comparative form the corresponding figures for the corresponding date or period of the preceding Fiscal Year, all in reasonable detail and duly certified (subject to normal year-end audit adjustments) by the Chief Financial Officer of the applicable Financial Covenants Party as having been prepared in accordance with GAAP, together with (i) a certificate of said officer stating that no Default has occurred and is continuing or, if a Default has occurred and is continuing, a statement as to the nature thereof and the action that the Borrower has taken and proposes to take with respect thereto and (ii) a schedule in form satisfactory to the Administrative Agent of the computations used by the Financial Covenants Parties in determining compliance with the covenants contained in Section 5.04, provided that, in the event of any change in GAAP used in the preparation of such financial statements, the Financial Covenants Parties shall also provide, if necessary for the determination of compliance with Section 5.04, a statement of reconciliation conforming such financial statements to GAAP.

          (d) Annual Forecasts.  As soon as available and in any event no later
              ----------------
than 45 days after the first day of each Fiscal Year, forecasts prepared by management of the Borrower, in

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

form satisfactory to the Administrative Agent, of balance sheets, income statements and cash flow statements on a monthly basis for such Fiscal Year and on an annual basis for each Fiscal Year thereafter until the Tranche B Termination Date.

          (e) Litigation.  Promptly after the commencement thereof, notice of
              ----------
all actions, suits, investigations, litigation and proceedings before any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, affecting any Loan Party or any of its Subsidiaries of the type described in Section 4.01(f).

          (f) Securities Reports.  Promptly after the sending or filing thereof,
              ------------------
copies of all proxy statements, financial statements and reports that any Loan Party or any of its Subsidiaries sends to its stockholders, and copies of all regular, periodic and special reports, and all registration statements, that any Loan Party or any of its Subsidiaries files with the Securities and Exchange Commission or any governmental authority that may be substituted therefor, or with any national securities exchange.

          (g) Creditor Reports.  Promptly after the furnishing thereof, copies
              ----------------
of any statement or report furnished to any holder of Debt securities of any Loan Party or of any of its Subsidiaries pursuant to the terms of any indenture, loan or credit or similar agreement and not otherwise required to be furnished to the Lender Parties pursuant to any other clause of this Section 5.03.

          (h) Agreement Notices.  Promptly upon receipt thereof, copies of all
              -----------------
notices, requests and other documents received by any Loan Party or any of its Subsidiaries under or pursuant to any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement regarding or related to any breach or default by any party thereto or any other event that could materially impair the value of the interests or the rights of any Loan Party or otherwise have a Material Adverse Effect and copies of any amendment, modification or waiver of any provision of any Related Document or Material Contract or instrument, indenture, loan or credit or similar agreement and, from time to time upon request by the Administrative Agent, such information and reports regarding the Related Documents, the Material Contracts and such instruments, indentures and loan and credit and similar agreements as the Administrative Agent may reasonably request.

          (i) Revenue Agent Reports.  Within 10 Business Days after receipt,
              ---------------------
copies of all Revenue Agent Reports (including Internal Revenue Service Forms 4549 and 886A, if received), or other written proposals of the Internal Revenue Service, that propose, determine or otherwise set forth positive adjustments to the Federal income tax liability of the affiliated group (within the meaning of Section 1504(a)(1) of the Internal Revenue Code) of which the Borrower is a member aggregating $1,000,000 or more, provided that the Borrower shall not be obligated to disclose any information that the Borrower reasonably deems confidential.

          (j) Tax Certificates.  Promptly, and in any event within ten Business
              ----------------
Days after the due date (with extensions) for filing the final Federal income tax return in respect of each taxable year, a certificate (a "Tax Certificate"), signed by the President or the Chief Financial Officer of the Borrower, stating that the Borrower and its Subsidiaries have paid to the Internal

Revenue Service or other taxing authority, the full amount that is shown on such return as being required to be paid in respect of Federal income tax for such year.

            ERISA.  ERISA Events and ERISA Reports.  (A) Promptly and in any
            -----   ------------------------------
     event within 10 days after any Loan Party or any ERISA Affiliate knows or has reason to know that any ERISA Event has occurred, a statement of the Chief Financial Officer of the Borrower describing such ERISA Event and the action, if any, that such Loan Party or such ERISA Affiliate has taken and proposes to take with respect thereto and (B) on the date any records, documents or other information must be furnished to the PBGC with respect to any Plan pursuant to Section 4010 of ERISA, a copy of such records, documents and information.

               (i)   Plan Terminations.  Promptly and in any event within two
                     -----------------
          Business Days after receipt thereof by any Loan Party or any ERISA Affiliate, copies of each notice from the PBGC stating its intention involuntarily to terminate any Plan or to have a trustee appointed to administer any Plan.

               (ii)  Plan Annual Reports.  Promptly and in any event within 30
                     -------------------
          days after the filing thereof with the Internal Revenue Service, copies of each Schedule B (Actuarial Information), if any, required to be attached to the annual report (Form 5500 Series) with respect to each Plan.

               (iii) Multiemployer Plan Notices.  Promptly and in any event
                     --------------------------
          within five Business Days after receipt thereof by any Loan Party or any ERISA Affiliate from the sponsor of a Multiemployer Plan, copies of each notice concerning (A) the imposition of Withdrawal Liability by any such Multiemployer Plan, (B) the reorganization or termination, within the meaning of Title IV of ERISA, of any such Multiemployer Plan or (C) the amount of liability incurred, or that may be incurred, by such Loan Party or any ERISA Affiliate in connection with any event described in clause (A) or (B).

          (l) Environmental Conditions.  Promptly after the assertion or
              ------------------------
occurrence thereof, notice of any Environmental Action against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit that could (i) reasonably be expected to have a Material Adverse Effect or (ii) cause any property described in the Mortgages to be subject to any restrictions on ownership, occupancy, use or transferability under any Environmental Law that would interfere in the use of such property for its current purposes.

          (m) Real Property.  As soon as available and in any event within 30
              -------------
days after the end of each Fiscal Year, a report supplementing Schedules 4.01(w) and 4.01(x) hereto, including an identification of all owned and leased real property disposed of by the Borrower or any of its Subsidiaries during such Fiscal Year, a list and description (including the street address, county or other relevant jurisdiction, state, record owner, book value thereof and, in the case of leases of property, lessor, lessee, expiration date and annual rental cost thereof) of all real property acquired or leased during such Fiscal Year and a description of such other changes in the information included in such Schedules as may be necessary for such Schedules to be accurate and complete.

          (n) Insurance.  As soon as available and in any event within 30 days
              ---------
after the end of each Fiscal Year, a report summarizing the insurance coverage (specifying type, amount and carrier) in effect for each Loan Party and its Subsidiaries and containing such additional information as any Agent, or any Lender Party through the Administrative Agent, may reasonably specify.

          (o) Other Information.  Such other information respecting the
              -----------------
business, condition (financial or otherwise), operations, performance or properties of any Loan Party or any of its Subsidiaries as any Agent, or any Lender Party through the Administrative Agent, may from time to time reasonably request.

     Financial Covenants.  So long as any Advance or any other Obligation of any
     -------------------
Loan Party under any Loan Document shall remain unpaid, any Letter of Credit shall be outstanding or any Lender Party shall have any Commitment hereunder:

          (a) Until the Transition Date:

               (i)   Senior Debt to Total Capital.  The Borrower will not permit
                     ----------------------------
          the ratio of Consolidated Debt for Borrowed Money of the Borrower and its Subsidiaries (other than Subordinated Debt) to Total Capital in each case on any day on which a Borrowing occurs and the last day of each fiscal quarter of the Borrower to exceed 35%.

               (ii)  Total Debt to Total Capital.  The Borrower will not permit
                     ---------------------------
          the ratio of Total Debt to Total Capital in each case on any day on which a Borrowing occurs and the last day of each fiscal quarter of the Borrower to exceed 75%.

               (iii) Aggregate Service Revenue.  The Borrower will not permit
                     -------------------------
          Aggregate Service Revenue for the four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than Aggregate Service Revenue set forth opposite such date (provided that (x) until the R&B Acquisition Date occurs, each amount below shall be reduced by $15 million, and (y) compliance for the quarter ending 9/30/00 shall be determined based on the product of Aggregate Service Revenue for the two fiscal quarter period ended on 9/30/00 multiplied by two, and compliance for the quarter ended 12/31/00 shall be determined based on the product of Aggregate Service Revenue for the three fiscal quarter period ended on 12/31/00 multiplied by 4/3):

                   Quarter Ending         Minimum Aggregate
                                           Service Revenue

                       9/30/00               $117 million
                      12/31/00               $130 million
                       3/31/01               $139 million
                       6/30/01               $160 million

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

                       9/30/01               $172 million
                      12/31/01               $186 million
                       3/31/02               $198 million
                       6/30/02               $211 million
                       9/30/02               $223 million
                      12/31/02               $236 million

               (iv) Subscribers.  The Borrower will not permit the number of
                    -----------
          Subscribers for the fiscal quarter of the Borrower ending on the date set forth below to be less than the number of Subscribers set forth opposite such date:

                        Date                    Minimum
                                              Subscribers

                       9/30/00               121 thousand
                      12/31/00               133 thousand
                       3/31/01               146 thousand
                       6/30/01               157 thousand
                       9/30/01               171 thousand
                      12/31/01               187 thousand
                       3/31/02               201 thousand
                       6/30/02               212 thousand
                       9/30/02               224 thousand
                      12/31/02               241 thousand

               (v) Minimum EBITDA.  The Borrower will not permit EBITDA for the
                   --------------
          four fiscal quarter period ending at the end of each fiscal quarter of the Borrower set forth below to be less than EBITDA set forth opposite such date (provided that (x) until the R&B Acquisition Date occurs, each amount below shall be reduced by $8 million, and (y) compliance for the quarter ending 9/30/00 shall be determined based on the product of EBITDA for the two fiscal quarter period ended on 9/30/00 multiplied by two, and compliance for the quarter ended 12/31/00 shall be determined based on the product of EBITDA for the three fiscal quarter period ended on 12/31/00 multiplied by 4/3):

                        Date                   Minimum
                                               EBITDA

                       9/30/00               $ 0 million
                      12/31/00               $ 0 million
                       3/31/01               $ 8 million
                       6/30/01               $10 million
                       9/30/01               $14 million
                      12/31/01               $17 million
                       3/31/02               $35 million
                       6/30/02               $43 million

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

                       9/30/02               $51 million
                      12/31/02               $57 million

          (b) After the Transition Date, the Borrower will:

               (i) Leverage Ratio.  Maintain at the end of each fiscal quarter
                   --------------
          of the Borrower ending during the year set forth below, a Leverage Ratio of not more than the ratio for such year set forth below:

                    Year Ending              Ratio

                      12/31/03               7.00x
                      12/31/04               5.00x
                      12/31/05               3.75x
                      12/31/06               3.75x
                      12/31/07               3.75x
                      12/31/08               3.75x

               (ii) Senior Leverage Ratio.  Maintain at the end of each fiscal
                    ---------------------
          quarter of the Borrower ending during the year set forth below, a Senior Leverage Ratio of not more than the ratio for such year set forth below:

                     Year Ending             Ratio

                      12/31/03               3.00x
                      12/31/04               2.50x
                      12/31/05               2.50x
                      12/31/06               2.50x
                      12/31/07               2.50x
                      12/31/08               2.50x

               (iii)  Interest Coverage Ratio.  Maintain at the end of each
                      -----------------------
          fiscal quarter of the Borrower ending during the year set forth below, an Interest Coverage Ratio of not less than the ratio for such year set forth below:

                     Year Ending             Ratio

                      12/31/03               1.25x
                      12/31/04               1.50x
                      12/31/05               2.00x
                      12/31/06               2.50x
                      12/31/07               2.50x
                      12/31/08               2.50x

               (iv) Fixed Charge Coverage Ratio.  Maintain at the end of each
                    ---------------------------
          fiscal quarter of the Borrower ending during the year set forth below, a Fixed Charge Coverage Ratio of not less than the ratio for such year set forth below:

                    Year Ending              Ratio

                      12/31/03               1.25x
                      12/31/04               1.50x
                      12/31/05               1.75x
                      12/31/06               2.25x
                      12/31/07               2.50x
                      12/31/08               2.50x


                                   ARTICLE VI

                               EVENTS OF DEFAULT

     Events of Default.  If any of the following events ("Events of Default")
     -----------------
shall occur and be continuing:

          (a) (i) the Borrower shall fail to pay any principal of any Advance when the same shall become due and payable or (ii) the Borrower shall fail to pay any interest on any Advance, or any Loan Party shall fail to make any other payment under any Loan Document, in each case under this clause (ii) within three Business Days after the same becomes due and payable; or

          (b) any representation or warranty made by any Loan Party (or any of its officers) under or in connection with any Loan Document shall prove to have been incorrect in any material respect when made; or

          (c) the Borrower shall fail to perform or observe any term, covenant or agreement contained in Section 2.14, 5.01(e), (f), (i), (j), (m) (p) or (q), 5.02, 5.03 or 5.04; or

          (d) any Loan Party shall fail to perform or observe any other term, covenant or agreement contained in any Loan Document on its part to be performed or observed if such failure shall remain unremedied for 20 days after the earlier of the date on which (i) a Responsible Officer becomes aware of such failure or (ii) written notice thereof shall have been given to the Borrower by any Agent or any Lender Party; or

          (e) any Loan Party or any of its Subsidiaries shall fail to pay any principal of, premium or interest on any Debt that is outstanding in a principal amount (or, in the case of any Hedge Agreement, an Agreement Value) of at least $5 million either individually or in the aggregate (but excluding Debt outstanding hereunder) of such Loan Party or such Subsidiary (as the case may
be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt or otherwise to cause, or to permit the holder thereof to cause, such Debt to mature; or any such Debt shall be declared to be due and payable or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

          (f) any Loan Party or any of its Subsidiaries shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against any Loan Party or any of its Subsidiaries seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it) that is being diligently contested by it in good faith, either such proceeding shall remain undismissed or unstayed for a period of 60 days or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or any substantial part of its property) shall occur; or any Loan Party or any of its Subsidiaries shall take any corporate action to authorize any of the actions set forth above in this subsection (f); or

          (g) any judgment or order for the payment of money in excess of $5,000,000 shall be rendered against any Loan Party or any of its Subsidiaries and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (h) any non-monetary judgment or order shall be rendered against any Loan Party or any of its Subsidiaries that could be reasonably likely to have a Material Adverse Effect, and there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

          (i) any material provision of any Loan Document after delivery thereof pursuant to Section 3.01 or 5.01(j) shall for any reason cease to be valid and binding on or enforceable against any Loan Party party to it, or any such Loan Party shall so state in writing; or

          (j) any Collateral Document after delivery thereof pursuant to Section
3.01 or 5.01(j) shall for any reason (other than pursuant to the terms thereof) cease to create a valid and perfected first priority lien (except as permitted by the Loan Documents) on and security interest in the Collateral purported to be covered thereby; or

          (k) a Change of Control shall occur; or

          (l) any ERISA Event shall have occurred with respect to a Plan and the sum (determined as of the date of occurrence of such ERISA Event) of the Insufficiency of such Plan and the Insufficiency of any and all other Plans with respect to which an ERISA Event shall have occurred and then exist (or the liability of the Loan Parties and the ERISA Affiliates related to such ERISA Event) exceeds $5 million and is not corrected within 30 days of the occurrence of the ERISA Event; or

          (m) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that it has incurred Withdrawal Liability to such Multiemployer Plan in an amount that, when aggregated with all other amounts required to be paid to Multiemployer Plans by the Loan Parties and the ERISA Affiliates as Withdrawal Liability (determined as of the date of such notification), exceeds $5 million or requires payments exceeding $1.25 million per annum; or

          (n) any Loan Party or any ERISA Affiliate shall have been notified by the sponsor of a Multiemployer Plan that such Multiemployer Plan is in reorganization or is being terminated, within the meaning of Title IV of ERISA, and as a result of such reorganization or termination the aggregate annual contributions of the Loan Parties and the ERISA Affiliates to all Multiemployer Plans that are then in reorganization or being terminated have been or will be increased over the amounts contributed to such Multiemployer Plans for the plan years of such Multiemployer Plans immediately preceding the plan year in which such reorganization or termination occurs by an amount exceeding $1.25 million; or

          (o) an "Event of Default" (as defined in any Mortgage) shall have occurred and be continuing;

then, and in any such event, the Administrative Agent (i) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c)) and of the Issuing Bank to issue Letters of Credit to be terminated, whereupon the same shall forthwith terminate, and (ii) shall at the request, or may with the consent, of the Required Lenders, by notice to the Borrower, declare the Notes, all interest thereon and all other amounts payable under this Agreement and the other Loan Documents to be forthwith due and payable, whereupon the Notes, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Borrower; provided, however, that, in the event of an actual or deemed entry of an order for relief with respect to the Borrower under the Federal Bankruptcy Code, (x) the Commitments of each Lender Party and the obligation of each Lender Party to make Advances (other than Letter of Credit Advances by the Issuing Bank or a Working Capital Lender pursuant to Section 2.03(c), and of the Issuing Bank to issue Letters of Credit shall automatically be terminated and (y) the Notes, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Borrower.

     Actions in Respect of the Letters of Credit upon Default.  If any Event of
     --------------------------------------------------------
Default shall have occurred and be continuing, the Administrative Agent may, or shall at the request of the Required Lenders, irrespective of whether it is taking any of the actions described in Section 6.01 or otherwise, make demand upon the Borrower to, and forthwith upon such demand the Borrower will, pay to the Collateral Agent on behalf of the Lender Parties in same day funds at the Collateral Agent's office designated in such demand, for deposit in the L/C Cash Collateral Account, an amount equal to the aggregate Available Amount of all Letters of Credit then outstanding. If at any time the Administrative Agent or the Collateral Agent determines that any funds held in the L/C Cash Collateral Account are subject to any right or claim of any Person other than the Agents and the Lender Parties or that the total amount of such funds is less than the aggregate Available Amount of all Letters of Credit, the Borrower will, forthwith upon demand by the Administrative Agent or the Collateral Agent, pay to the Collateral Agent, as additional funds to be deposited and held in the L/C Cash Collateral Account, an amount equal to the excess of (a) such aggregate Available Amount over (b) the total amount of funds, if any, then held in the L/C Cash Collateral Account that the Administrative Agent or the Collateral Agent, as the case may be, determines to be free and clear of any such right and claim. Upon the drawing of any Letter of Credit for which funds are on deposit in the L/C Cash Collateral Account, such funds shall be applied to reimburse the Issuing Bank or Working Capital Lenders, as applicable, to the extent permitted by applicable law.

                                  ARTICLE VII

                                   THE AGENTS

     Authorization and Action.  Each Lender Party (in its capacities as a
     ------------------------
Lender, the Issuing Bank (if applicable) and on behalf of itself and its Affiliates as potential Hedge Banks) hereby appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under this Agreement and the other Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto. As to any matters not expressly provided for by the Loan Documents (including, without limitation, enforcement or collection of the Notes), no Agent shall be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Required Lenders, and such instructions shall be binding upon all Lender Parties and all holders of Notes; provided, however, that no Agent shall be required to take any action that exposes such Agent to personal liability or that is contrary to this Agreement or applicable law. Each Agent agrees to give to each Lender Party prompt notice of each notice given to it by the Borrower pursuant to the terms of this Agreement.

     Agents' Reliance, Etc.  Neither any Agent nor any of their respective
     ----------------------
directors, officers, agents or employees shall be liable for any action taken or omitted to be taken by it or them under or in connection with the Loan Documents, except for its or their own gross negligence or willful misconduct. Without limitation of the generality of the foregoing, each Agent: (a) may treat the payee of any Note as the holder thereof until, in the case of the Administrative Agent, the Administrative Agent receives and accepts an Assignment and Acceptance entered into by the Lender that is the payee of such Note, as assignor, and an Eligible Assignee, as assignee, or, in the case of any other Agent, such Agent has received notice from the Administrative Agent that it has received and accepted such Assignment and Acceptance, in each case as provided in Section 9.07; (b) may consult with legal counsel (including counsel for any Loan Party), independent public accountants and other experts selected by it with reasonable care and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts; (c) makes no warranty or representation to any Lender Party and shall not be responsible to any Lender Party for any statements, warranties or representations (whether written or oral) made in or in connection with the Loan Documents; (d) shall not have any duty to ascertain or to inquire as to the performance or observance of any of the terms, covenants or conditions of any Loan Document on the part of any Loan Party or to inspect the property (including the books and records) of any Loan Party; (e) shall not be responsible to any Lender Party for the due execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto; and (f) shall incur no liability under or in respect of any Loan Document by acting upon any notice, consent, certificate or other instrument or writing (which may be by telegram, telecopy or telex) believed by it to be genuine and signed or sent by the proper party or parties.

     Morgan Stanley and Affiliates.  With respect to its Commitments, the
     -----------------------------
Advances made by it and the Notes issued to it, Morgan Stanley shall have the same rights and powers under the Loan Documents as any other Lender Party and may exercise the same as though it were not an Agent; and the term "Lender Party" or "Lender Parties" shall, unless otherwise expressly indicated, include Morgan Stanley in its individual capacities. Morgan Stanley and its respective affiliates may accept deposits from, lend money to, act as trustee under indentures of, accept investment banking engagements from and generally engage in any kind of business with, any Loan Party, any of its Subsidiaries and any Person that may do business with or own securities of any Loan Party or any such Subsidiary, all as if Morgan Stanley was not an Agent and without any duty to account therefor to the Lender Parties.

     Lender Party Credit Decision.  Each Lender Party acknowledges that it has,
     ----------------------------
independently and without reliance upon any Agent or any other Lender Party and based on the financial statements referred to in Section 4.01 and such other documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender Party also acknowledges that it will, independently and without reliance upon any Agent or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement.

     Indemnification.  Each Lender Party severally agrees to indemnify each
     ---------------
Agent (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against such Agent in any way relating to or arising out of the Loan Documents or any action taken or omitted by such Agent under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from such Agent's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse each Agent promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable

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fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that such Agent is not promptly reimbursed for such costs and expenses by the Borrower.

          (a) Each Lender Party severally agrees to indemnify the Issuing Bank (to the extent not promptly reimbursed by the Borrower) from and against such Lender Party's ratable share (determined as provided below) of any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements of any kind or nature whatsoever that may be imposed on, incurred by, or asserted against the Issuing Bank in any way relating to or arising out of the Loan Documents or any action taken or omitted by the Issuing Bank under the Loan Documents; provided, however, that no Lender Party shall be liable for any portion of such liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, expenses or disbursements resulting from the Issuing Bank's gross negligence or willful misconduct as found in a final, non-appealable judgment by a court of competent jurisdiction. Without limitation of the foregoing, each Lender Party agrees to reimburse the Issuing Bank promptly upon demand for its ratable share of any costs and expenses (including, without limitation, reasonable fees and expenses of counsel) payable by the Borrower under Section 9.04, to the extent that the Issuing Bank is not promptly reimbursed for such costs and expenses by the Borrower.

          (b) For purposes of this Section 7.05, the Lender Parties' respective ratable shares of any amount shall be determined, at any time, according to the sum of (i) the aggregate principal amount of the Advances outstanding at such time and owing to the respective Lender Parties, (ii) their respective Pro Rata Shares of the aggregate Available Amount of all Letters of Credit outstanding at such time and (iii) their respective Unused Tranche A Term Commitments, Unused Tranche C Term Commitments and Unused Working Capital Commitments at such time; provided that the aggregate principal amount of Letter of Credit Advances owing to the Issuing Bank shall be considered to be owed to the Working Capital Lenders ratably in accordance with their respective Working Capital Commitments. The failure of any Lender Party to reimburse any Agent or the Issuing Bank, as the case may be, promptly upon demand for its ratable share of any amount required to be paid by the Lender Parties to such Agent or the Issuing Bank, as the case may be, as provided herein shall not relieve any other Lender Party of its obligation hereunder to reimburse such Agent or the Issuing Bank, as the case may be, for its ratable share of such amount, but no Lender Party shall be responsible for the failure of any other Lender Party to reimburse such Agent or the Issuing Bank, as the case may be, for such other Lender Party's ratable share of such amount. Without prejudice to the survival of any other agreement of any Lender Party hereunder, the agreement and obligations of each Lender Party contained in this Section 7.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under the other Loan Documents.

     Successor Agents.  Any Agent may resign as to all of the Facilities at any
     ----------------
time by giving written notice thereof to the Lender Parties and the Borrower and may be removed as to all of the Facilities at any time with or without cause by the Required Lenders. Upon any such resignation or removal, the Required Lenders shall have the right to appoint a successor Agent (subject to the Borrower's approval (at any time when no Event of Default has occurred and is continuing), which shall not be unreasonably withheld or delayed). If no successor Agent shall have been so appointed by the Required Lenders, and shall have accepted such appointment, within 30 days after the retiring Agent's giving of notice of resignation or the Required Lenders' removal of the

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

retiring Agent, then the retiring Agent may, on behalf of the Lender Parties (subject to the Borrower's approval (at any time when no Event of Default has occurred and is continuing), which shall not be unreasonably withheld or delayed), appoint a successor Agent, which shall be a commercial bank organized under the laws of the United States or of any State thereof and having a combined capital and surplus of at least $250,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent as to all of the Facilities and, in the case of a successor Collateral Agent, upon the execution and filing or recording of such financing statements, or amendments thereto, and such amendments or supplements to the Mortgages, and such other instruments or notices, as may be necessary or desirable, or as the Required Lenders may request, in order to continue the perfection of the Liens granted or purported to be granted by the Collateral Documents, such successor Agent shall succeed to and become vested with all the rights, powers, discretion, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations under the Loan Documents. If within 45 days after written notice is given of the retiring Agent's resignation or removal under this
Section 7.06 no successor Agent shall have been appointed and shall have accepted such appointment, then on such 45th day (i) the retiring Agent's resignation or removal shall become effective, (ii) the retiring Agent shall thereupon be discharged from its duties and obligations under the Loan Documents and (iii) the Required Lenders shall thereafter perform all duties of the retiring Agent under the Loan Documents until such time, if any, as the Required Lenders appoint a successor Agent as provided above. After any retiring Agent's resignation or removal hereunder as Agent as to any of the Facilities shall have become effective, the provisions of this Article VII shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent as to such Facilities under this Agreement.

                                 ARTICLE VIII

                                    GUARANTY

     Guaranty; Limitation of Liability.  (a)  Each Guarantor, jointly and
     ---------------------------------
severally, hereby absolutely, unconditionally and irrevocably guarantees the punctual payment when due, whether at scheduled maturity or on any date of a required prepayment or by acceleration, demand or otherwise, of all Obligations of each other Loan Party now or hereafter existing under or in respect of the Loan Documents (including, without limitation, any extensions, modifications, substitutions, amendments or renewals of any or all of the foregoing Obligations), whether direct or indirect, absolute or contingent, and whether for principal, interest, premiums, fees, indemnities, contract causes of action, costs, expenses or otherwise (such Obligations being the "Guaranteed Obligations"), and agrees to pay any and all expenses (including, without limitation, reasonable fees and expenses of counsel) incurred by the Administrative Agent or any other Secured Party in enforcing any rights under this Guaranty or any other Loan Document. Without limiting the generality of the foregoing, each Guarantor's liability shall extend to all amounts that constitute part of the Guaranteed Obligations and would be owed by any other Loan Party to any Secured Party under or in respect of the Loan Documents but for the fact that they are unenforceable or not allowable due to the existence of a bankruptcy, reorganization or similar proceeding involving such other Loan Party.

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

          (a) Each Guarantor, and by its acceptance of this Guaranty, the Administrative Agent and each other Secured Party, hereby confirms that it is the intention of all such Persons that this Guaranty and the Obligations of each Guarantor hereunder not constitute a fraudulent transfer or conveyance for purposes of Bankruptcy Law, the Uniform Fraudulent Conveyance Act, the Uniform Fraudulent Transfer Act or any similar foreign, federal or state law to the extent applicable to this Guaranty and the Obligations of each Guarantor hereunder. To effectuate the foregoing intention, the Administrative Agent, the other Secured Parties and the Guarantors hereby irrevocably agree that the Obligations of each Subsidiary Guarantor under this Guaranty at any time shall be limited to the maximum amount as will result in the Obligations of such Guarantor under this Guaranty not constituting a fraudulent transfer or conveyance.

          (b) Each Guarantor hereby unconditionally and irrevocably agrees that in the event any payment shall be required to be made to any Secured Party under this Guaranty or any other guaranty, such Guarantor will contribute, to the maximum extent permitted by law and the foregoing subsection (b), such amounts to each other Guarantor and each other guarantor of Obligations so as to maximize the aggregate amount paid to the Secured Parties under or in respect of the Loan Documents.

     Guaranty Absolute.  Each Guarantor guarantees that the Guaranteed
     -----------------
Obligations will be paid strictly in accordance with the terms of the Loan Documents, regardless of any law, regulation or order now or hereafter in effect in any jurisdiction affecting any of such terms or the rights of any Secured Party with respect thereto. The Obligations of each Guarantor under or in respect of this Guaranty are independent of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, and a separate action or actions may be brought and prosecuted against each Guarantor to enforce this Guaranty, irrespective of whether any action is brought against the Borrower or any other Loan Party or whether the Borrower or any other Loan Party is joined in any such action or actions. The liability of each Guarantor under this Guaranty shall be irrevocable, absolute and unconditional irrespective of, and each Guarantor hereby irrevocably waives any defenses it may now have or hereafter acquire in any way relating to, any or all of the following:

          (a) any lack of validity or enforceability of any Loan Document or any agreement or instrument relating thereto;

          (b) any change in the time, manner or place of payment of, or in any other term of, all or any of the Guaranteed Obligations or any other Obligations of any other Loan Party under or in respect of the Loan Documents, or any other amendment or waiver of or any consent to departure from any Loan Document, including, without limitation, any increase in the Guaranteed Obligations resulting from the extension of additional credit to any Loan Party or any of its Subsidiaries or otherwise;

          (c) any taking, exchange, release or non-perfection of any Collateral or any other collateral, or any taking, release or amendment or waiver of, or consent to departure from, any other guaranty, for all or any of the Guaranteed Obligations;

          (d) any manner of application of Collateral or any other collateral, or proceeds thereof, to all or any of the Guaranteed Obligations, or any manner of sale or other

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

     disposition of any Collateral or any other collateral for all or any of the Guaranteed Obligations or any other Obligations of any Loan Party under the Loan Documents or any other assets of any Loan Party or any of its Subsidiaries;

          (e) any change, restructuring or termination of the corporate structure or existence of any Loan Party or any of its Subsidiaries;

          (f) any failure of any Secured Party to disclose to any Loan Party any information relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party now or hereafter known to such Secured Party (each Guarantor waiving any duty on the part of the Secured Parties to disclose such information);

          (g) the failure of any other Person to execute or deliver this Guaranty, any Guaranty Supplement or any other guaranty or agreement or the release or reduction of liability of any Guarantor or other guarantor or surety with respect to the Guaranteed Obligations; or

          (h) any other circumstance (including, without limitation, any statute of limitations) or any existence of or reliance on any representation by any Secured Party that might otherwise constitute a defense available to, or a discharge of, any Loan Party or any other guarantor or surety.

This Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment of any of the Guaranteed Obligations is rescinded or must otherwise be returned by any Secured Party or any other Person upon the insolvency, bankruptcy or reorganization of the Borrower or any other Loan Party or otherwise, all as though such payment had not been made.

     Waivers and Acknowledgments.  (a)  Each Guarantor hereby unconditionally
     ---------------------------
and irrevocably waives promptness, diligence, notice of acceptance, presentment, demand for performance, notice of nonperformance, default, acceleration, protest or dishonor and any other notice with respect to any of the Guaranteed Obligations and this Guaranty and any requirement that any Secured Party protect, secure, perfect or insure any Lien or any property subject thereto or exhaust any right or take any action against any Loan Party or any other Person or any Collateral.

          (a) Each Guarantor hereby unconditionally and irrevocably waives any right to revoke this Guaranty and acknowledges that this Guaranty is continuing in nature and applies to all Guaranteed Obligations, whether existing now or in the future.

          (b) Each Guarantor hereby unconditionally and irrevocably waives (i) any defense arising by reason of any claim or defense based upon an election of remedies by any Secured Party that in any manner impairs, reduces, releases or otherwise adversely affects the subrogation, reimbursement, exoneration, contribution or indemnification rights of such Guarantor or other rights of such Guarantor to proceed against any of the other Loan Parties, any other guarantor or any other Person or any Collateral and (ii) any defense based on any right of set-off or counterclaim against or in respect of the Obligations of such Guarantor hereunder.

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

          (c) Each Guarantor acknowledges that the Collateral Agent may, without notice to or demand upon such Guarantor and without affecting the liability of such Guarantor under this Guaranty, foreclose under any mortgage by nonjudicial sale, and each Guarantor hereby waives any defense to the recovery by the Collateral Agent and the other Secured Parties against such Guarantor of any deficiency after such nonjudicial sale and any defense or benefits that may be afforded by applicable law.

          (d) Each Guarantor hereby unconditionally and irrevocably waives any duty on the part of any Secured Party to disclose to such Guarantor any matter, fact or thing relating to the business, condition (financial or otherwise), operations, performance, properties or prospects of any other Loan Party or any of its Subsidiaries now or hereafter known by such Secured Party.

          (e) Each Guarantor acknowledges that it will receive substantial direct and indirect benefits from the financing arrangements contemplated by the Loan Documents and that the waivers set forth in Section 8.02 and this Section
8.03 are knowingly made in contemplation of such benefits.

     Subrogation.  Each Guarantor hereby unconditionally and irrevocably agrees
     -----------
not to exercise any rights that it may now have or hereafter acquire against the Borrower, any other Loan Party or any other insider guarantor that arise from the existence, payment, performance or enforcement of such Guarantor's Obligations under or in respect of this Guaranty or any other Loan Document, including, without limitation, any right of subrogation, reimbursement, exoneration, contribution or indemnification and any right to participate in any claim or remedy of any Secured Party against the Borrower, any other Loan Party or any other insider guarantor or any Collateral, whether or not such claim, remedy or right arises in equity or under contract, statute or common law, including, without limitation, the right to take or receive from the Borrower, any other Loan Party or any other insider guarantor, directly or indirectly, in cash or other property or by set-off or in any other manner, payment or security on account of such claim, remedy or right, unless and until all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated and the Commitments shall have expired or been terminated. If any amount shall be paid to any Guarantor in violation of the immediately preceding sentence at any time prior to the latest of (a) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (b) the Termination Date and (c) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, such amount shall be received and held in trust for the benefit of the Secured Parties, shall be segregated from other property and funds of such Guarantor and shall forthwith be paid or delivered to the Administrative Agent in the same form as so received (with any necessary endorsement or assignment) to be credited and applied to the Guaranteed Obligations and all other amounts payable under this Guaranty, whether matured or unmatured, in accordance with the terms of the Loan Documents, or to be held as Collateral for any Guaranteed Obligations or other amounts payable under this Guaranty thereafter arising. If
(i) any Guarantor shall make payment to any Secured Party of all or any part of the Guaranteed Obligations, (ii) all of the Guaranteed Obligations and all other amounts payable under this Guaranty shall have been paid in full in cash, (iii) the Termination Date shall have occurred and (iv) all Letters of Credit and all Secured Hedge Agreements shall have expired or been terminated, the Secured Parties will, at such Guarantor's request and expense, execute and deliver to such Guarantor appropriate documents, without recourse and without representation or warranty, necessary to evidence the transfer by subrogation to such Guarantor of an interest in the Guaranteed Obligations and the Collateral resulting from such payment made by such Guarantor pursuant to this Guaranty.

     Guaranty Supplements.  Upon the execution and delivery by any Person of a
     --------------------
guaranty supplement in substantially the form of Exhibit H hereto (each, a "Guaranty Supplement"), (a) such Person shall be referred to as an "Additional Guarantor" and shall become and be a Guarantor hereunder, and each reference in this Guaranty to a "Guarantor" shall also mean and be a reference to such Additional Guarantor, and each reference in any other Loan Document to a "Subsidiary Guarantor" shall also mean and be a reference to such Additional Guarantor, and (b) each reference herein to "this Guaranty", "hereunder", "hereof" or words of like import referring to this Guaranty, and each reference in any other Loan Document to the "Guaranty", "thereunder", "thereof" or words of like import referring to this Guaranty, shall mean and be a reference to this Guaranty as supplemented by such Guaranty Supplement.

     Subordination.  Each Guarantor hereby subordinates any and all debts,
     -------------
liabilities and other Obligations owed to such Guarantor by each other Loan Party (the "Subordinated Obligations") to the Guaranteed Obligations to the extent and in the manner hereinafter set forth in this Section 8.06:

          (a) Prohibited Payments, Etc.  Except during the continuance of a
              ------------------------
Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor may receive regularly scheduled payments from any other Loan Party on account of the Subordinated Obligations. After the occurrence and during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), however, unless the Required Lenders otherwise agree, no Guarantor shall demand, accept or take any action to collect any payment on account of the Subordinated Obligations.

          (b) Prior Payment of Guaranteed Obligations.  In any proceeding under
              ---------------------------------------
any Bankruptcy Law relating to any other Loan Party, each Guarantor agrees that the Secured Parties shall be entitled to receive payment in full in cash of all Guaranteed Obligations (including all interest and expenses accruing after the commencement of a proceeding under any Bankruptcy Law, whether or not constituting an allowed claim in such proceeding ("Post Petition Interest")) before such Guarantor receives payment of any Subordinated Obligations.

          (c) Turn-Over.  After the occurrence and during the continuance of any
              ---------
Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), each Guarantor shall, if the Administrative Agent so requests, collect, enforce and receive payments on account of the Subordinated Obligations as trustee for the Secured Parties and deliver such payments to the Administrative Agent for application to the Guaranteed Obligations (including all Post Petition Interest), together with any necessary endorsements or other instruments of transfer, but without reducing or affecting in any manner the liability of such Guarantor under the other provisions of this Guaranty.

          (d) Administrative Agent Authorization.  After the occurrence and
              ----------------------------------
during the continuance of any Default (including the commencement and continuation of any proceeding under any Bankruptcy Law relating to any other Loan Party), the Administrative Agent is authorized and empowered (but without any obligation to so do), in its discretion, (i) in the name of each Guarantor, to collect and enforce, and, if such Guarantor fails to do so, to submit claims in respect of, Subordinated Obligations and to apply any amounts received thereon to the Guaranteed Obligations (including any and all Post Petition Interest), and (ii) to require each Guarantor (A) to collect and enforce, and to submit claims in respect of, Subordinated Obligations and (B) to pay any amounts received on such obligations to the Administrative Agent for application to the Guaranteed Obligations (including any and all Post Petition Interest).

     Continuing Guaranty; Assignments.  This Guaranty is a continuing guaranty
     --------------------------------
and shall (a) remain in full force and effect until the latest of (i) the payment in full in cash of the Guaranteed Obligations and all other amounts payable under this Guaranty, (ii) the Termination Date and (iii) the latest date of expiration or termination of all Letters of Credit and all Secured Hedge Agreements, (b) be binding upon the Guarantor, its successors and assigns and
(c) inure to the benefit of and be enforceable by the Secured Parties and their successors, transferees and assigns. Without limiting the generality of clause
(c) of the immediately preceding sentence, any Secured Party may assign or otherwise transfer all or any portion of its rights and obligations under this Agreement (including, without limitation, all or any portion of its Commitments, the Advances owing to it and the Note or Notes held by it) to any other Person, and such other Person shall thereupon become vested with all the benefits in respect thereof granted to such Secured Party herein or otherwise, in each case as and to the extent provided in Section 9.07. No Guarantor shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Secured Parties.

                                   ARTICLE IX

                                 MISCELLANEOUS

     Amendments, Etc.  No amendment or waiver of any provision of this Agreement
     ---------------
or the Notes or any other Loan Document, nor consent to any departure by any Loan Party therefrom, shall in any event be effective unless the same shall be in writing and signed (or, in the case of the Collateral Documents, consented to) by the Required Lenders and, in the case of an amendment, by the Borrower, and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that (a) no amendment, waiver or consent shall, unless in writing and signed by all of the Lenders (other than any Lender Party that is, at such time, a Defaulting Lender), do any of the following at any time: (i) waive any of the conditions specified in Section 3.01 or, in the case of the Initial Extension of Credit,
Section 3.02, (ii) change the number of Lenders or the percentage of (x) the Commitments, (y) the aggregate unpaid principal amount of the Advances or (z) the aggregate Available Amount of outstanding Letters of Credit that, in each case, shall be required for the Lenders or any of them to take any action hereunder, (iii) reduce or limit the obligations of any Guarantor under Section
8.01 or reduce or limit the obligations of either Alliance under Section 1 of the Alliance Guaranty or release any Guarantor or otherwise limit any Guarantor's liability with respect to the Obligations owing to the Agents and the Lender Parties (other than, to the extent permitted under the Subsidiary Guaranty), (iv) release all or substantially all of the Collateral in any transaction or series of related transactions or permit the creation, incurrence, assumption or existence of any Lien on all or substantially all of the Collateral in any transaction or series of related transactions to secure any Obligations other than Obligations owing to the Secured Parties under the Loan Documents, or (v) amend this Section 9.01 and (b) no amendment, waiver or consent shall, unless in writing and signed by the Required Lenders and each Lender (other than any Lender that is, at such time, a Defaulting Lender) that has a Commitment under either Term Facility or Working Capital Facility if such Lender is directly affected by such amendment, waiver or consent, (i) increase the Commitments of such Lender or subject such Lender to any additional obligations, (ii) reduce the principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender, (iii) postpone any date fixed for any payment of principal of, or interest on, the Notes held by such Lender or any fees or other amounts payable hereunder to such Lender or (iv) change the order of application of any prepayment set forth in Section 2.06 in any manner that materially affects such Lender; provided further that no amendment, waiver or consent shall, unless in writing and signed by the Issuing Bank in addition to the Lenders required above to take such action, affect the rights or obligations of the Issuing Bank under this Agreement; and provided further that no amendment, waiver or consent shall, unless in writing and signed by an Agent in addition to the Lenders required above to take such action, affect the rights or duties of such Agent under this Agreement or the other Loan Documents; provided further that this Agreement may be amended and restated with the consent of the Borrower and the Administrative Agent to include a $5 million swing line facility on customary terms and conditions (including, without limitation, the purchase by each Working Capital Lender of its pro rata share of an outstanding advance under the swing line facility).

     Notices, Etc.  All notices and other communications provided for hereunder
     -------------
shall be in writing (including telegraphic, telecopy or telex communication) and mailed, telegraphed, telecopied, telexed or delivered, if to the Borrower, at its address at 401 Spring Lane, Suite 300, Waynesboro, VA 22980, Attention:
Michael Moneymaker; if to any Initial Lender or the Initial Issuing Bank, at its Domestic Lending Office specified opposite its name on Schedule I hereto; if to any other Lender Party, at its Domestic Lending Office specified in the Assignment and Acceptance pursuant to which it became a Lender Party; if to the Collateral Agent or Administrative Agent, at its address at 1585 Broadway, New York, NY 10036, Attention: James Morgan; or, as to any party, at such other address as shall be designated by such party in a written notice to the other parties. All such notices and communications shall, when mailed, telegraphed, telecopied or telexed, be effective three Business Days after being deposited in the U.S. mails, when delivered to the telegraph company, transmitted by telecopier or confirmed by telex answerback, respectively, except that notices and communications to any Agent pursuant to Article II, III or VII shall not be effective until received by such Agent. Manual delivery by telecopier of an executed counterpart of any amendment or waiver of any provision of this Agreement or the Notes or of any Exhibit hereto to be executed and delivered hereunder shall be effective as delivery of an original executed counterpart thereof.

     No Waiver; Remedies.  No failure on the part of any Lender Party or any
     -------------------
Agent to exercise, and no delay in exercising, any right hereunder or under any Note shall operate as a waiver thereof; nor shall any single or partial exercise of any such right preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

     Costs and Expenses.    The Borrower agrees to pay on demand (i) all costs
     ------------------
and expenses of the Administrative Agent incurred in good faith in connection with the preparation, execution, delivery, administration, modification and amendment of the Loan Documents (including, without limitation, (A) all due diligence, collateral review, syndication, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and (B) the reasonable fees and expenses of counsel for the Administrative Agent with respect thereto, with respect to advising such Agent as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under the Loan Documents, with respect to negotiations with any Loan Party or with other creditors of any Loan Party or any of its Subsidiaries arising out of any Default or any events or circumstances that may give rise to a Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto of which any Loan Party is the subject), (ii) reasonable review costs (including reasonable fees and expenses of counsel) of the other Agents in connection with this Agreement and each amendment, modification or waiver hereunder and (iii) all costs and expenses of each Agent and each Lender Party in connection with the enforcement of the Loan Documents, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Administrative Agent and each Lender Party with respect thereto).

          (a) The Borrower agrees to indemnify and hold harmless each Agent, each Lender Party and each of their Affiliates and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or asserted or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) (i) the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated thereby, including, without limitation, any acquisition or proposed acquisition (including, without limitation, the Acquisition and any of the other transactions contemplated by the Transaction Documents) by the Borrower or any of its Subsidiaries or Affiliates of all or any portion of the Equity Interests in or Debt securities or substantially all of the Acquired Properties or (ii) the actual or alleged presence of Hazardous Materials on any property of any Loan Party or any of its Subsidiaries or any Environmental Action relating in any way to any Loan Party or any of its Subsidiaries, except to the extent such claim, damage, loss, liability or expense is found in a final, non-appealable judgment by a court of competent jurisdiction to have resulted from such Indemnified Party's gross negligence or willful misconduct. In the case of an investigation, litigation or other proceeding to which the indemnity in this
Section 9.04(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnified Party or any Indemnified Party is otherwise a party thereto and whether or not the transactions contemplated by the Transaction Documents are consummated. The Borrower also agrees not to assert any claim against any Agent, any Lender Party or any of their Affiliates, or any of their respective officers, directors, employees, attorneys and agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Facilities, the actual or proposed use of the proceeds of the Advances or the Letters of Credit, the Transaction Documents or any of the transactions contemplated by the Transaction Documents.

          (b) If any payment of principal of, or Conversion of, any Eurodollar Rate Advance is made by the Borrower to or for the account of a Lender Party other than on the last day of the Interest Period for such Advance, as a result of a payment or Conversion pursuant to Section 2.06, 2.09(b)(i) or 2.10(d), acceleration of the maturity of the Notes pursuant to Section 6.01 or for any other reason, or by an Eligible Assignee to a Lender Party other than on the last day of the Interest Period for such Advance upon an assignment of rights and obligations under this Agreement pursuant to Section 9.07 as a result of a demand by the Borrower pursuant to Section 9.07(a), or if the Borrower fails to make any payment or prepayment of an Advance for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to
Section 2.04, 2.06 or 6.01 or otherwise, the Borrower shall, upon demand by such Lender Party (with a copy of such demand to the Administrative Agent), pay to the Administrative Agent for the account of such Lender Party any amounts required to compensate such Lender Party for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or Conversion or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by any Lender Party to fund or maintain such Advance.

          (c) If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it under any Loan Document, including, without limitation, fees and expenses of counsel and indemnities, such amount may be paid on behalf of such Loan Party by the Administrative Agent or any Lender Party, in its sole discretion.

          (d) Without prejudice to the survival of any other agreement of any Loan Party hereunder or under any other Loan Document, the agreements and obligations of the Borrower contained in Sections 2.10 and 2.12 and this Section
9.04 shall survive the payment in full of principal, interest and all other amounts payable hereunder and under any of the other Loan Documents.

     Right of Set-off.  Upon (a) the occurrence and during the continuance of
     ----------------
any Event of Default and (b) the making of the request or the granting of the consent specified by Section 6.01 to authorize the Administrative Agent to declare the Notes due and payable pursuant to the provisions of Section 6.01, each Agent and each Lender Party and each of their respective Affiliates is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and otherwise apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Agent, such Lender Party or such Affiliate to or for the credit or the account of the Borrower against any and all of the Obligations of the Borrower now or hereafter existing under the Loan Documents, irrespective of whether such Agent or such Lender Party shall have made any demand under this Agreement or such Note or Notes and although such obligations may be unmatured. Each Agent and each Lender Party agrees promptly to notify the Borrower after any such set-off and application; provided, however, that the failure to give such notice shall not affect the validity of such set-off and application. The rights of each Agent and each Lender Party and their respective Affiliates under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) that such Agent, such Lender Party and their respective Affiliates may have.

     Binding Effect.  This Agreement shall become effective when it shall have
     --------------
been executed by the Borrower and each Agent and the Administrative Agent shall have been notified by each Initial Lender and the Initial Issuing Bank that such Initial Lender and the Initial Issuing Bank has executed it and thereafter shall be binding upon and inure to the benefit of the Borrower, each Agent and each Lender Party and their respective successors and assigns, except that the Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender Parties.

     Assignments and Participations.  Each Lender may and, so long as no Event
     ------------------------------
of Default shall have occurred and be continuing, if demanded by the Borrower (following a demand by such Lender pursuant to Section 2.10 or 2.12) upon at least five Business Days' notice to such Lender and the Administrative Agent, will assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitment or Commitments, the Advances owing to it and the Note or Notes held by it); provided, however, that (i) each such assignment shall be of a uniform, and not a varying, percentage of all rights and obligations under and in respect of one or more of the Facilities, (ii) except in the case of an assignment to a Person that, immediately prior to such assignment, was a Lender, an Affiliate of any Lender or an Approved Fund of any Lender or an assignment of all of a Lender's rights and obligations under this Agreement, the aggregate amount of the Commitments being assigned to such Eligible Assignee pursuant to such assignment (determined as of the date of the Assignment and Acceptance with respect to such assignment) shall in no event be less than $1 million, (iii) each such assignment shall be to an Eligible Assignee, and (iv) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance, together with any Note or Notes subject to such assignment.

          (a) Upon such execution, delivery, acceptance and recording, from and after the effective date specified in such Assignment and Acceptance, (i) the assignee thereunder shall be a party hereto and, to the extent that rights and obligations hereunder have been assigned to it pursuant to such Assignment and Acceptance, have the rights and obligations of a Lender or Issuing Bank, as the case may be, hereunder and (ii) the Lender or Issuing Bank assignor thereunder shall, to the extent that rights and obligations hereunder have been assigned by it pursuant to such Assignment and Acceptance, relinquish its rights (other than its rights under Sections 2.10, 2.12 and 9.04 to the extent any claim thereunder relates to an event arising prior to such assignment) and be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the remaining portion of an assigning Lender's or Issuing Bank's rights and obligations under this Agreement, such Lender or Issuing Bank shall cease to be a party hereto).

          (b) By executing and delivering an Assignment and Acceptance, each Lender Party assignor thereunder and each assignee thereunder confirm to and agree with each other and the other parties thereto and hereto as follows: (i) other than as provided in such Assignment and Acceptance, such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with any Loan Document or the execution, legality, validity, enforceability, genuineness, sufficiency or value of, or the perfection or priority of any lien or security interest created or purported to be created under or in connection with, any Loan Document or any other instrument or document furnished pursuant thereto;
(ii) such assigning Lender Party makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Loan Party or the performance or observance by any Loan Party of any of its obligations under any Loan Document or any other instrument or document furnished pursuant thereto; (iii) such assignee confirms that it has received a copy of this Agreement, together with copies of the financial statements referred to in
Section 4.01 and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Acceptance; (iv) such assignee will, independently and without reliance upon any Agent, such assigning Lender Party or any other Lender Party and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement; (v) such assignee confirms that it is an Eligible Assignee; (vi) such assignee appoints and authorizes each Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Loan Documents as are delegated to such Agent by the terms hereof and thereof, together with such powers and discretion as are reasonably incidental thereto; and (vii) such assignee agrees that it will perform in accordance with their terms all of the obligations that by the terms of this Agreement are required to be performed by it as a Lender or Issuing Bank, as the case may be.

          (c) The Administrative Agent, acting for this purpose (but only for this purpose) as the agent of the Borrower, shall maintain at its address referred to in Section 9.02 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lender Parties and the Commitment under each Facility of, and principal amount of the Advances owing under each Facility to, each Lender Party from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Agents and the Lender Parties shall treat each Person whose name is recorded in the Register as a Lender Party hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower or any Agent or any Lender Party at any reasonable time and from time to time upon reasonable prior notice.

          (d) Upon its receipt of an Assignment and Acceptance executed by an assigning Lender Party and an assignee, together with any Note or Notes subject to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of Exhibit C hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the Borrower and each other Agent. In the case of any assignment by a Lender, within five Business Days after its receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Administrative Agent in exchange for the surrendered Note or Notes a new Note to the order of such Eligible Assignee in an amount equal to the Commitment assumed by it under each Facility pursuant to such Assignment and Acceptance and, if any assigning Lender has retained a Commitment hereunder under such Facility, a new Note to the order of such assigning

Lender in an amount equal to the Commitment retained by it hereunder. Such new Note or Notes shall be in an aggregate principal amount equal to the aggregate principal amount of such surrendered Note or Notes, shall be dated the effective date of such Assignment and Acceptance and shall otherwise be in substantially the form of Exhibit A-1, A-2 or A-3 hereto, as the case may be.

          (e) The Issuing Bank may assign to an Eligible Assignee all of its rights and obligations under the undrawn portion of its Letter of Credit Commitment at any time; provided, however, that (i) each such assignment shall be to an Eligible Assignee and (ii) the parties to each such assignment shall execute and deliver to the Administrative Agent, for its acceptance and recording in the Register, an Assignment and Acceptance.

          (f) Each Lender Party may sell participations to one or more Persons (other than any Loan Party or any of its Affiliates) in or to all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Commitments, the Advances owing to it and the Note or Notes (if any) held by it); provided, however, that (i) such Lender Party's obligations under this Agreement (including, without limitation, its Commitments) shall remain unchanged, (ii) such Lender Party shall remain solely responsible to the other parties hereto for the performance of such obligations,
(iii) such Lender Party shall remain the holder of any such Note for all purposes of this Agreement, (iv) the Borrower, the Agents and the other Lender Parties shall continue to deal solely and directly with such Lender Party in connection with such Lender Party's rights and obligations under this Agreement and (v) no participant under any such participation shall have any right to approve any amendment or waiver of any provision of any Loan Document, or any consent to any departure by any Loan Party therefrom, except to the extent that such amendment, waiver or consent would reduce the principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, postpone any date fixed for any payment of principal of, or interest on, the Notes or any fees or other amounts payable hereunder, in each case to the extent subject to such participation, or release all or substantially all of the Collateral.

          (g) Any Lender Party may, in connection with any assignment or participation or proposed assignment or participation pursuant to this Section 9.07, disclose to the assignee or participant or proposed assignee or participant any information relating to the Borrower furnished to such Lender Party by or on behalf of the Borrower; provided, however, that, prior to any such disclosure, the assignee or participant or proposed assignee or participant shall agree to preserve the confidentiality of any Confidential Information received by it from such Lender Party.

          (h) Notwithstanding any other provision set forth in this Agreement, any Lender Party may at any time create a security interest in all or any portion of its rights under this Agreement (including, without limitation, the Advances owing to it and the Note or Notes held by it) in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

     Execution in Counterparts. This Agreement may be executed in any number of
     -------------------------
counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Manual delivery of an executed counterpart of a signature page to this Agreement by telecopier shall be effective as delivery of an original executed counterpart of this Agreement.

     No Liability of the Issuing Bank. The Borrower assumes all risks of the
     --------------------------------
acts or omissions of any beneficiary or transferee of any Letter of Credit with respect to its use of such Letter of Credit. Neither the Issuing Bank nor any of its officers or directors shall be liable or responsible for: (a) the use that may be made of any Letter of Credit or any acts or omissions of any beneficiary or transferee in connection therewith; (b) the validity, sufficiency or genuineness of documents, or of any endorsement thereon, even if such documents should prove to be in any or all respects invalid, insufficient, fraudulent or forged; (c) payment by the Issuing Bank against presentation of documents that do not comply with the terms of a Letter of Credit, including failure of any documents to bear any reference or adequate reference to the Letter of Credit; or (d) any other circumstances whatsoever in making or failing to make payment under any Letter of Credit, except that the Borrower shall have a claim against the Issuing Bank, and the Issuing Bank shall be liable to the Borrower, to the extent of any direct, but not consequential, damages suffered by the Borrower that the Borrower proves were caused by (i) the Issuing Bank's willful misconduct or gross negligence as determined in a final, non-appealable judgment by a court of competent jurisdiction in determining whether documents presented under any Letter of Credit comply with the terms of the Letter of Credit or (ii) the Issuing Bank's willful failure to make lawful payment under a Letter of Credit after the presentation to it of a draft and certificates strictly complying with the terms and conditions of the Letter of Credit. In furtherance and not in limitation of the foregoing, the Issuing Bank may accept documents that appear on their face to be in order, without responsibility for further investigation, regardless of any notice or information to the contrary.

     Confidentiality.  Neither any Agent nor any Lender Party shall disclose any
     ---------------
Confidential Information to any Person without the consent of the Borrower, other than (a) to such Agent's or such Lender Party's Affiliates and their officers, directors, employees, agents and advisors, (b) to actual or prospective Eligible Assignees and participants, and then only on a confidential basis, (c) as required by any law, rule or regulation or judicial process, (d) as requested or required by any state, Federal or foreign authority or examiner regulating such Lender Party and (e) to any rating agency when required by it, provided that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Confidential Information relating to the Loan Parties received by it from such Lender Party.

     RTFC Special Provisions. (a)  On the date of any Tranche C Term Advance by
     ------------------------
RTFC, the Borrower shall purchase from RTFC, with the Borrower's general funds, RTFC Certificates in the principal amount of ten percent (10%) of any such Tranche C Term Advance. RTFC Certificates shall bear no interest, be non-amortizing, shall mature and be redeemed in full on the date RTFC, and any Eligible Assignee of RTFC, is repaid in full for all amounts due under this Agreement, including all principal, interest, fees and any other amounts due to RTFC, or any Eligible Assignee, with respect to any Borrowings, and the Borrower has no further right to any RTFC Advance under this Credit Agreement.

          (b) No Patronage Capital distributions shall be made to the Borrower with respect to the Borrowings in which RTFC participates. The Borrower hereby waives any right it may have to claim or receive any such Patronage Capital Distributions.

     Release of Collateral.  Upon the sale, lease, transfer or other disposition
     ---------------------
of any item of Collateral of any Loan Party (including, without limitation, as a result of the sale, in accordance with the terms of the Loan Documents, of the Loan Party that owns such Collateral) in accordance with the terms of the Loan Documents, the Collateral Agent will, at the Borrower's expense, execute and deliver to such Loan Party such documents as such Loan Party may reasonably request to evidence the release of such item of Collateral from the assignment and security interest granted under the Collateral Documents in accordance with the terms of the Loan Documents.

     Jurisdiction, Etc. Each of the parties hereto hereby irrevocably and
     ------------------
unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or Federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that any party may otherwise have to bring any action or proceeding relating to this Agreement or any of the other Loan Documents in the courts of any jurisdiction.

          (a) Each of the parties hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any of the other Loan Documents to which it is a party in any New York State or Federal court. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

     Governing Law.  This Agreement and the Notes shall be governed by, and
     -------------
construed in accordance with, the laws of the State of New York.

     Waiver of Jury Trial.  Each of the Borrower, the Agents and the Lender
     --------------------
Parties irrevocably waives all right to trial by jury in any action, proceeding or counterclaim (whether based on contract, tort or otherwise) arising out of or relating to any of the Loan Documents, the Advances or the actions of any Agent or any Lender Party in the negotiation, administration, performance or enforcement thereof.

             [THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their respective officers thereunto duly authorized, as of the date first above written.


                                   CFW COMMUNICATIONS COMPANY
                                        as Borrower

                                   By_____________________________________
                                     Title:

                                   CFW CABLE INC.
                                        as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:

                                   CFW CABLE OF VIRGINIA INC.
                                        as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:

                                   CFW CORNERSTONE, INC.
                                        as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:

                                   CFW COMMUNICATIONS SERVICES INC.
                                        as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:




                                   CFW LICENSES INC.
                                        as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:



                                   CFW PCS INC.
                                        as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:



                                   CFW WIRELESS INC.
                                       as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:



                                   CFW NETWORK INC.
                                        as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:

                                   CFW TELEPHONE INC.
                                        as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:


                                   NA COMMUNICATIONS, INC.
                                        as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:


                                   NETACCESS, INC.
                                       as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:


                                   VIRGINIA RSA 6 CELLULAR LIMITED
                                   PARTNERSHIP
                                        as Subsidiary Guarantor


                                   By_____________________________________
                                     Title:



                                   MORGAN STANLEY SENIOR FUNDING, INC.,
                                       as Administrative Agent

                                   By_____________________________________
                                     Title:

                                   MORGAN STANLEY & CO. INCORPORATED,
                                       as Collateral Agent

                                   By_____________________________________
                                     Title:


                                   Initial Issuing Bank


                                   MORGAN STANLEY SENIOR FUNDING, INC.

                                   By_____________________________________
                                     Title:



                                   Initial Lenders

                                   MORGAN STANLEY SENIOR FUNDING, INC.

                                   By_____________________________________
                                     Title:


                                   FIRST UNION NATIONAL BANK


                                   By_____________________________________
                                     Title:


                                   SUNTRUST BANK


                                   By_____________________________________
                                     Title:


                                   BANK OF AMERICA, N.A.

                                   By_____________________________________
                                     Title:


                                   BRANCH BANKING AND TRUST COMPANY



                                   By_____________________________________
                                     Title:


                                   RURAL TELEPHONE FINANCE
                                   COOPERATIVE


                                   By_____________________________________
                                     Title:


                                   IBM CREDIT CORPORATION


                                   By_____________________________________
                                     Title:

                                   FOOTHILL INCOME TRUST II, L.P.


                                   By_____________________________________
                                     Title:


                                   GENERAL ELECTRIC CAPITAL
                                   CORPORATION



                                   By_____________________________________
                                     Title: